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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                     COLLABORATIVE CLINICAL RESEARCH, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                     COLLABORATIVE CLINICAL RESEARCH, INC.
                            20600 CHAGRIN BOULEVARD
                             CLEVELAND, OHIO 44122
                                 (216) 491-9930

                                 March 17, 1999

To Our Shareholders:

     You are cordially invited to attend a Special Meeting of the Shareholders of Collaborative Clinical Research, Inc., to be held on Wednesday, April 14, 1999 at 10:00 a.m., local time, at The National City Bank Auditorium, Fourth Floor, Atrium Building, 1900 East Ninth Street, Cleveland, Ohio.

     At the Special Meeting, you will be asked to vote on a proposal to approve an agreement relating to the sale of the Company's clinical business, dated December 21, 1998, between Collaborative Clinical Research, Inc. and The West Company, Incorporated. If the agreement is approved, you will also be asked to vote on a proposal to approve an amendment to the Company's Articles of Incorporation to change the name of the Company from Collaborative Clinical Research, Inc. to DataTRAK International, Inc. Finally, you will be asked to approve an amendment to the Company's Amended and Restated 1996 Outside Directors Stock Option Plan.

     Your Board of Directors has unanimously approved the agreement, the change of the Company's name and the amendment to the stock option plan, and urges you to vote in favor of each of these proposals.

     The attached materials consist of a Notice of Meeting of Shareholders and a Proxy Statement describing the sale of the clinical business, the background of the transaction and the terms of the agreement between the Company and The West Company. You are urged to read all of these materials carefully.

     The Board of Directors of Collaborative has fixed the close of business on March 3, 1999 as the record date for the Special Meeting. Only shareholders of record on that date are entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof.

     It is important that your shares be represented at the Special Meeting. For that reason, we ask that you promptly sign, date and mail the enclosed proxy card in the return envelope provided. Shareholders who attend the Special Meeting may revoke their proxies and vote in person.

                                          Very truly yours,
                                          /s/ Dr. Jeffrey A. Green

                                          Dr. Jeffrey A. Green
                                          President and Chief Executive Officer

                     COLLABORATIVE CLINICAL RESEARCH, INC.
                            20600 CHAGRIN BOULEVARD
                             CLEVELAND, OHIO 44122
                                 (216) 491-9930

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                   TO BE HELD AT 10:00 A.M. ON APRIL 14, 1999

                            ------------------------

     NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the "Special Meeting") of Collaborative Clinical Research, Inc. ("Collaborative" or the "Company") will be held at The National City Bank Auditorium, Fourth Floor, Atrium Building, 1900 East Ninth Street, on April 14, 1999, at 10:00 a.m., local time, for the following purposes:

          1. To consider and act upon a proposal to authorize, approve and adopt an asset purchase agreement (the "Agreement"), dated December 21, 1998, by and between Collaborative, DataTRAK, Inc., GFI Pharmaceutical Services, Inc., Collaborative Holdings, Inc. and The West Company, Incorporated ("West"), pursuant to which Collaborative will sell all of the assets of its clinical business to West upon the terms set forth in the Agreement (the "Proposed Sale");

          2. Subject to the approval of the Agreement and the closing of the Proposed Sale, to consider and act upon a proposal to authorize, approve and adopt an amendment to the Company's Fifth Amended and Restated Articles of Incorporation to change the name of the Company from Collaborative Clinical Research, Inc. to DataTRAK International, Inc.;

          3. To consider and act upon a proposal to authorize, approve and adopt an amendment to the Company's Amended and Restated 1996 Outside Directors Stock Option Plan, as amended; and

          4. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting.

     Holders of common shares of record at the close of business on March 3, 1999 are entitled to receive notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

     Approval of the Agreement and the amendment to the Company's Articles of Incorporation changing the name of the Company requires the affirmative vote of the holders of a majority of the outstanding common shares of Collaborative entitled to vote at the Special Meeting. Approval of the amendment to the Company's Amended and Restated 1996 Outside Directors Stock Option Plan requires the affirmative vote of the holders of a majority of the outstanding common shares of the Company present, in person or by proxy, and entitled to vote at the Special Meeting.

     THE BOARD OF DIRECTORS OF COLLABORATIVE UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AGREEMENT, FOR APPROVAL OF THE CHANGE OF THE COMPANY'S NAME AND FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 1996 OUTSIDE DIRECTORS STOCK OPTION PLAN.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          Thomas F. McKee
                                          Secretary

Cleveland, Ohio
March 17, 1999

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
INTRODUCTION................................................    1
WHERE YOU CAN FIND MORE INFORMATION.........................    2
INFORMATION ABOUT FORWARD-LOOKING STATEMENTS................    2
SUMMARY.....................................................    3
  The Special Meeting.......................................    3
  The Sale of the Clinical Business.........................    3
  Consideration to be Received by Collaborative; Use of
     Proceeds...............................................    3
  Interests of Certain Persons in the Proposed Sale.........    3
  Required Vote and Record Date.............................    4
  Recommendation of the Board of Directors..................    4
  Opinion of Financial Advisor..............................    4
  Conditions to the Closing.................................    4
  The Closing...............................................    4
  Accounting Treatment of the Proposed Sale.................    4
  Certain Federal Income Tax Consequences of the Proposed
     Sale...................................................    4
  Appraisal Rights..........................................    4
  Selected Consolidated Financial Data......................    5
  Pro Forma Financial Data..................................    6
THE MEETING.................................................    9
  Time, Date and Place......................................    9
  Business to be Conducted..................................    9
  Proxies; Voting and Revocation............................    9
  Vote Required and Record Date.............................    9
  Other Matters.............................................   10
PROPOSAL TO APPROVE THE SALE OF THE CLINICAL BUSINESS.......   11
  Description of the Business...............................   11
  Use of Proceeds; Plans for Future Operations after the
     Proposed Sale..........................................   12
  The West Company, Incorporated............................   12
  Background of the Proposed Sale...........................   12
  Reasons for the Proposed Sale.............................   14
  Opinion of Financial Advisor..............................   15
  Positive and Negative Aspects of the Proposed Sale........   18
  Interests of Certain Persons in the Proposed Sale.........   19
  Description of the Agreement and the Proposed Sale........   20
     Purchase Price.........................................   20
     The Closing............................................   21
     Acquired Assets and Assumed Liabilities................   21
     Representations and Warranties.........................   21
     Conditions to the Proposed Sale........................   22
     Non-Solicitation Provisions............................   22
     Covenants Pending the Closing..........................   22
     Indemnification........................................   23

                                                              PAGE
                                                              ----
     Termination............................................   23
     Non-Competition Agreement..............................   23
  Expected Gain from Proposed Sale; Certain Federal Income
     Tax Consequences.......................................   24
  Accounting Treatment......................................   24
  Recommendation; Required Vote.............................   24
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................   25
  General...................................................   25
     Clinical Business......................................   25
     DataTRAK Business......................................   26
  Results of Operations.....................................   27
     Year ended December 31, 1998 Compared with Year ended
      December 31, 1997.....................................   28
       Clinical Business....................................   28
       DataTRAK Business....................................   29
       Other Corporate Items................................   29
     Year ended December 31, 1997 Compared with Year ended
      December 31, 1996.....................................   30
       Clinical Business....................................   30
       DataTRAK Business....................................   31
       Other Corporate Items................................   31
  Liquidity and Capital Resources...........................   31
  Year 2000 Readiness Disclosure............................   33
  Inflation.................................................   34
  Forward-Looking Statements................................   34
DESCRIPTION OF THE BUSINESS.................................   35
  The Company...............................................   35
     Overview of the Clinical Research Industry.............   35
     Employees..............................................   35
     Properties.............................................   35
  DataTRAK..................................................   35
     General................................................   35
     DataTRAK Software and Services.........................   36
     Customers and Marketing................................   36
     Contracting and Backlog................................   37
     Competition............................................   37
     Regulatory Matters.....................................   38
     Potential Liability and Insurance......................   38
     Patents and Trademarks.................................   38
  The Clinical Business.....................................   38
     The Affiliated Site Network............................   39
     GFI Pharmaceutical Services............................   39
     WCE Clinical Evaluations...............................   39
     Customers and Marketing................................   39
     Contracting and Backlog................................   40
     Competition............................................   40

                                                              PAGE
                                                              ----
SHAREHOLDERS' APPRAISAL RIGHTS..............................   41
  No Vote in Favor of the Agreement.........................   41
  Delivery of Written Demand................................   41
  Complaint to be Filed in Court............................   42
PROPOSAL TO APPROVE AN AMENDMENT TO THE ARTICLES OF
  INCORPORATION TO CHANGE THE NAME OF THE COMPANY...........   43
  Certain Effects of the Proposed Amendment.................   43
  Recommendation; Required Vote.............................   43
PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S AMENDED
  AND RESTATED 1996 OUTSIDE DIRECTORS STOCK OPTION PLAN.....   44
  General Plan Information..................................   44
  The Amendment.............................................   44
  Administration............................................   45
  Securities To Be Offered..................................   45
  Option Provisions.........................................   45
     Automatic Awards.......................................   45
     Option Price...........................................   46
     Period of Option.......................................   46
     Vesting of Options.....................................   46
     Limitations on Exercise and Transfer of Options........   46
     Conditions Governing Exercise of Option................   47
     Termination of Directorship............................   47
  Income Tax Treatment......................................   47
  Recommendation; Required Vote.............................   47
COMPENSATION OF DIRECTORS...................................   48
EXECUTIVE OFFICER COMPENSATION..............................   49
  Summary Compensation......................................   49
  Option Exercises and Fiscal Year-End Option Values........   50
  Employment Agreements.....................................   50
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.....   54
  General...................................................   54
  Compensation Philosophy...................................   54
  1998 Compensation Decisions...............................   54
  President and Chief Executive Officer Compensation........   55
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION.............................................   55
PERFORMANCE CHART...........................................   56
MARKET FOR THE COMPANY'S COMMON SHARES AND RELATED
  SHAREHOLDER MATTERS.......................................   57
SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT......   58
OTHER MATTERS...............................................   60
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS..................  F-1
Appendix A -- Asset Purchase Agreement
Appendix B -- Opinion of McDonald Investments, Inc.
Appendix C -- Ohio General Corporal Law Section 1701.85
Appendix D -- Certificate of Amendment
Appendix E -- Amendment No. 2 to the Plan

                     COLLABORATIVE CLINICAL RESEARCH, INC.
                            ------------------------
                                PROXY STATEMENT
                            MAILED ON MARCH 17, 1999
                            ------------------------

                        SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 14, 1999

                                  INTRODUCTION

     This Proxy Statement is being furnished to the holders of Common Shares of Collaborative Clinical Research, Inc. It is being used to solicit proxies on behalf of the Board of Directors of the Company to be voted at a Special Meeting of Shareholders to be held at 10:00 a.m. at The National City Bank Auditorium, Fourth Floor, Atrium Building, 1900 East Ninth Street, on April 14, 1999.

     You may vote in favor of, against or abstain from voting on the proposals and should specify your choice on the enclosed form of proxy. You may revoke a proxy that you deliver by notifying the Secretary of the Company in writing of your decision to revoke it. You may also revoke a proxy by delivering a later dated proxy or by attending the Special Meeting and voting in person. If you deliver a properly executed proxy and do not revoke it, it will be voted at the Special Meeting as you direct.

     If you do not instruct us in your proxy as to how you want your shares voted, your shares will be voted "FOR" the approval and adoption of the proposals. We need the affirmative vote of at least a majority of the Common Shares outstanding as of the record date in order to approve the agreement between Collaborative and West and to approve the change of Collaborative's name to DataTRAK International, Inc. With respect to the approval of the amendment to the Company's 1996 Outside Directors Stock Option Plan, we need the affirmative vote of at least a majority of the outstanding Common Shares that are present, in person or by proxy, and entitled to vote at the Special Meeting.

     The Company is paying for this solicitation. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the beneficial owners of shares held in their name, and the Company will reimburse them for their out-of-pocket expenses in connection therewith. Directors, officers and management employees of the Company may, without additional compensation, solicit proxies by telephone, mail and personal interview.

     Only holders of record of Common Shares of the Company at the close of business on March 3, 1999, are entitled to vote at the Special Meeting or adjournments thereof. Each holder of record on the record date is entitled to one vote for each Common Share that it holds. On March 3, 1999, there were 6,430,872 Common Shares of the Company issued and outstanding. A majority of the outstanding shares will constitute a quorum at the Special Meeting. In voting on the proposals, votes may be cast in favor, against or abstained. Under applicable Ohio law, if a broker, custodian or fiduciary returns a proxy and has not voted on a certain proposal, such broker non-votes are counted as present for purposes of determining the presence of a quorum.

     With respect to the proposal to approve the agreement between Collaborative and West and the proposal to change the Company's name, abstentions and broker non-votes will have the same effect as a vote against such proposals. With respect to the proposal to amend the Company's 1996 Outside Directors Stock Option Plan, abstentions will have the same effect as a vote against such proposal. However, because shares represented as broker non-votes are not regarded as being present and entitled to vote on this proposal, broker non-votes will have no effect on the outcome of such proposal.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the following SEC locations:

Public Reference Room   New York Regional Office    Chicago Regional Office
450 Fifth Street, N.W.    7 World Trade Center          Citicorp Center
      Room 1024                Suite 1300           500 West Madison Street
Washington, D.C. 20549  New York, New York 10048           Suite 1400
                                                  Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington D.C., 20549, at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. may be obtained by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains a world wide web site that contains reports, proxy statements and other information about registrants, such as us, that file electronically with the SEC. The address of that web site is http://www.sec.gov.

     No one is authorized to give any information or make any representation about the agreement between the Company and West, the change of the Company's name, the amendment to the Company's 1996 Outside Directors Stock Option Plan or about Collaborative Clinical Research, Inc. that is different from or in addition to the information contained in this Proxy Statement or any of the attached appendices. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                  INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

     Certain sections in this Proxy Statement, including "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Description of the Business," contain certain forward-looking statements that are based on management's current beliefs, estimates, and assumptions concerning the operations, future results, and prospects of Collaborative and the clinical pharmaceutical research industry in general. All statements that address operating performance, events or developments that management anticipates will occur in the future, including statements related to future sales, profits, expenses, income and earnings per share, or statements expressing general optimism about future results, are forward-looking statements. In addition, words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," variations of such words, and similar expressions are intended to identify forward-looking statements.

     The statements described in the preceding paragraph constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Because these statements are based on a number of beliefs, estimates, and assumptions that could cause actual results to materially differ from those in the forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate.

     Any number of factors could affect future operations and results, including the following: the ability of the Company to absorb corporate overhead and other fixed costs in order to successfully develop the DataTRAK EDC(TM) software; the development of and fluctuations in the market for electronic data capture technology; fluctuations in costs and expenses; the degree of the Company's success in obtaining new contracts; dependence on key personnel; governmental regulation; potential impact of health care reform; the Company's limited operating history and lack of profitable operations; fluctuations in quarterly results; the early stage of the DataTRAK business and operations; and general economic conditions, such as the rate of employment, inflation, interest rates, and the condition of the capital markets. This list of factors is not exclusive.

     Forward-looking statements are subject to the safe harbors created in the Exchange Act. Collaborative undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                                    SUMMARY

     The following is a brief summary of certain information contained elsewhere in this Proxy Statement. This summary is not intended to be complete and is qualified in all respects by reference to the detailed information appearing elsewhere in this Proxy Statement and the appendices hereto and the information incorporated herein by reference.

THE SPECIAL MEETING

     The Special Meeting will be held at 10:00 a.m., local time, on Wednesday, April 14, 1999, at The National City Bank Auditorium, Fourth Floor, Atrium Building, 1900 East Ninth Street, Cleveland, Ohio to consider and vote upon the following matters:

- A proposal to approve and adopt the agreement by which we will sell all of our assets related to the Company's clinical business to West. The clinical business consists principally of our Affiliated Site Network and the clinical research and prescription drug to over the counter switch operations conducted by our GFI Pharmaceutical Services and WCE Clinical Evaluations subsidiaries;

- A proposal to approve and adopt a Certificate of Amendment to the Company's Certificate of Incorporation changing the name of the Company from Collaborative Clinical Research, Inc. to DataTRAK International, Inc.; and

- A proposal to approve and adopt an amendment to the Company's Amended and Restated 1996 Outside Directors Stock Option Plan.

     Shareholders of record on March 3, 1999 are entitled to receive notice of and to vote at the Special Meeting. See "The Meeting -- Time, Date and Place."

THE SALE OF THE CLINICAL BUSINESS

     West will purchase all of the assets that constitute the entire business of the clinical business. After the sale, the Company will remain a public company and will continue to operate its DataTRAK subsidiary. DataTRAK, Inc. has developed electronic data capture systems for use in clinical research. See "Proposal to Approve the Sale of the Clinical Business."

CONSIDERATION TO BE RECEIVED BY COLLABORATIVE; USE OF PROCEEDS

     If the proposed sale is consummated on the terms contemplated by the agreement, the Company will receive an aggregate consideration of $15.0 million in cash, subject to positive or negative adjustments to account for net working capital as of the date of closing and the collection of net accounts receivable. The Company currently expects to generate an estimated $13.9 million in cash proceeds from the proposed sale after deduction for such purchase price adjustments and additional transaction costs. See "Proposal to Approve the Sale of the Clinical Business -- Positive and Negative Aspects of the Proposed Sale." The Board has not yet determined how the proceeds of the proposed sale will be used. The Board's objective is to determine the best method of permitting shareholders to realize the value of the DataTRAK technology. To this end, the Board is considering several alternatives that are available to it. The Board is considering using some of the proceeds to provide working capital to finance DataTRAK, Inc.'s development and expansion (either independently or in conjunction with one or more strategic partners). The Board expects to distribute some portion of the retained cash to the Company's shareholders or offer to repurchase some of its outstanding Common Shares. The Board is also considering a possible sale or merger of the Company. However, the Company is not currently engaged in any discussions or negotiations concerning a sale or merger of the Company. See "Use of Proceeds; Plans for Future Operations after the Proposed Sale."

INTERESTS OF CERTAIN PERSONS IN THE PROPOSED SALE

     The Company's stock option plans provide that all outstanding options will become fully exercisable upon a change in control. On July 23, 1998, the Board approved an amendment to the Company's Amended and Restated 1996 Outside Directors Stock Option Plan under which, among other things, each non-employee Director received an option to purchase 10,000 Common Shares, subject to shareholder approval of the amendment. Because the sale of the clinical business qualifies as a change in control, if the amendment is approved and the proposed sale is consummated, the Company's Directors and executive officers will own, or have the right to purchase, an aggregate 24% of the outstand-ing Common Shares of the Company. In addition, upon the consummation of the proposed sale Mr. Hugill will be paid a cash bonus of $20,000. As a condition to the proposed sale, Dr. Green will enter into a two-year non-competition agreement with West. See "Proposal to Approve the Sale of the Clinical
Business -- Interests of Certain Persons in the Proposed Sale."

REQUIRED VOTE AND RECORD DATE

     Ohio law requires the affirmative vote of the holders of a majority of our outstanding Common Shares held as of March 3, 1999 for the approval of the transaction and the proposed change of the Company's name. Approval of the proposed amendment to the Company's Amended and Restated 1996 Outside Directors Stock Option Plan requires the affirmative vote of the holders of a majority of our outstanding Common Shares present, in person or by proxy, and entitled to vote at the Special Meeting. The Directors and executive officers of the Company, who beneficially own, in the aggregate, approximately 21% of the outstanding Common Shares, have agreed to vote their shares in favor of the transaction. See "The Meeting -- Vote Required and Record Date."

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company unanimously recommends that the shareholders approve the agreement, the proposed change of the Company's name and the amendment to the Company's Amended and Restated 1996 Outside Directors Stock Option Plan.

OPINION OF FINANCIAL ADVISOR

     McDonald Investments Inc. has delivered its written opinion to the Board of Directors of Collaborative that, as of the date of its opinion, the purchase price for the clinical business was fair, from a financial point of view, to Collaborative. The opinion of McDonald Investments Inc. does not constitute a recommendation as to how you should vote with respect to the transactions contemplated by the agreement. See "Proposal to Approve the Sale of the Clinical Business -- Reasons for the Proposed Sale; Opinion of Financial Advisor."

CONDITIONS TO THE CLOSING

     The closing of the proposed sale is conditioned upon the receipt of the requisite affirmative vote of the Company's shareholders to approve and adopt the agreement. In addition, the closing of the proposed sale is subject to the satisfaction of certain customary conditions including, among other things, the absence of any material adverse change in the operations, properties, assets, liabilities or financial condition of the Company's clinical business. See "Proposal to Approve the Sale of the Clinical Business -- Description of the Agreement and the Proposed Sale; Conditions to the Proposed Sale."

THE CLOSING

     If Collaborative's shareholders approve the proposal to adopt the agreement, the closing of the transaction will take place on or about April 16, 1999, or at such other time as Collaborative and West may agree. See "Proposal to Approve the Sale of the Clinical Business -- Description of the Agreement and the Proposed Sale; The Closing."

ACCOUNTING TREATMENT OF THE PROPOSED SALE

     The transaction will be accounted for as a sale of assets. Any adjustment for the collection of net accounts receivable will be accounted for as a change in accounting estimate and will be recognized as an adjustment to the Company's results of operations in the time period that such amount, if any, is determined.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED SALE

     The Company currently expects to report a gain of approximately $11.0 to $12.0 million from the proposed sale, subject to certain post-closing adjustments. The Company does not anticipate federal income tax liability as a result of the reported gain due to the Company's large net operating loss carryforwards.

APPRAISAL RIGHTS

     Under Ohio law, Collaborative shareholders that do not vote for the agreement will have appraisal rights in connection with the approval and adoption of the agreement and the consummation of the transaction contemplated thereby. See "Shareholders' Appraisal Rights."

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected consolidated financial data of Collaborative Clinical Research, Inc. (hereinafter referred to as "Collaborative" or the "Company"). The selected consolidated financial data at and for each of the five years in the periods ended December 31, 1994, 1995, 1996, 1997 and 1998 are derived from the financial statements of the Company, which have been audited by Ernst & Young LLP, independent auditors. The data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Consolidated Financial Statements and related Notes thereto and other financial information included elsewhere herein.

                                                         YEAR ENDED DECEMBER 31,
                                           ---------------------------------------------------
                                            1994      1995       1996       1997        1998
                                           ------    -------    -------    -------    --------
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenue..................................  $4,047    $10,453    $25,715    $17,327    $ 13,226
Direct costs.............................   2,908      8,491     17,976     12,637      10,511
                                           ------    -------    -------    -------    --------
Gross profit.............................   1,139      1,962      7,739      4,690       2,715
Selling, general and administrative
  expenses...............................   1,386      2,770      6,141     10,009       8,969
Impairment charge........................      --         --         --         --       6,056
Special items............................      --         --         --      2,995       1,998
Depreciation and amortization............      59         62        606      1,015       1,155
                                           ------    -------    -------    -------    --------
Income (loss) from operations............    (306)      (870)       992     (9,329)    (15,463)
Other income (expense)...................      92        117      1,038      1,888       1,467
                                           ------    -------    -------    -------    --------
Income (loss) before income taxes........    (214)      (753)     2,030     (7,441)    (13,996)
Income tax expense (benefit).............      --         --        383        (58)         80
                                           ------    -------    -------    -------    --------
Net income (loss)........................  $ (214)   $  (753)   $ 1,647    $(7,383)   $(14,076)
                                           ======    =======    =======    =======    ========
Net income (loss) per share: basic.......  $(0.13)   $ (0.31)   $  0.36    $ (1.16)   $  (2.19)
                                           ======    =======    =======    =======    ========
Shares used in the computation of basic
  net income (loss) per share............   1,621      2,464      4,626      6,384       6,422
                                           ======    =======    =======    =======    ========
Net income (loss) per share: diluted.....  $(0.13)   $ (0.31)   $  0.33    $ (1.16)   $  (2.19)
                                           ======    =======    =======    =======    ========
Shares used in the computation of diluted
  net income (loss) per share............   1,621      2,464      5,052      6,384       6,422
                                           ======    =======    =======    =======    ========
Supplemental pro forma net loss (a)......                                             $ (3,946)
                                                                                      ========
Supplemental pro forma net loss per
  share: basic and diluted (a)...........                                             $  (0.61)
                                                                                      ========

                                                               DECEMBER 31,
                                             -------------------------------------------------
                                              1994      1995      1996       1997       1998
                                             ------    ------    -------    -------    -------
                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
Cash, cash equivalents and short-term
  investments..............................  $4,105    $3,011    $34,683    $33,613    $26,693
Working capital............................   3,879     2,961     39,626     33,021     24,489
Total assets...............................   5,523     7,025     53,687     48,321     33,540
Long-term liabilities......................      --        --         --         --         --
Retained earnings (accumulated deficit)....    (858)   (1,611)        36     (7,347)   (21,423)
Total shareholders' equity.................   4,004     3,323     49,548     42,350     28,238
Book value per common share................  $ 1.63    $ 1.29    $  7.85    $  6.60    $  4.40
Pro forma book value per common share
  (b)......................................                                            $  6.18
Cash dividends declared....................      --        --         --         --         --

---------------

(a) Gives effect to the proposed sale as if it had occurred at the beginning of 1998.

(b) Gives effect to the proposed sale as if it had occurred on December 31, 1998.

                            PRO FORMA FINANCIAL DATA

     The following unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1998 and Consolidated Statements of Operations for the year ended December 31, 1998 are based on the historical financial statements of the Company. The Pro Forma Consolidated Balance Sheet is adjusted to reflect the proposed sale (the "Proposed Sale") of the assets and liabilities of the Company's Affiliated Site Network, and the clinical research operations conducted by GFI Pharmaceutical Services, Inc. ("GFI") and Collaborative Holdings, Inc. ("WCE") (the businesses of the Affiliated Site Network, GFI and WCE are hereinafter collectively referred to as the "Clinical Business") to The West Company, Incorporated ("West") for $15.0 million in cash, less applicable transaction costs, adjustments for working capital and the collection of net accounts receivable contemplated by the asset purchase agreement (the "Agreement") among the Company, GFI, WCE, DataTRAK, Inc. ("DataTRAK") and West had this transaction occurred on December 31, 1998. The Proposed Sale is a sale of a business. Pursuant to the Agreement, all of the assets that constitute the entire business of the Clinical Business will be sold to West. The Pro Forma Consolidated Statements of Operations are adjusted to reflect the sale of the Clinical Business to West and the June and September 1998 closure of other Clinical Business locations had these transactions occurred as of the beginning of 1998. The pro forma operating results are not necessarily indicative of the operating results that would have been achieved had the disposition actually occurred at the beginning of 1998, nor do they purport to indicate the results of future operations.

     The Pro Forma Consolidated Financial Data is based on the assumptions set forth in the notes to such data and should be read in conjunction with the Company's Consolidated Financial Statements and related Notes thereto and other financial information included elsewhere in this Proxy Statement.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1998

                                                                      PROPOSED
                BALANCE SHEET DATA                    HISTORICAL       SALE(A)       PRO FORMA
                ------------------                   ------------    -----------    -----------
Assets:
Current assets:
  Cash and cash equivalents........................  $  4,072,586    $13,862,599    $17,935,185
  Short-term investments...........................    22,620,667                    22,620,667
  Accounts receivable, net.........................     2,731,567     (2,703,396)        28,171
  Prepaid expenses and other current assets........       366,352        (99,647)       266,705
                                                     ------------    -----------    -----------
       Total current assets........................    29,791,172     11,059,556     40,850,728
Property and equipment, net........................     2,393,266     (1,021,789)     1,371,477
Goodwill and other assets, net.....................     1,355,361     (1,350,317)         5,044
                                                     ------------    -----------    -----------
       Total assets................................  $ 33,539,799    $ 8,687,450    $42,227,249
                                                     ============    ===========    ===========
Liabilities and Shareholders' Equity:
Current liabilities:
  Accounts payable.................................  $  1,012,454    $  (658,610)   $   353,844
  Accrued expenses.................................     3,664,577     (1,543,715)     2,120,862
  Deferred revenue.................................       625,068       (588,119)        36,949
                                                     ------------    -----------    -----------
       Total current liabilities...................     5,302,099     (2,790,444)     2,511,655
Shareholder's equity:
  Foreign currency translation.....................       (44,041)         4,589        (39,452)
  Common shares, without par value.................    49,704,742                    49,704,742
  Accumulated deficit..............................   (21,423,001)    11,473,305     (9,949,696)
                                                     ------------    -----------    -----------
       Total shareholders' equity..................    28,237,700     11,477,894     39,715,594
                                                     ------------    -----------    -----------
       Total liabilities and shareholders'
          equity...................................  $ 33,539,799    $ 8,687,450    $42,227,249
                                                     ============    ===========    ===========

---------------

(a) Represents the Proposed Sale, and the related gain on sale of the assets and liabilities of the Clinical Business to West for $15.0 million, less transaction costs estimated to be $1.2 million and a positive working capital adjustment of $13,000 at December 31, 1998. At December 31, 1998 the Clinical Business had current assets of $2,803,000 and current liabilities of $2,790,000 resulting in a positive working capital of $13,000. The adjustment for the collection of net accounts receivable is not included in the Pro Forma Consolidated Balance Sheet as such amount will not be determined until 180 days after the Proposed Sale, as contemplated by the Agreement. The actual working capital adjustment to be made to the purchase price will be based upon a final calculation of the net working capital, as defined by the Agreement, of the Clinical Business as of the date on which the Proposed Sale is consummated and will therefore not be known until after such time, as defined by the Agreement.

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998

                                                                      PROPOSED
                                                     HISTORICAL       SALE(A)        PRO FORMA
                                                    ------------    ------------    -----------
Revenue...........................................  $ 13,226,078    $ 13,094,326    $   131,752
Direct costs......................................    10,511,024      10,046,637        464,387
                                                    ------------    ------------    -----------
Gross profit (loss)...............................     2,715,054       3,047,689       (332,635)
Selling, general and administrative expenses......     8,968,913       4,898,906      4,070,007
Impairment charge.................................     6,056,019       6,056,019             --
Special items.....................................     1,998,187       1,244,973        753,214
Depreciation and amortization.....................     1,155,110         685,238        469,872
                                                    ------------    ------------    -----------
Loss from operations..............................   (15,463,175)     (9,837,447)    (5,625,728)
Interest income...................................     1,679,260              --      1,679,260
Other expense.....................................      (212,307)       (212,307)            --
                                                    ------------    ------------    -----------
Loss before income taxes..........................   (13,996,222)    (10,049,754)    (3,946,468)
Income tax expense (benefit)......................        80,000          80,000             --
                                                    ------------    ------------    -----------
Net loss..........................................  $(14,076,222)   $(10,129,754)   $(3,946,468)
                                                    ============    ============    ===========
Net loss per share: basic and diluted.............  $      (2.19)                   $     (0.61)
                                                    ============                    ===========
Weighted average common shares outstanding: basic
  and diluted.....................................     6,421,820                      6,421,820
                                                    ============                    ===========

---------------

(a) Represents the removal of revenue and expense items related to the Clinical Business, as if that business was sold and/or closed at the beginning of 1998. Excludes the effect of nonrecurring adjustments for working capital, the collection of net accounts receivable to be made upon the consummation of the Proposed Sale and the related gain on sale of the assets and liabilities of the Clinical Business.

                                  THE MEETING

TIME, DATE AND PLACE

     The Special Meeting of Shareholders (the "Special Meeting") will be held on April 14, 1999 at 10:00 a.m., local time, at The National City Bank Auditorium, Fourth Floor, Atrium Building, 1900 East Ninth Street.

BUSINESS TO BE CONDUCTED

     At the Special Meeting, shareholders will act upon a proposal to approve and adopt the Agreement, dated December 21, 1998, among West, Collaborative, DataTRAK, GFI and WCE, the Proposed Sale and the other transactions contemplated by the Agreement. Shareholders will also act upon a proposal to change the name of the Company and a proposal to adopt an amendment to the Company's Amended and Restated 1996 Outside Directors Stock Option Plan. The Company's shareholders will also be asked to vote upon such other business that may properly come before the Special Meeting and any and all adjournments thereto.

PROXIES; VOTING AND REVOCATION

     When a proxy is properly executed and returned, the common shares, without par value (the "Common Shares"), of the Company that it represents will be voted in accordance with the directions indicated on the proxy. If no directions are indicated on a proxy with respect to the proposals to approve the Agreement, to change the Company's name or to amend the Company's Amended and Restated 1996 Outside Directors Stock Option Plan, as amended, the shares represented by such proxy will be counted as votes in favor of such proposal.

     COLLABORATIVE SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO COLLABORATIVE IN THE ENCLOSED POSTAGE-PAID ENVELOPE, EVEN IF THEY ARE PLANNING TO ATTEND THE SPECIAL MEETING.

     A shareholder who has given a proxy may revoke it any time prior to its exercise at the Special Meeting by (i) giving written notice of revocation to the Company's Secretary, (ii) properly submitting to the Company a duly executed proxy bearing a later date or (iii) voting in person at the Special Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to Collaborative as follows:
Collaborative Clinical Research, Inc., 20600 Chagrin Boulevard, Cleveland, Ohio 44122, Attention: Secretary.

VOTE REQUIRED AND RECORD DATE

     Under the Ohio General Corporation Law (the "OGCL"), the affirmative vote of the holders of a majority of the Common Shares outstanding is required to approve the Agreement and the proposal to change the Company's name. The affirmative vote of the holders of a majority of the outstanding Common Shares present, in person or by proxy, at the Special Meeting is required to approve the proposed amendment to the Company's Amended and Restated 1996 Outside Directors Stock Option Plan, as amended.

     If a shareholder returns his or her proxy card but abstains from voting, his or her vote will be counted as shares that are present for purposes of determining whether a quorum is present at the Special Meeting. If a shareholder abstains and a nominee, such as a broker, custodian or other fiduciary, holds his or her shares, his or her shares will be counted as present for the purpose of determining the presence of a quorum at the Special Meeting if the nominee has the discretion to vote on behalf of the shareholder.

     Abstentions and broker non-votes with respect to the proposal to approve the Agreement and the proposal to change the Company's name have the same effect as votes against such proposals. With respect to the proposal to amend the Company's Amended and Restated 1996 Outside Directors Stock Option Plan, as amended, abstentions will have the same effect as a vote against such proposal. However, because shares represented as broker non-votes are not regarded as being present and entitled to vote on this proposal, broker non-votes will have no effect on the outcome of this proposal.

     Only holders of record of Collaborative Common Shares at the close of business on March 3, 1999 (the "Record Date") are entitled to receive notice of, and to vote at, the Special Meeting. As of the Record Date, Collaborative's Directors and executive officers held approximately 18% of the outstanding Common Shares entitled to vote at the Special Meeting. Each Director and executive officer of the Company has agreed to vote his Common Shares in favor of the proposal to approve the Agreement.

OTHER MATTERS

     Collaborative management does not currently expect any other business to be brought before the Special Meeting. If any matters come before the Special Meeting that are not directly referred to in this Proxy Statement, including matters incident to the conduct of the Special Meeting, the proxy holders will vote the shares represented by the proxies in accordance with the recommendations of the Company's management.

             PROPOSAL TO APPROVE THE SALE OF THE CLINICAL BUSINESS

     The terms and conditions of the Proposed Sale are contained in the Agreement, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. The description in this Proxy Statement of the terms and conditions of the Proposed Sale is qualified in its entirety by, and made subject to, the more complete information set forth in the Agreement. SHAREHOLDERS OF THE COMPANY ARE URGED TO CAREFULLY READ THE AGREEMENT IN ITS ENTIRETY.

DESCRIPTION OF THE BUSINESS

     The Clinical Business. The Company's Clinical Business is a multi-specialty site management organization ("SMO") that provides clinical research services to three segments of the pharmaceutical and biotechnology industries. Through WCE, it provides clinical research services relating to the reclassification of prescription drugs into drugs available for over the counter ("OTC") purchase and other OTC clinical research services. The Clinical Business also provides Phase I clinical research services from its 80-bed clinic at GFI. Finally, through its Affiliated Site Network, which is comprised of six therapeutic-focused sub-networks drawn from over 450 clinical research sites, the Clinical Business provides Phase II, III and IV clinical research services. Although not owned by the Company, each research site in the Affiliated Site Network is affiliated with the Clinical Business through a written agreement that describes a cooperative relationship between the Company and the site. The Clinical Business provides research sites with sales and marketing, project management, budgeting and contract negotiation services. Subject to customary provisions contained in the Agreement, upon the consummation of the Proposed Sale West will retain all of the Company's employees directly involved in the Clinical Business with the exception of three employees of the Company, two of which have executive and managerial responsibilities. The Clinical Business has historically accounted for all of the Company's revenues (approximately $13.2 million for the fiscal year ended December 31, 1998).

     The DataTRAK Business. Based on its previous experience in clinical trials, the Company believed that development of an effective electronic data capture ("EDC") technology presented significant long-term opportunities for revenue and earnings growth. Data from clinical research trials is generally collected and verified through a series of on-site visits by clinical trial monitors, who physically review and verify the various forms completed by each research site participating in the trial. The Company believed that an effective EDC system could reduce the costs of the monitoring process and substantially improve the accuracy of data generated during the trial. In May 1996, Collaborative formed DataTRAK, a wholly owned subsidiary of the Company that, during 1997, participated in a joint venture with IBM Global Services for the purpose of developing and marketing a data collection and management system for use in clinical trials. At the end of 1997, DataTRAK and IBM Global Services ("IBM") terminated their joint venture. Before the termination of its joint venture with IBM, the Company engaged the services of a consultant to assess the functionality of the system that DataTRAK had developed with IBM and integrate that system into the Company's Clinical Business services. This consultant was a former employee with PadCom Clinical Research GmbH ("PadCom") and had an in-depth knowledge of clinical EDC software and, in particular, the software then-owned by PadCom. When the joint venture was terminated, this consultant advised the Company as to the functionality of PadCom's software relative to other EDC systems that could be purchased by the Company. After reviewing various software engines and with the advice of its outside consultant as to technical matters, the Company determined that purchasing the PadCom software engine would provide a cost-effective method for the Company to enter the EDC market because PadCom not only had a fully developed software engine and an existing software development staff, but also had experience in using its EDC software in clinical trials. In January 1998, DataTRAK purchased the software now known as DataTRAK EDC(TM) from PadCom for a purchase price of $610,000. The DataTRAK EDC(TM) software provides clinical research data faster and more efficiently than the traditional models of clinical data collection currently employed. DataTRAK provides electronic information-processing capabilities designed for the clinical research environment through its EDC technology and Quality Review Center ("QRC") process. The DataTRAK combination of hardware, software and services expedites the data collection and reporting process during the conduct of a clinical trial.

     If the Agreement is approved by the Company's shareholders and the Proposed Sale is consummated, the Company will pursue the development of the business of DataTRAK and will no longer engage in the operation of the Clinical Business. As of December 31, 1998, 14 full-time employees were directly involved in the commercialization of and product development efforts for DataTRAK EDC(TM).

USE OF PROCEEDS; PLANS FOR FUTURE OPERATIONS AFTER THE PROPOSED SALE

     The Company expects to generate an estimated $13.9 million in cash proceeds from the Proposed Sale. Based upon the Clinical Business's net working capital at December 31, 1998, it is currently estimated that the $15.0 million purchase price to be paid to the Company will be increased by a $13,000 working capital adjustment and offset by applicable transaction costs of $1.2 million. The actual proceeds received by the Company in the Proposed Sale will depend on the Clinical Business's net working capital as of the closing date, and on the collection of accounts receivable during the 180 days following the closing date. The use of these proceeds has not been determined. The Board is considering the possibility of a strategic alliance, a sale of DataTRAK or a merger with another entity. After the consummation of the Proposed Sale, the Company expects to retain about $40.0 million in cash. Currently, the Board expects to distribute some portion of the retained cash to the Company's shareholders or offer to repurchase some of its outstanding Common Shares. However, the Board's primary objective is to determine the best method of permitting shareholders to realize the value of the DataTRAK technology. To this end, the Board is considering numerous alternatives that are available to it. Among them, the Board is considering using some of the proceeds to provide working capital to finance DataTRAK's commercialization and continued product development (either independently or in conjunction with one or more strategic partners).

     Based on its previous experience in clinical trials, the Company believed that development of an effective EDC technology presented significant long-term opportunities for revenue and earnings growth. The Company purchased DataTRAK EDC(TM) in January 1998 as a fully operational and marketable software application designed to manage data collected in clinical pharmaceutical trials. The Company currently markets the DataTRAK EDC(TM) software and the software is currently being used in ongoing clinical trials. Additionally, since its purchase of the software, the Company has devoted resources to upgrade, modify and improve the software application, to expand its available uses within the field of clinical pharmaceutical research and to research and develop the available markets for the commercialization of the software. The Board of Directors has worked with management of the Company and various outside consultants to determine the market viability and technological strengths of DataTRAK EDC(TM). The Company estimates a required expenditure of $1.5 to $2.0 million within a two-year time frame on continued commercialization and product development in order to more successfully compete within the currently emerging market for EDC software applications.

     While the Company has received expressions of interest from various parties in establishing a partnership to develop and implement the DataTRAK technology, it is not engaged in any discussions or negotiations concerning a sale or merger of the Company.

THE WEST COMPANY, INCORPORATED

     The West Company, Incorporated is a publicly held company that supplies products and services for packaging and delivery of healthcare and consumer products. Over 85% of West's revenue is generated by the healthcare markets, consisting primarily of large, multinational pharmaceutical and medical device companies. West also provides contract packaging and contract manufacturing services for the pharmaceutical and consumer products markets in the United States and Puerto Rico. West's principal executive offices are located at 101 Gordon Drive, P.O. Box 645, Lionville, Pennsylvania 19341-0645, telephone number 610-594-2900.

BACKGROUND OF THE PROPOSED SALE

     The Company was organized in 1991. Since that time, the Clinical Business has provided substantially all of the Company's revenue. Considerable resources have been devoted to expanding the Clinical Business, including efforts to increase the volume of clinical trials in which the Company's Affiliated Sites participate, efforts to expand the range of clinical research services that the Company provides and acquisitions of businesses providing complementary services. Despite the Company's efforts, the Clinical Business has been unable to achieve sustained earnings or revenue growth. For the year ended December 31, 1996, the Company had net income of $1.6 million. For the years ended December 31, 1997 and 1998, the Company had a net losses of $7.4 million and $14.1 million, respectively.

     In 1997, Collaborative's Board of Directors began to consider alternatives for enhancing shareholder value. The alternatives considered by the Board included the possibility of (1) the sale of the Clinical Business or certain of the assets of the Clinical Business, (2) the sale of DataTRAK, (3) the sale of the Company or (4) a strategic alliance with another company within the same or a related market.

     Between July 1997 and June 1998, Collaborative contacted 17 companies that it believed might be interested in pursuing one of the strategic alternatives being considered by the Board. None of those companies expressed an interest in purchasing DataTRAK, acquiring the Company or entering into a strategic alliance with Collaborative on terms that the Board considered favorable to the Company. Three of the 17 companies contacted expressed preliminary interest in a possible transaction involving all or part of the Clinical Business.

     In July 1998, a representative of West expressed interest in acquiring the Clinical Business. In August 1998, the Company retained M.W. Pitt Associates, LLC ("M.W. Pitt") to assist it in further assessing the interest of West and the parties previously contacted, and also to investigate the interest in acquiring all or part of the Company among parties that had not previously been contacted. The Company has agreed to pay M.W. Pitt $5,000 in monthly retainer fees for its services. Upon the consummation of the Proposed Sale, the Company will pay $350,000 to M.W. Pitt, to be offset by any previously paid retainer fees. Between August and November 1998, Collaborative contacted 17 companies, consisting of six companies that had been contacted in the period from July 1997 to June 1998, ten other companies that had not been previously contacted and West. Of this group of 17 companies, extensive discussions were held with twelve. Six of the twelve companies expressed preliminary interest in purchasing all or part of the Clinical Business. Face-to-face meetings were held with three of the six, and two of such companies made offers to purchase all or part of the Clinical Business. The offers presented to the Company did not generally differ from one another with the exception of variations among the specific assets to be sold and the amounts offered as consideration. Consequently, the aggregate purchase price for assets to be sold was the primary determining factor considered by the Board when comparing the three offers. The offer made by West was the only offer made for all of the assets of the Clinical Business, and the purchase price offered by West was the highest price offered to Collaborative.

     On October 23, 1998, West met with representatives of the Company and M.W. Pitt to discuss its proposal to purchase the Clinical Business. Based on these discussions and the Company's and M.W. Pitt's judgment concerning other expressions of interest and the limited possibility that a higher offer might be presented by another company in the future, Collaborative and West prepared a non-binding term sheet describing the purchase of the Clinical Business by West for an aggregate $15.0 million in cash, subject to certain post-closing adjustments. On November 24, 1998, the Company retained the services of McDonald Investments Inc. ("McDonald") to opine as to the fairness, from a financial point of view, to the Company of the consideration proposed to be paid by West for the purchase of the Clinical Business.

     Between November 3, 1998 and December 16, 1998, representatives of West conducted further due diligence review of Collaborative's records and facilities, including visits to the Company's GFI and WCE facilities and the administrative office for the Affiliated Site Network. On December 11, 1998, West's representatives delivered a draft of the Agreement to Collaborative and its representatives for review and comment. Between December 11, 1998 and December 21, 1998, Collaborative and West and each of their respective representatives negotiated the specific terms, conditions, covenants and representations contained in the Agreement and in the additional agreements provided for by the terms of the Agreement.

     At a special meeting of the Board of Directors of the Company on December 21, 1998, the Board met to review the Agreement with the advice and assistance of the Company's financial and legal advisors. All Directors of the Company were present at this meeting. The Company's legal advisors advised the members of the Board of their legal responsibilities to the Company. The members of the Board were aware of their respective personal interests, and the interests of management, with respect to the transaction. See "-- Interests of Certain Persons in the Proposed Sale." In considering these potential conflicts of interest, the Board took into account the fact that the vesting of outstanding stock options awarded to the Company's executive officers resulted from the change in control vesting provisions of the option plan that had been in effect since the adoption of the plan in 1996. In the case of options awarded to the Company's outside Directors, subject to shareholder approval, the Board was aware that shareholders would have an opportunity to vote on the proposed amendment to the Amended and Restated Outside Directors Stock Option Plan under which these options were awarded, and that the Agreement was not contingent on shareholder approval of this amendment. The Board did not consider awarding a bonus to Mr. Hugill until after the Agreement was authorized. Subsequently, the Compensation Committee determined to authorize a $20,000 bonus to Mr. Hugill in recognition of his efforts in the sale process. The Company's legal advisors and M.W. Pitt summarized the material terms and conditions of the Agreement. McDonald's representatives reviewed the sale process, West's proposal and its evaluation of West's proposal. During this meeting, McDonald rendered to the Board its opinion to the effect that, as of such date, the proposed consideration to be paid by West for the Clinical Business pursuant to the Agreement was fair, from a financial point of view, to the Company. Following extensive discussion and review of the transaction, the Board unanimously approved the Agreement with West.

     Collaborative and West executed the Agreement on December 21, 1998. Simultaneously, Collaborative's Directors and executive officers executed the related voting agreements described in greater detail below. Following the execution of the Agreement on December 21, 1998, Collaborative and West each issued press releases announcing the execution of the Agreement.

REASONS FOR THE PROPOSED SALE

     At a meeting of the Board of Directors of Collaborative held on December 21, 1998, Collaborative's Directors determined that the Agreement and the Proposed Sale were advisable and fair to, and in the best interests of, the Collaborative shareholders. Accordingly, Collaborative's Board of Directors unanimously approved and adopted the Agreement and unanimously recommended that the Collaborative shareholders approve the Proposed Sale.

     In reaching its decision to approve the Agreement and to recommend approval and adoption of the Proposed Sale by the Company's shareholders, the Board consulted with Collaborative's management and its financial and legal advisors and considered a number of factors, including, without limitation, the following:

      (1) The results of the Board's and management's discussions with numerous organizations regarding their interest in a strategic alliance or other transaction involving the Company;

      (2) The Directors' familiarity with the Clinical Business, its operations, financial condition and results of operations on a historical and prospective basis;

      (3) The assessment of opportunities for long-term revenue and earnings growth in the Clinical Business;

      (4) The current developmental stage of the DataTRAK technology and the DataTRAK business operations and the fact that the sale of the Clinical Business would involve the disposition of the source of substantially all of the Company's historic revenues;

      (5) The potential impact of the transaction on the liquidity of the market for the Company's Common Shares, including the possibility that the transaction might result in a delisting of the shares from the Nasdaq's National Market System and may therefore impair the liquidity in the trading market for the Common Shares;

      (6) The fact that the Company and the Board of Directors had not yet definitively determined the use of proceeds from the Proposed Sale or the best method to realize the value of the DataTRAK technology;

      (7) The financial presentation of McDonald that the consideration to be received by the Company for the assets of the Clinical Business is fair, from a financial point of view, to the Company, supported by its written opinion (a copy of which is attached hereto as Appendix B);

      (8) The terms and conditions of the Agreement, including the significant cash to be delivered by West, the cash and other assets retained by the Company, the indemnity obligations of the Company to West and the terms of the non-competition agreements between West and the Company, DataTRAK and Dr. Jeffrey A. Green, President and Chief Executive Officer of the Company;

      (9) Other provisions of the Agreement, including the protection of severance and other benefits afforded to Collaborative's employees;

     (10) The stated willingness of Collaborative's Directors and executive officers, owning an aggregate 18% of the outstanding Common Shares, to enter into voting agreements obligating them to vote their respective shares in favor of the Agreement;

     (11) The financial wherewithal of West and the fact that, subject to standard conditions, the Agreement provides Collaborative with a reasonable degree of certainty that the Proposed Sale would ultimately be consummated;

     (12) The uncertainty, if West's offer were rejected, of negotiating an alternative transaction on as favorable a basis with another party within a reasonable time frame; and

     (13) The fact that, under certain conditions and upon the payment of a termination fee, Collaborative has the right to terminate the Agreement to accept an offer more favorable to the Company's shareholders.

     Each of the foregoing factors was considered by the Board during the course of its deliberations prior to entering into the Agreement in light of its knowledge of the Clinical Business and each Director's business judgment. In its deliberations, the Board did not quantify or otherwise attempt to assign relative weights to the specific factors considered in determining to approve (and to recommend that the shareholders approve) the Agreement and the Proposed Sale. Rather, the Board made its determination based on the total mix of information available to it, and the judgments of the individual Directors may have been influenced to a greater or lesser degree by different factors. In considering the recommendation of the Board with respect to the Proposed Sale, shareholders should be aware that the interests of certain Directors and executive officers with respect to the Proposed Sale are or may be different from or in addition to the interests of the Company's shareholders generally. The Board was aware of these interests and took these interests into account.

OPINION OF FINANCIAL ADVISOR

     In connection with the Proposed Sale, the Company retained McDonald to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by the Company in connection with the sale of the Clinical Business. McDonald is an independent investment banking firm and is actively engaged in the investment banking and brokerage business and regularly undertakes the valuation of businesses in business combinations, public offerings, private placements and similar transactions.

     McDonald has rendered its written opinion, dated December 21, 1998, to the Board of Directors of the Company that, as of the date of the opinion and subject to the assumptions, qualifications and limitations set forth in the opinion letter and summarized herein, the consideration to be received by the Company in the Proposed Sale is fair, from a financial point of view, to the Company. McDonald's opinion is directed only to the fairness, from a financial point of view, of the consideration to be received by the Company and does not constitute a recommendation to any Collaborative shareholder as to how such shareholder should vote on the Agreement. McDonald did not participate in the determination of the purchase price to be paid to the Company in the Proposed Sale.

     No limitations were placed by the Board of Directors or management of Collaborative with respect to investigations made or the procedures followed by McDonald in preparing and rendering its opinion. A copy of the full text of the opinion of McDonald, which sets forth the assumptions made, a description of the factors considered and the scope of the review undertaken, is attached as Appendix B to this Proxy Statement. McDonald has consented to the use of its opinion in this Proxy Statement. The following summary of McDonald's opinion is qualified in its entirety by reference to the full text of that opinion. As set forth therein, McDonald relied, without independent verification, upon the accuracy and completeness of all information reviewed by it for the purposes of such opinion. McDonald did not conduct a physical inspection of the properties and facilities of the Clinical Business nor did it make or obtain an independent appraisal of the assets of the Clinical Business.

     In connection with the review of the Agreement and the Proposed Sale, and the preparation of its opinion, McDonald examined: (1) historical financial statements of Collaborative and certain financial forecasts and other data provided by Collaborative's management; (2) certain publicly available business and financial information relating to the contract research organization industry; (3) the financial terms of the Agreement and the Proposed Sale; (4) current and historical market prices and trading volumes of Collaborative's Common Shares; (5) historical and projected revenue and earnings of Collaborative; (6) backlog information and (7) certain other publicly available financial information. McDonald also met with certain officers and employees of Collaborative to discuss the business and prospects of Collaborative as well as other matters that it believed relevant to its inquiry.

     In McDonald's review and analysis, and in arriving at its opinion, McDonald assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it or made publicly available and assumed and relied upon the representations and warranties of the Company and West contained in the Agreement. McDonald was not engaged to, and did not independently attempt to, verify any of such information. McDonald also relied upon Collaborative's management as to the reasonableness and achievability of the financial and operating projections (and the assumptions and bases therefor) provided to it and, with the Company's consent, assumed that such projections reflect the best currently available estimates and judgments of the Company's management and that such projections and forecasts will be realized in the amounts and in the time periods currently estimated by management. McDonald was not engaged to assess the achievability of such projections or the assumptions on which they were based and expressed no view as to such projections or assumptions. In addition, McDonald did not conduct an evaluation or appraisal of any of the assets, properties or facilities of Collaborative nor was it furnished with any such evaluation or appraisal. McDonald also assumed that the conditions to the transaction as set forth in the Agreement would be satisfied and that the sale of the Clinical Business would be consummated on a timely basis in the manner contemplated by the Agreement.

     The following is a summary of the financial and other analyses performed by McDonald in connection with its opinion.

     Comparable Company Analysis. McDonald compared selected historical and projected market value multiples of ten publicly traded contract research organizations that it deemed to be comparable to the Clinical Business (the "Peer Group"). For its comparable company analysis, McDonald selected public companies that provide pharmaceutical and biotechnology outsourcing services. The companies included in the Peer Group were Applied Analytical Industries, Inc., BioReliance Corporation, ClinTrials Research Inc., Covance Inc., ICON Plc., Kendle International Inc., PAREXEL International Corporation, Pharmaceutical Product Development, Inc., Premier Research Worldwide, LTD. and Quintiles Transnational Corp. No company used in McDonald's analysis was identical to the Company. Accordingly, McDonald considered the market multiples for the composite of comparable companies to be more relevant than the market multiples of any single company.

     McDonald's analysis of the value the Company as compared to the Peer Group included a comparison of the ratios of certain items of each company's income to its enterprise value. A company's enterprise value is its value, on a debt-free basis, as reflected by the stock market and is calculated by adding its market capitalization (the total number of shares outstanding multiplied by share price) and its debt, and subtracting its cash and cash equivalents. When expressed as a multiple of such readily determinable income items, such as net income, sales, earnings before interest and taxes ("EBIT") or earning before interest, taxes, depreciation and amortization ("EBITDA"), enterprise value can be employed as a significant basis for measuring the relative value between comparable companies.

     Because the Company did not achieve positive net income, EBIT or EBITDA in its last twelve month ("LTM") period, the ratios of a Peer Group company's enterprise value to its EBIT and EBITDA were deemed not to be meaningful.

     The $15.0 million consideration to be paid to the Company for the assets of the Clinical Business is 1.15x the Clinical Business's LTM sales. McDonald concluded that the consideration to be paid was fair, from a financial point of view, in part because the 1.15x ratio was greater than the median ratio of enterprise value to LTM sales for the five Peer Group companies with characteristics most like those of the Company. In their entirety, the companies in the Peer Group had multiples of enterprise value to LTM sales of 0.4x to 8.1x with a median of 2.3x. The range of these multiples among the Peer Group companies varied widely. In general, companies with multinational operations, larger market capitalizations and a history of profitability traded at higher enterprise value to LTM sales multiples than the Peer Group median. The median of the five Peer Group companies with smaller market capitalization had a ratio of enterprise value to LTM sales of 1.0x. BioReliance, ClinTrials and Premier, the three companies in the Peer Group with the least market capitalization, had enterprise values of 1.0x, 0.4x and 0.6x LTM sales, respectively. It is McDonald's opinion that the financial and operating characteristics of the Company are more similar to the five Peer Group companies, which had a median ratio of enterprise value to LTM sales of 1.0x, than to the large, profitable multi-national contract research organizations, which had higher ratios of enterprise value to LTM sales. On this basis, the $15.0 million consideration to be paid was deemed fair because it reflected an enterprise value that was higher than the median enterprise value of the five Peer Group companies closest in relative comparison to the Company.

     McDonald's analysis also included a measure of relative value based upon the ratio of each company's market value (its market capitalization) to its book value. A company's book value is equal to the its total assets minus its total liabilities. After the consummation of the Proposed Sale, the Company will retain its cash and cash equivalents. Consequently, the book value of the Peer Group companies was adjusted downward by an amount equal to the cash and cash equivalents reflected on their respective balance sheets in order to provide meaningful comparisons between the companies' market value to book value ratios.

     The market value to book value ratio of the Peer Group companies ranged from 0.5x to 7.7x LTM sales with a median of 3.8x LTM sales. When cash and cash equivalents are excluded from book value, the market value to adjusted book value of the Peer Group ranges from 0.6x to 22.1x LTM sales with a median of 5.4x LTM sales. The purchase price of the Clinical Business is 0.5x book value of the Company (including cash, cash equivalents and assets not included in the purchase) and 7.8x adjusted book as described above. In other words, when expressed as a multiple of book value, the purchase price of the Clinical Business is substantially higher than the median of the Peer Group companies after adjusting for the fact that the Company will retain its cash and cash equivalents as part of the Proposed Sale, thereby supporting McDonald's fairness analysis.

     Analysis of Selected Acquisition Transactions. According to McDonald's research, the Peer Group companies were involved in 13 acquisition transactions collectively in 1998 and 25 acquisition transactions in 1997. Of those, three transactions in 1998 and four transactions in 1997 involved target CRO's that have characteristics similar to Collaborative's Clinical Business. Although information about those transactions is less readily available than information about larger transactions, McDonald sought out information about those smaller transactions for purposes of its acquisition transactions analysis.

     McDonald analyzed the multiples of LTM sales represented by the purchase price paid in the acquisition transactions it reviewed. Sales multiples ranged from approximately 1.0x to 3.3x with a median of 1.8x. The purchase price to be paid for the Clinical Business by West represents a multiple of 1.15x LTM sales, which is within the range of multiples of comparable acquisition transactions.

     Other Matters. No company or transaction used in the above analyses for comparative purposes is identical to the Company. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors. For example, McDonald analyzed the projected revenue growth rate of the pharmaceutical outsourcing industry and 1999 revenue growth rate forecasts for the Peer Group companies. In addition, McDonald analyzed the relationship between the year end backlog of the Peer Group companies and their subsequent realized revenues. These analyses were then compared with enterprise values of the Peer Group companies and the Clinical Business. Mathematical analysis (such as determining the median) is not, in itself, a meaningful method of using comparable company or transaction data.

     While the summary of the analyses set forth above does not purport to be a complete description of the analyses conducted by McDonald, all material analyses conducted by McDonald for the purpose of rendering its opinion have been described above. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. McDonald believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or of the above summary, without considering all factors and analyses, would create an incomplete view of the process underlying the analyses set forth in McDonald's opinion. In addition, McDonald may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to represent the actual value of the Clinical Business.

     The term "fair, from a financial point of view," is a standard phrase contained in investment banking fairness opinions and refers to the fact that McDonald's opinion is addressed solely to the financial attributes of the consideration to be paid in connection with the Proposed Sale. In performing its analyses, McDonald made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The analyses performed by McDonald are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of McDonald's analysis of the fairness of the consideration to be paid pursuant to the Agreement. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, McDonald's opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the Agreement. Consequently, the McDonald analyses described above should not be viewed as determinative of the Board's conclusions with respect to the value of the Clinical Business.

     During the December 21, 1998 meeting of the Board of Directors of the Company, McDonald delivered its oral opinion that, as of the date thereof, and subject to the assumptions, qualifications and limitations provided, that the consideration to be received by the Company upon the consummation of the Proposed Sale was fair, from a financial point of view to the Company.

     McDonald has expressed no opinion as to the prices at which the Company's shares may trade following the date of its opinion.

     For rendering its opinion, Collaborative paid McDonald a retainer fee of $25,000 and a further fee of $100,000 payable upon the delivery of the opinion. McDonald has previously provided investment banking services to the Company for which it has received customary compensation. The Company also agreed to reimburse McDonald for its reasonable out-of-pocket expenses and to indemnify McDonald and its affiliates against certain liabilities, including liabilities under federal securities laws relating to or arising out of McDonald's engagement to render its opinion.

POSITIVE AND NEGATIVE ASPECTS OF THE PROPOSED SALE

     The Proposed Sale provides benefits to the Company by enabling it to sell its Clinical Business. The Clinical Business has not been a source of growth for Collaborative in recent years. The Board of Directors believes that a larger, more established company, such as West, could realize the growth potential of the Clinical Business. The Board of Directors further believes that DataTRAK offers greater opportunities for future growth for a company such as Collaborative. In addition, the cash proceeds to the Company generated by the Proposed Sale and certain of the Company's retained assets provide it with significant cash resources to use in its efforts to expand DataTRAK without diluting the ownership interest of the Collaborative shareholders. The Proposed Sale will also permit Collaborative to focus its management and financial resources on the growth opportunities presented by DataTRAK.

     There are also negative aspects to the Proposed Sale. Subsequent to the Proposed Sale, approximately 95% of the Company's assets, or approximately $40.0 million, will be held in cash, cash equivalents and short-term investments. The Company's only has a small number of contracts related to its DataTRAK operations and has not generated more than a small amount of revenue from DataTRAK ($130,000 for the year ended December 31, 1998). Moreover, there can be no assurance that DataTRAK will ever generate revenue at a sustainable level or that it will even be profitable. Consequently, subsequent to the Proposed Sale, the Company's revenue base will be significantly smaller than in the past, and it will be required to effectively absorb corporate overhead and other fixed costs in order to succeed in the Company's efforts to profitably expand DataTRAK. While the Company has made significant investments in establishing an infrastructure to support DataTRAK, it has not previously operated in the EDC business as an independent enterprise. In that regard, one of the Board's concerns is whether DataTRAK has matured sufficiently to operate independent from the Clinical Business or any other business in the clinical research market. The Board anticipates that DataTRAK's operating results will fluctuate significantly from period to period, and there can be no assurance as to DataTRAK's future prospects. Although the Company believes DataTRAK's growth prospects are attractive, it has only operated DataTRAK in its current form since January 1998, and the Company's management has less experience in operating that business than it had in operating the Clinical Business.

     While the Proposed Sale will provide the Company with significant additional cash resources, applicable purchase price adjustment provisions may, under certain circumstances, reduce the net amount actually received by the Company or require the Company to return a portion of that cash to West subsequent to the Closing. Based on the Clinical Business's net working capital at December 31, 1998, it is currently estimated that the net amount received by the Company will be increased by a $13,000 working capital adjustment and offset by applicable transaction costs of $1.2 million. The actual proceeds received by the Company in the Proposed Sale will depend on the Clinical Business's net working capital as of the closing date, and on collections of accounts receivable during the 180 days following the closing date. In addition, the Agreement provides that the Company will have indemnity obligations to West subsequent to the Proposed Sale. Although the Company does not believe that these obligations will have a material adverse effect on its future results of operations, there can be no assurance to that effect.

     Subsequent to the Proposed Sale, the Company may be required to voluntarily delist its Common Shares from quotation and trading on the Nasdaq National Market, which may significantly impair the liquidity of the trading market for and the trading price of the Company's Common Shares. Upon the consummation of the Proposed Sale, the scale of the Company's operations will be significantly reduced. There can be no assurance that the Company will be able to maintain continued compliance with Nasdaq's listing requirements or that Nasdaq will not request the Company to voluntarily delist its securities from the National Market System. Moreover, if the Company decides to repurchase a portion of its outstanding Common Shares, a delisting of the Common Shares may reduce the price at which shareholders may sell their Common Shares to the Company. If the Company's Common Shares are no longer listed on the Nasdaq National Market, they may be traded over-the-counter, or the Company may apply for listing of the Common Shares on the Nasdaq SmallCap Market, subject to Nasdaq's approval.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSED SALE

     The Company's stock option plans provide that all outstanding options, including unvested stock option awards held by the Company's Directors and executive officers, will become fully vested and exercisable upon a change in control of the Company. Under such stock option plans, the consummation of the Proposed Sale will constitute a change of control. The number of stock options to acquire Collaborative Common Shares that are expected to become fully vested and exercisable as a result of the consummation of the Proposed Sale held by each Director and executive officer of the Company is as follows: Dr. Green, 18,750 shares; Mr. Black, 10,000 shares; Mr. Chassainge, 20,000; Mr. Folz, 5,050 shares; Mr. Hugill, 37,500 shares; Dr. Kasmer, 10,750 and Dr. Stigelman, 8,750. On September 17, 1998, the Board adopted an amendment to the Amended and Restated 1996 Outside Directors Stock Option Plan, as amended (the "Plan"), under the terms of which, among other things, each non-employee Director received an option to purchase 10,000 Common Shares at an exercise price of $4.19 per share. Those awards are subject to shareholder approval of the amendment to the Plan, and are scheduled to vest over a three year period. If the Proposed Sale is completed and the amendment to the Plan is adopted, options to purchase 10,000 Common Shares awarded to each of Messrs. Biro, Harris and Flaherty and Drs. Ratain, Stote, Stoll and Walton will become fully vested and exercisable.

     In addition, the Compensation Committee of the Company's Board of Directors has determined that, upon the consummation of the Proposed Sale pursuant to the terms described in the Agreement, Mr. Hugill will be paid a cash bonus of $20,000.

     As a condition to the Proposed Sale, Dr. Green has entered into a two-year non-competition agreement with West whereby Dr. Green has agreed not to engage in the contract clinical research business or related activities. See "Proposal to Approve the Sale of the Clinical Business -- Description of the Agreement and the Proposed Sale; Non-Competition Agreement."

DESCRIPTION OF THE AGREEMENT AND THE PROPOSED SALE

     Purchase Price. The Agreement provides that, in consideration of the transfer to West of all of the "Acquired Assets" (which include substantially all of the assets relating to the Clinical Business), West has agreed to pay to Collaborative in cash an amount (the "Purchase Price") equal to $15.0 million plus or minus adjustments reflecting the value of the net working capital of the Clinical Business on the Closing Date (defined below) and the ultimate value of the net accounts receivable of the Clinical Business that are collected within 180 days after the Closing Date. On a pro forma basis at December 31, 1998 (exclusive of the collection of net accounts receivable), such adjustments would have resulted in an increase in the purchase price of approximately $13,000. The actual proceeds received by the Company in the Proposed Sale will depend on the Clinical Business's net working capital as of the closing date and on collections of accounts receivable during the 180 days following the closing date. The Company anticipates the payment of an estimated $1.2 million in transaction costs after consummation of the Proposed Sale. In addition, West has agreed to assume certain liabilities arising from the Clinical Business.

     Fifteen days prior to the Closing Date, Collaborative and West will calculate an "Estimated Closing Date Net Working Capital" based upon the Company's financial statements as of the date of the calculation. The Estimated Closing Date Net Working Capital will (if positive) be added to or (if negative) be subtracted from the $15.0 million base purchase price to form the "Estimated Purchase Price." At the Closing Date, West will deliver to Collaborative the Estimated Purchase Price less $1.0 million. On such date, West will also deliver $1.0 million to the escrow agent.

     Within 60 days after the Closing Date, West will prepare a statement (the "Final Closing Date Statement") of acquired assets and assumed liabilities setting forth West's calculation of the net working capital of the Clinical Business as of the Closing Date (the "Closing Date Net Working Capital"). Upon completion of the Final Closing Date Statement, West will deliver a copy to Collaborative. Collaborative will have 15 days to review the Final Closing Date Statement and accept or reject West's calculation of the Closing Date Net Working Capital. Collaborative and West will thereupon have three days within which to resolve any disagreement they may have over the amount. If they cannot agree upon a Closing Date Net Working Capital within three days, Collaborative and West will submit their disagreement to an independent certified public accounting firm for resolution within 15 days from the date of submission. Such firm's determination of the Closing Date Net Working Capital will be final and binding upon Collaborative and West.

     At a supplemental closing, to be held within 90 days after the Closing Date or ten days after the determination of the Closing Date Net Working Capital, Collaborative will pay to West or West will pay to Collaborative, as appropriate, the difference between the Estimated Purchase Price and the Purchase Price based upon the final Closing Date Net Working Capital. If such Purchase Price exceeds the Estimated Purchase Price, the excess amount will be paid by West to Collaborative. If such Purchase Price is less than the Estimated Purchase Price, the difference will be paid to West from the funds held in escrow, with any amount greater than the amount held in escrow to be paid directly by Collaborative.

     In addition to adjustments reflecting net working capital of the Clinical Business on the Closing Date, the Purchase Price will be adjusted positively or negatively to reflect the ultimate value of net accounts receivable collected within 180 days after the Closing Date.

     The Closing. It is anticipated that the closing of the Proposed Sale will take place on or about April 16, 1999 (the "Closing Date"), subject to approval of the Proposed Sale by the Collaborative shareholders and the termination of the applicable waiting period provided for under United States antitrust laws and regulations. The Closing Date must occur no later than April 30, 1999, following which date either party may terminate the Agreement.

     Acquired Assets and Assumed Liabilities. The Acquired Assets generally include all of the assets of the Clinical Business that constitute the operating assets of the Clinical Business, including, without limitation, accounts receivable, tangible personal property, assigned contracts, claims, prepayments, deposits, books and records, advertising, permits and licenses and intellectual property (including, without limitation, the names "Collaborative Clinical Research," "GFI Pharmaceutical Services" and "WCE Clinical Evaluations" and derivations thereof).

     On the Closing Date, West will assume the following "Assumed Liabilities:"
(1) all obligations of Collaborative under the assigned clinical contracts that are to be performed after, and relate to the period after, the Closing Date; and
(2) all accrued expenses and accounts payable as of the Closing Date arising in the ordinary course of the Clinical Business.

     On the Closing Date, Collaborative will assign, and West will assume, certain contracts relating to the operation of the Clinical Business (the "Assumed Contracts"). In general, West will perform all post-closing obligations and realize all post-closing benefits under the Assumed Contracts, subject to the terms of the Agreement.

     On the Closing Date, Collaborative will retain, and West will not acquire, the following "Excluded Assets:" (1) all cash and cash equivalents (including marketable securities); (2) the corporate charters, qualifications to conduct business as foreign corporations, taxpayer and other identification numbers, minute books, seals and other records relating to the maintenance and existence of Collaborative, GFI and WCE, as corporate entities; (3) all rights under the Agreement; (4) all assets not related to the Clinical Business; (5) the Common Shares of DataTRAK, Inc.; (6) Collaborative's tax returns and related corporate records; (7) all information protected by Collaborative's attorney-client or attorney work product privilege; (8) claims and similar rights of Collaborative, GFI and WCE against third parties that are not related to the Clinical Business; and (9) certain shared assets to be determined by the parties. Except as otherwise provided in the Agreement, West will not assume any liabilities of Collaborative of any nature, currently existing or incurred in the future, that are not expressly included within the definition of Assumed Liabilities.

     Representations and Warranties. The Agreement contains certain customary representations and warranties from each of the parties. The Company made representations regarding, among other things, (i) its authority to enter into and perform its obligations under the Agreement; (ii) its organization and good standing; (iii) compliance of the transactions contemplated by the Agreement with the Company's Articles of Incorporation, Code of Regulations, certain agreements and applicable laws; (iv) the financial statements of the Company as of December 31, 1997 (audited) and as of September 30, 1998 (unaudited); (v) the Company's title to the assets to be sold and the absence of any encumbrances impairing such title; (vi) the condition and sufficiency of such assets; (vii) the absence of any undisclosed liabilities; (viii) taxes; (ix) employment relations and benefits; (x) compliance with legal requirements, governmental authorizations and legal proceedings; (xi) the absence of certain adverse changes or events; (xii) the identity and status of the Company's contracts in connection with the Clinical Business; (xiii) environmental matters; (xiv) the Company's relationship with certain related persons; (xv) the absence of any material adverse change in the assets, operations or financial condition of the Clinical Business; and (xvi) the adequacy of its disclosure under the Agreement. The representations and warranties of the Company survive for six months from the Closing Date.

     The Agreement contains various representations and warranties of West including, among others, representations and warranties related to corporate organization and similar corporate matters; authorization and enforceability; non-contravention of West's Certificate of Incorporation or Bylaws, and non-violation of laws and material agreements; the absence of any proceeding that may interfere with the Proposed Sale; and brokers' or finders' commissions or fees.

     Conditions to the Proposed Sale. The obligations of West to close the Proposed Sale under the Agreement are subject to the satisfaction (or waiver) of the following conditions at or prior to the Closing Date: (1) all representations and warranties of Collaborative will have been accurate in all material respects; (2) Collaborative will have performed or complied with all covenants and obligations and satisfied all conditions and closing delivery requirements specified in the Agreement; (3) all consents specified in the Agreement will have been obtained; (4) Collaborative will have delivered an opinion of counsel; (5) no pending or threatened litigation exists to challenge, prevent or obtain damages with respect to the Proposed Sale; (6) no prohibition under any law or order will exist that would conflict with the consummation of the Proposed Sale or result in a violation by West; (7) any waiting period applicable under the Hart-Scott-Rodino Act will have terminated or expired; (8) Collaborative will have delivered to West evidence of compliance with all legal requirements relating to bulk transfers; (9) no material adverse change will have occurred in the operations, properties, assets, liabilities or financial condition of Collaborative relating to the Clinical Business, or any material adverse change in the Clinical Business, taken as a whole, and no event, condition or circumstance will have occurred that could reasonably be expected to result in such a material adverse change; (10) Collaborative will have delivered to West any supplement to certain schedules relating to changes in the business; and (11) Collaborative will have delivered to West, within five days prior to the Closing Date, true, correct and complete copies of all affiliated site contracts then in effect.

     The obligations of Collaborative to close the Proposed Sale under the Agreement are subject to the satisfaction (or waiver) of the following conditions at or prior to the Closing Date: (1) all representations and warranties of West will have been accurate in all material respects; (2) West will have performed or complied with all covenants and obligations and satisfied all conditions and closing delivery requirements specified in the Agreement; (3) all consents specified in the Agreement will have been obtained; (4) West will have delivered an opinion of counsel; (5) the Agreement and the Proposed Sale will have been approved by the Collaborative shareholders according to applicable law; and (6) no prohibition under any law or order will exist that would conflict with the consummation of the Proposed Sale.

     Non-Solicitation Provisions. The Agreement prohibits Collaborative from directly or indirectly soliciting, initiating or encouraging any acquisition proposals with respect to the Clinical Business. Collaborative can engage in negotiations or soliciting proposals concerning a possible transaction involving DataTRAK or the assets not included in the sale. In addition, the Company is entitled to respond to an unsolicited request for information concerning Collaborative and, if after consultation with its legal counsel and financial advisors, the Collaborative Board determines that a bona fide written proposal represents a superior proposal to the Proposed Sale, the Company can pursue such superior proposal. The Company is obligated to keep West informed as to the status of any such proposal or inquiry. If the Company ultimately determines to pursue the other proposal, the Collaborative Board may withdraw or modify its approval of the Agreement and may enter into an agreement with respect to the superior proposal. In such event, the Company would be required to pay West a termination fee equal to $1.0 million plus West's expenses in connection with the transaction (not to exceed a maximum of $200,000).

     Covenants Pending the Closing. Pursuant to the Agreement, Collaborative has agreed, with respect to the Clinical Business: (1) to afford West and its representatives full and free access to records and senior executive management;
(2) to operate in the ordinary course of business; (3) except as contemplated by the Agreement, not to take any action or take any action outside of the ordinary course of business; (4) to make all filings legally required to be made by Collaborative and to cooperate with West with respect to all filings legally required to be made by West; (5) to notify West if Collaborative becomes aware of any fact that causes a breach of Collaborative's representations and warranties under the Agreement; (6) to use its best efforts to cause the satisfaction of the conditions in the Agreement that are required at or prior to the Closing Date; (7) to pay one half of all fees associated with compliance under the United States antitrust laws and regulations; (8) to terminate all employees, pay or make adequate provision for all liabilities for compensation accrued through the Closing Date and make available all personnel information with respect to such employees; (9) to prepare and promptly deliver to West monthly unaudited balance sheet and related unaudited income and cash flow statement information; (10) to pay, perform or discharge when due all liabilities that are not Assumed Liabilities; (11) to cause Directors and executive officers who own Common Shares of Collaborative to deliver a voting agreement in the form specified in the Agreement; and (12) to take all action necessary to hold a meeting of shareholders to consider and vote upon the approval of the Agreement and the Proposed Sale.

     The Agreement requires West: (1) to cause the filing of all legally required documents necessary to consummate the Proposed Sale; and (2) to use its best efforts to cause the satisfaction of the conditions contained in the Agreement that are required at or prior to the Closing Date.

     Indemnification. The Company has agreed to indemnify and hold harmless West and its representatives and affiliates from and against any and all losses, liabilities, claims, damages and expenses arising from or in connection with:
(1) any breach of any representation or warranty made by Collaborative in the Agreement; (2) any breach of any covenant or obligation of Collaborative made in the Agreement; (3) all liabilities that are not Assumed Liabilities; (4) any environmental, health and safety liabilities arising out of or relating to the ownership or operation of any acquired real properties; (5) any claim by any person for brokers' or finders' commissions or fees; and (6) any claims arising from violations of laws relating to bulk transfers.

     West has agreed to indemnify and hold harmless Collaborative from any damages arising from or in connection with: (1) any breach of representation or warranty made by West in the Agreement; (2) any breach of any covenant or obligation of West in the Agreement; and (3) any claim by any person for brokers' or finders' commissions or fees.

     The Company's indemnification obligations are subject to certain limitations, including (i) that the representations and warranties and the related indemnification obligation will expire six months following the Closing Date, with the exception of damages incurred through excluded liabilities; (ii) a $100,000 threshold liability; and (iii) a maximum liability of $1.0 million. The threshold and maximum on the Company's indemnification obligations are not applicable, however, in the event that West suffers loss or damage by reason of a Company liability which West did not agree to assume.

     Termination. The Agreement may be terminated and the Proposed Sale may thereby be abandoned at any time prior to the Closing Date: (1) by either party if a material breach of any provision of the Agreement has occurred and has not been waived or cured within 15 days; (2) by West if any of the conditions required to be satisfied by Collaborative at or prior to the Closing Date has not occurred or the satisfaction of such condition has become impossible; (3) by Collaborative if any of the conditions required to be satisfied by West at or prior to the Closing Date has not occurred or the satisfaction of such condition has become impossible; (4) by mutual consent of Collaborative and West; (5) by Collaborative if deemed necessary in connection with the acceptance of a superior proposal; and (6) by either party if the Proposed Sale is not consummated on or before April 30, 1999. If the Agreement is terminated by Collaborative in connection with the acceptance of a superior proposal, Collaborative will pay to West a termination fee of $1.0 million and will reimburse West for all reasonable out-of-pocket expenses up to a total amount equal to $200,000.

     Non-Competition Agreement. As a condition to the Proposed Sale, the Company, DataTRAK and Dr. Green have entered into a non-competition agreement (the "Non-Competition Agreement") whereby the Company, DataTRAK and Dr. Green has each agreed not to engage in the contract clinical research business or related activities (subject to certain exceptions in the case of Dr. Green). The term of the Non-Competition Agreement between the Company, DataTRAK and West will be three years from the Closing Date. The term of the Non-Competition Agreement between Dr. Green and West will be two years. The Non-Competition Agreement will not restrict the Company's EDC operations.

EXPECTED GAIN FROM PROPOSED SALE; CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon completion of the Proposed Sale, the Company expects to report a gain of approximately $11.0 to $12.0 million, subject to certain post-closing adjustments. Any adjustment for the collection of net accounts receivable will be accounted for as a change in accounting estimate and will be recognized as an adjustment to the Company's results of operations in the time period that such amount, if any, is determined. Amounts paid by West to the escrow agent will be recorded by the Company as restricted cash. The Company does not anticipate federal income tax liability as a result of the reported gain due to the Company's large net operating loss carryforwards.

ACCOUNTING TREATMENT

     The sale of the Clinical Business will be accounted for by the Company as a sale of assets.

RECOMMENDATION; REQUIRED VOTE

     THE COLLABORATIVE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE AGREEMENT. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON SHARES OF THE COMPANY IS REQUIRED TO APPROVE AND ADOPT THE AGREEMENT.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

GENERAL

     Collaborative operates two separate businesses within the clinical research industry. Through its Clinical Business, the Company operates a multi-specialty site management organization ("SMO") that provides clinical research services to companies in the clinical pharmaceutical, biotechnology, contract research organization ("CRO") and medical device research industries (collectively "Sponsors"). Through DataTRAK, the Company provides EDC and other services to assist Sponsors in accelerating the completion of clinical trials. DataTRAK had no revenue prior to 1998.

     On December 21, 1998, the Company signed the Agreement with West providing for the sale of assets of the Company related to the Clinical Business. The sale is subject to shareholder approval and, if approved, is expected to be completed by the end of April 1999. Upon completion of the Proposed Sale, the Company will no longer operate the Clinical Business.

     The Proposed Sale would transfer substantially all of the Company's backlog to West, and the Company would no longer generate revenue from the operation of the Clinical Business. Consequently, after the Proposed Sale, the DataTRAK business will be the sole source of the Company's revenue, and approximately 95% of the Company's assets, or approximately $40.0 million, will be held in cash, cash equivalents and short-term investments. After the Proposed Sale, the Company anticipates that DataTRAK's operating results will fluctuate significantly from period to period. There can be no assurance of DataTRAK's future prospects.

     The discussion that follows highlights the business conditions and certain financial information specific to each of the Company's two business segments.

     Clinical Business. The Clinical Business provides services to three segments of the pharmaceutical and biotechnology industries. Through WCE, it provides clinical research services relating to the reclassification of prescription drugs into drugs available for OTC purchase and other OTC clinical research services. In addition, the Clinical Business provides Phase I research services from its 80-bed clinic at GFI. Finally, through its Affiliated Site Network which is comprised of six therapeutically focused sub-networks drawn from over 450 affiliated research sites ("Affiliated Sites"), it provides Phase II, III, and IV research services. The Company has no ownership interest in any of its Affiliated Sites.

     The Clinical Business enters into contracts that provide a fixed price for each component or service delivered. The ultimate contract value depends on such variables as the number of research sites selected, patients enrolled and other services required by the Sponsor. Generally, these contracts range in duration from several months to several years. As services are performed over the life of the contract, revenue is earned under the percentage of completion method utilizing units of delivery. Costs associated with contract revenue are recognized as incurred. Pass-through costs that are paid directly by Sponsors, and for which the Company does not bear the risk of economic loss, are excluded from revenue. These clinical trial costs can include investigator meeting fees, IRB fees and travel costs. The termination of a contract results in no material adjustments to revenue or direct costs previously recognized, and the Company is entitled to payment for all work performed through the date of notice of termination and all costs associated with termination of a study.

     Contracts in the Clinical Business may generally be terminated by the Sponsor with or without cause. Some of the reasons clinical trials may be terminated include unexpected results or adverse patient reactions to the drug, inadequate patient enrollment or investigator recruitment, manufacturing problems resulting in shortages of the drug or decisions by the Sponsor to de-emphasize or terminate a particular trial or development efforts on a particular drug. Depending on the size of the trial, a Sponsor's decision to terminate or delay the trial could have a material adverse effect on the Company's backlog, future revenue and profitability.

     The net loss of the Clinical Business was $2.0 million, including a special items charge of $260,000, for the year ended December 31, 1997 and $10.1 million for the year ended December 31, 1998, including special items and impairment charges totaling $7.3 million.

     The Company's backlog at December 31, 1998, substantially all of which relates to the Clinical Business, was $15.8 million, as compared to backlog of $25.9 million at December 31, 1997. During 1998, a large contract, which had not been performing as expected, together with several smaller contracts were removed from backlog. The removal of these contracts reduced backlog by $16.9 million. The current backlog reflects the addition of $19.0 million of new backlog during 1998. Other miscellaneous contract adjustments had the effect of increasing backlog by $1.0 million. Of the $15.8 million backlog at December 31, 1998, the Company expects that $10.4 million will be converted to revenue subsequent to 1999.

     DataTRAK Business. Collaborative's wholly owned subsidiary, DataTRAK, uses the software known as DataTRAK EDC(TM) to provide EDC and technology services to Sponsors in order to assist in the more timely completion of clinical trials. The Company is currently developing this business, has recognized minimal revenue to date, and has experienced significant losses and negative cash flow from operations since beginning operations in 1997. DataTRAK had no operating results during 1995 or 1996. During the year ended December 31, 1997, DataTRAK had no revenue and a net loss of $3.9 million, including a special items charge of $2.7 million. For the year ended December 31, 1998, DataTRAK's net loss was $2.7 million, including a special items charge of $161,000. There can be no assurance that the Company will be successful in achieving commercial acceptance of the DataTRAK(R) process.

     DataTRAK contracts provide a fixed price for each component or service to be delivered. Services provided by DataTRAK that are in addition to those provided for in its contracts are billed on a fee for service basis for services completed. Generally, these contracts range in duration from twelve to eighteen months. The ultimate contract value is dependent upon the length of the customer's use of DataTRAK EDC(TM) and the services provided by DataTRAK. As services are performed over the life of the contract, revenue is recognized under the percentage of completion method utilizing units of delivery. Costs associated with contract revenues are recognized as incurred. These contracts can be terminated at any time by the Sponsor with or without cause. DataTRAK is entitled to payment for all work performed through the date of notice of termination and for recovery of some or all costs incurred to terminate a contract. The termination of a contract will not result in a material adjustment to revenue or costs previously recognized.

     DataTRAK is also a seller and licenser of software. Generally, revenue is recognized upon delivery of sold software. Licensing revenue is recognized ratably over the life of the license. To date DataTRAK has not recognized any revenue from software sales.

     Since its purchase of the DataTRAK EDC(TM) software, in January 1998, DataTRAK has recorded fee for service revenue related to two fixed unit price clinical trial contracts. At December 31, 1998, DataTRAK's backlog, related to one contract, was $30,000. In the future DataTRAK may also record revenue related to the sales of software. Due to DataTRAK's early stage of development and its low level of backlog, there can be no assurance as to its future levels of revenue.

RESULTS OF OPERATIONS

     The following tables set forth, for the periods indicated, certain items from the Company's Consolidated Statements of Operations, expressed in thousands by line of business.

                                                          YEAR ENDED DECEMBER 31, 1998
                                                  ---------------------------------------------
                                                                            OTHER
                                                  CLINICAL    DATATRAK    CORPORATE
                                                  BUSINESS    BUSINESS      ITEMS       TOTAL
                                                  --------    --------    ---------    --------
Revenue.........................................  $ 13,094    $   132      $    --     $ 13,226
Direct costs....................................    10,047        464           --       10,511
                                                  --------    -------      -------     --------
Gross profit (loss).............................     3,047       (332)          --        2,715
Selling, general and administrative expenses....     4,898      1,839        2,232        8,969
Impairment charge...............................     6,056         --           --        6,056
Special items...................................     1,245        161          592        1,998
Depreciation and amortization...................       685        359          111        1,155
                                                  --------    -------      -------     --------
Loss from operations............................    (9,837)    (2,691)      (2,935)     (15,463)
Other income (expense)..........................      (212)        --        1,679        1,467
                                                  --------    -------      -------     --------
Loss before income taxes........................   (10,049)    (2,691)      (1,256)     (13,996)
Income tax expense..............................        80         --           --           80
                                                  --------    -------      -------     --------
Net loss........................................  $(10,129)   $(2,691)     $(1,256)    $(14,076)
                                                  ========    =======      =======     ========

                                                            YEAR ENDED DECEMBER 31, 1997
                                                    --------------------------------------------
                                                                              OTHER
                                                    CLINICAL    DATATRAK    CORPORATE
                                                    BUSINESS    BUSINESS      ITEMS       TOTAL
                                                    --------    --------    ---------    -------
Revenue...........................................  $17,327     $    --      $    --     $17,327
Direct costs......................................   12,637          --           --      12,637
                                                    -------     -------      -------     -------
Gross Profit......................................    4,690          --           --       4,690
Selling, general and administrative expenses......    5,523       1,089        3,398      10,010
Special items.....................................      257       2,738           --       2,995
Depreciation and amortization.....................      817          72          125       1,014
                                                    -------     -------      -------     -------
Loss from operations..............................   (1,907)     (3,899)      (3,523)     (9,329)
Other income (expense)............................       --          --        1,888       1,888
                                                    -------     -------      -------     -------
Loss before income taxes..........................   (1,907)     (3,899)      (1,635)     (7,441)
Income tax expense (benefit)......................      140          --         (198)        (58)
                                                    -------     -------      -------     -------
Net loss..........................................  $(2,047)    $(3,899)     $(1,437)    $(7,383)
                                                    =======     =======      =======     =======

                                                            YEAR ENDED DECEMBER 31, 1996
                                                    --------------------------------------------
                                                                              OTHER
                                                    CLINICAL    DATATRAK    CORPORATE
                                                    BUSINESS    BUSINESS      ITEMS       TOTAL
                                                    --------    --------    ---------    -------
Revenue...........................................  $25,715     $    --      $    --     $25,715
Direct costs......................................   17,976          --           --      17,976
                                                    -------     -------      -------     -------
Gross Profit......................................    7,739          --           --       7,739
Selling, general and administrative expenses......    4,054          --        2,087       6,141
Depreciation and amortization.....................      546          --           60         606
                                                    -------     -------      -------     -------
Income (loss) from operations.....................    3,139          --       (2,147)        992
Other income (expense)............................       --          --        1,038       1,038
                                                    -------     -------      -------     -------
Income (loss) before income taxes.................    3,139          --       (1,109)      2,030
Income tax expense................................       --          --          383         383
                                                    -------     -------      -------     -------
Net income (loss).................................  $ 3,139     $    --      $(1,492)    $ 1,647
                                                    =======     =======      =======     =======

     During 1996, the Company's only line of business was the Clinical Business. For comparative purposes, statement of operations items related to corporate overhead have been shown in the "Other Corporate Items" column of the table for the year ended December 31, 1996.

YEAR ENDED DECEMBER 31, 1998 COMPARED WITH YEAR ENDED DECEMBER 31, 1997

     Clinical Business. Revenue for the year ended December 31, 1998 decreased 24.3% to $13.1 million as compared to $17.3 million for the year ended December 31, 1997. The decrease was the result of a decline in revenue from clinical trials conducted by the Clinical Business, caused by the inability to attract sufficient new business and convert existing backlog into revenue during the year ended December 31, 1998. During both 1997 and 1998 the Clinical Business performed services on approximately 200 contracts. The size, duration and difficulty of each contact varies, and therefore the amount of backlog converted into revenue and revenue earned in any year is independent of the number of contracts on which services are performed. During the second half of 1997, the Company hired a new Vice President of Marketing and Sales and rebuilt its sales force in an effort to increase backlog. In December of 1997, the Company hired a Chief Operating Officer for the Clinical Business and a new General Manager for GFI. During 1998, $19.0 million of new contracts was added to backlog, however, due to the duration of many of these contacts, much of this new backlog was not converted into revenue in 1998. The Clinical Business's backlog at December 31, 1998 was $15.8 million. The Company expects $5.4 million to be converted to revenue in 1999. There can be no assurance as to the level of backlog that will be added in 1999, or as to the Clinical Business's level of revenue in 1999 and beyond.

     Direct costs include compensation and related fringe benefits for non-administrative employees (including those at Company-owned research facilities) and other expenses directly related to contracts, which can be subcontracted to the Affiliated Sites and other vendors. These costs decreased by $2.6 million, or 20.6%, from $12.6 million to $10.0 million for the years ended December 31, 1997 and 1998, respectively. As a percentage of revenue, direct costs increased from 72.8% during the year ended December 31, 1997 to 76.3% during the year ended December 31, 1998. The Clinical Business incurs a high level of fixed direct costs at its owned research sites, due to the number of clinical and support personnel required in order to offer clinical services at these sites. The increase in direct costs as a percentage of revenue was the result of the division's low level of revenue and its inability to leverage fixed costs at its Company-owned research facilities.

     Selling, general and administrative ("SG&A") expenses include all administrative personnel costs, business development costs, and costs associated with the growth and quality maintenance of the Affiliated Site network, and all other expenses not directly chargeable to a specific contract. Approximately 5% of the Clinical Business's SG&A expenses are for costs associated with the growth and quality maintenance of the Affiliated Site network. These Affiliated Site network costs, which include among other things expenses related to personnel, travel, advertising, database management and regulatory compliance, are expensed as incurred. SG&A costs for the year ended December 31, 1998 decreased $600,000 to $4.9 million as compared to $5.5 million during the year ended December 31, 1997. Of this decrease $300,000 was the result of the Company exiting its European and other strategic initiatives, which were intended to increase the types of research services offered by the Clinical Business. The remainder of the decrease was the result of the Company's reorganization in the first quarter of 1998. As a percentage of revenue, SG&A expenses increased from 31.8% to 37.4% for the years ended December 31, 1997 and 1998, respectively. The increase in SG&A expenses as a percentage of revenue was the result of the Clinical Business's low level of revenue being unable to absorb its fixed operating costs.

     During 1998, the Clinical Business recorded asset impairment charges of $6.1 million related to the impairment of goodwill. Of this charge, $1.9 million was related to goodwill written off related to two Clinical Business locations that were closed in September 1998 due to poor operating performance. The $1.9 million of goodwill represents the unamortized portion of goodwill that was allocated to these sites at the time of their purchase. The remaining $4.2 million of the impairment charge was for goodwill associated with GFI's operations. GFI's revenue was in continual decline and its net losses continued to increase since its acquisition. In the third quarter of 1998, after management's efforts to effect a turn around were exhausted, and concurrent with the Company's planning process, it was determined that the possibility of recovering the recorded value of the GFI goodwill through a sale of GFI, exclusive of a sale of the entire Clinical Business, was remote. In addition, it was determined that GFI's future undiscounted cash flows were below the carrying value of GFI's long-lived assets. Accordingly, during the third quarter of 1998, the Company adjusted the carrying value of GFI's long-lived assets to their estimated fair value of approximately $1.6 million, resulting in the non-cash charge of $4.2 million. The estimated fair value was based on the purchase price allocated to GFI pursuant to an initial offer from West to purchase the Clinical Business. The write-downs of goodwill will result in a reduction of the Clinical Business's depreciation and amortization expense by approximately $230,000 as compared to 1998 expense levels.

     The Clinical Business incurred special items charges of $1.2 million for the year ended December 31, 1998. Of this total, $810,000 was incurred as part of the Company's reorganization plan and included severance costs for 19 employees who were terminated in March of 1998, costs associated with the relocation of certain Clinical Business employees and costs related to a lawsuit settlement with two former Clinical Business executive officers. The remaining $430,000 was a result of the Company exiting its United Kingdom activities and costs related to the closing of two of its Clinical Business sites. During 1997, the Clinical Business had special items charges of $260,000 relating to the disposal of certain medical equipment, computer equipment and the closing of a leased facility. Management expects that these actions will lower the Clinical Business's SG&A expenses by approximately $800,000 as compared to 1998 SG&A expenses.

     Depreciation and amortization expense decreased from $820,000 for the year ended December 31, 1997 to $690,000 during the year ended December 31, 1998. Approximately $90,000 of the $130,000 decrease was the result of the goodwill write-down, and the remainder was due to the disposal of certain assets at the end of 1997.

     Other expenses for the year ended December 31, 1998 of $210,000 were recorded as a result of costs incurred relating to the Proposed Sale of the Clinical Business.

     Income tax expense for the Clinical Business was $140,000 for the year ended December 31, 1997 and $80,000 for the year ended December 31, 1998. These taxes were the result of state taxes incurred during both years.

     DataTRAK Business. During the year ended December 31, 1998 DataTRAK had revenue of $130,000. This revenue was the result of EDC services preformed on two European clinical trials. Direct costs of this revenue, mainly personnel costs at DataTRAK's German subsidiary ("DataTRAK GmbH"), were $460,000 resulting in a gross margin loss of $330,000. Prior to 1998 DataTRAK had recorded no revenue or direct costs.

     SG&A expenses increased from $1.1 million to $1.8 million for the years ended December 31, 1997 and 1998, respectively. Of this increase, $480,000 was the result of expenses incurred by DataTRAK GmbH. DataTRAK GmbH was established in January 1998 in connection with the purchase of the software known as DataTRAK EDC(TM). The remainder of the increase, as well as the costs incurred by DataTRAK GmbH, was the result of costs incurred for developing, testing and marketing the DataTRAK(R) process and the DataTRAK EDC(TM) software.

     DataTRAK had special items charges of $160,000 during the year ended December 31, 1998. Of these charges, $30,000 resulted from the Company's first quarter 1998 reorganization and included severance costs for one employee who was terminated. The remaining $130,000 related to costs associated with the termination of the technology alliance agreement between the Company and IBM Global Services ("IBM"). DataTRAK recorded a special items charge of $2.7 million during 1997 as a result of the termination of its agreement with IBM. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year ended December 31, 1997 Compared with Year ended December 31, 1996; DataTRAK Business."

     Depreciation and amortization expense increased from $70,000 during the year ended December 31, 1997 to $360,000 during the year ended December 31, 1998. The increase was the result of the purchase of the DataTRAK EDC(TM) software, and other assets, as well as capitalized software development costs.

     Other Corporate Items. The Company recorded SG&A expenses of $3.4 million and $2.2 million during the years ended December 31,1997 and 1998, respectively that were not allocated to either of Collaborative's operating divisions. Part of the decrease in these expenses is due to the absence of $600,000 of expenses related to the termination of potential acquisitions. The remaining $600,000 decrease was due to reduced personnel and other costs resulting from the Company's reorganization in the first quarter of 1998.

     Corporate special items relating to the Company's first quarter 1998 reorganization totaled $590,000. These charges included severance costs for nine employees who were terminated in March of 1998. It is expected that the first quarter of 1998 reorganization will have the effect of reducing corporate related SG&A expenses by $170,000 as compared to 1998 expense levels.

     Corporate-related depreciation expense was $120,000 and $110,000 during the years ended December 31, 1997 and 1998, respectively.

     Other income decreased $210,000 for the year ended December 31, 1998 compared to the year ended December 31, 1997. The decrease was primarily the result of a decrease in interest income caused by the Company's use of cash to fund its operating losses and other working capital needs. This decrease was partially offset by the termination of the Company's Health Research Innovations L.L.C's. ("HRI") joint venture. The HRI joint venture, between the Company and Pharmaceutical Marketing Services, Inc., was terminated during the second quarter of 1997. During the year ended December 31, 1997, the Company's share of the loss from this joint venture was $50,000.

     As a result of the Company's net operating loss for the year ended December 31, 1997, a $200,000 federal income tax benefit was recorded at December 31, 1997. This benefit represents the refund the Company received from its net operating loss carryback for federal income tax purposes. Due to the Company's net operating loss for 1998, no federal income tax provision was recorded. At December 31, 1998, the Company has a net operating loss carryforward of approximately $13.0 million, which will expire in the year 2013.

YEAR ENDED DECEMBER 31, 1997 COMPARED WITH YEAR ENDED DECEMBER 31, 1996

     Clinical Business. Revenue decreased by $8.4 million, or 32.7%, from $25.7 million in 1996 to $17.3 million in 1997. The decrease was the result of a $12.8 million decline in revenue from clinical trials conducted within the Company's Network of Affiliated Sites, offset, in part, by the $4.4 million increase in revenue attributable to operations acquired in 1996. The low level of revenue generated by the Affiliated Sites was the result of the Company's inability to attract sufficient new business and convert existing backlog into revenue during 1997. During the second half of 1997, the Company hired a new Vice President of Marketing and Sales and rebuilt its sales force in an effort to increase backlog. In December of 1997, the Company hired a Chief Operating Officer for the Clinical Business and a new General Manager for GFI.

     Direct costs decreased by $5.4 million, or 30.0%, from $18.0 million in 1996 to $12.6 million in 1997. Direct costs increased as a percentage of revenue from 70.0% in 1996 to 72.8% in 1997. Of the $5.4 million decrease, $9.0 million was caused by the decline in revenue generated by the Affiliated Sites, which was partially offset by an increase of $3.6 million due to the GFI and WCE acquisitions. The increase in direct cost percentage was the result of the Company's low level of revenue and its subsequent inability to leverage fixed costs.

     SG&A expenses increased by $1.5 million from $4.0 million in 1996 to $5.5 million in 1997. Of the $1.5 million increase, approximately $1.0 million was incurred at acquired research facilities, and the remainder was due to growth of the Clinical Business's infrastructure. As a percentage of revenue, SG&A expenses increased from 15.6% in 1996 to 31.8% in 1997. The increase in SG&A expenses as a percentage of revenue reflects the lower absorption of fixed operating costs resulting from decreased revenues, as well as the impact of additional expenses incurred to support the Company's efforts to rebuild sales and backlog, and its strategic initiatives.

     Special items include charges of $260,000 related to the Clinical Business that were recorded in the fourth quarter of 1997. These charges relate to the disposal of certain medical equipment, computer equipment, and the closing of a leased facility.

     Depreciation and amortization expense increased by $270,000 from $550,000 in 1996 to $820,000 in 1997. Of the $270,000 increase, $60,000 resulted from the depreciation of assets acquired with GFI and WCE, $130,000 resulted from the amortization of goodwill and $80,000 resulted from increased capital expenditures.

     During 1997, the Clinical Business had state income tax expense of $140,000.

     DataTRAK Business. During 1997, DataTRAK had SG&A expenses of $1.1 million. These costs were related to the testing and Affiliated Site training of the EDC and clinical trial management system, that was being developed through a technology alliance agreement with ISSC, a unit of IBM Global Services and DataTRAK. This technology agreement was terminated in 1997.

     During 1997, the Company and IBM disagreed on several issues relating to the strategic direction of its technology alliance. In December of 1997, the two parties determined these differences to be irreconcilable and the technology alliance was terminated. As a result of this termination, the Company returned the software that was developed as a result of this alliance to IBM. The unamortized cost of this software, totaling $740,000 was written off. The Company and IBM disagreed on a number of issues concerning the parties' financial responsibilities in connection with the termination of the alliance, and the Company recorded a $2.0 million charge, which represented its best estimate at December 31, 1997 of its financial obligations associated with the termination of the technology alliance. The total charge of $2.7 million was recorded as part of special items expense for the year ended December 31, 1997.

     DataTRAK had depreciation expense of $70,000 in 1997 related to software and licenses associated with the technology alliance agreement with ISSC, a unit of IBM, and DataTRAK.

     Other Corporate Items. For the years ended December 31, 1996 and 1997, the Company had SG&A expenses of $2.1 million and $3.4 million, respectively, that were not related to either of Collaborative's operating divisions. Of the $1.3 million increase, $600,000 was for expenses related to the terminated negotiations for potential acquisitions. The remainder of the increase was due to the Company's strategic initiatives, primarily related to personnel and other costs incurred as a result of the Company's initiative to acquire clinical research sites.

     Unallocated depreciation and amortization was $60,000 and $120,000 for the years ended December 31, 1996 and 1997, respectively. The increase was due to increased capital expenditures, primarily related to computer systems.

     Other income increased from $1.0 million in 1996 to $1.9 million in 1997. This was the result of a $790,000 increase in interest income on invested cash (primarily the proceeds of the Company's initial public offering), and a $90,000 decrease in interest expense. Interest expense for 1996 was related to the issuance of notes payable to the former shareholders of GFI, and borrowings against the Company's line of credit. Also, there was a $30,000 increase in the Company's share of HRI's net loss for the year ended December 31, 1997.

     As a result of the Company's net operating loss for the year ended December 31, 1997, a $200,000 federal income tax benefit was recorded at December 31, 1997. This benefit represents the refund the Company received from its net operating loss carryback for federal income tax purposes. As a result of the Company's net operating loss carryforwards of $1.4 million for federal income tax purposes, the Company's effective tax rate for 1996 was 19% of pre-tax income. This resulted in $380,000 of income tax expense for the year ended December 31, 1996. The Company fully utilized its net operating loss carryforwards, at December 31, 1995, for federal income tax purposes during 1996.

LIQUIDITY AND CAPITAL RESOURCES

     Since its inception, the Company's principal sources of cash have been cash flow from operations and proceeds from the sale of equity securities. The Company's investing activities primarily reflect capital expenditures, acquisitions and net purchases of short-term investments.

     The Company's contracts usually require a portion of the contract amount to be paid at the time the contract is initiated. Additional payments are generally received upon completion of negotiated performance milestones throughout the life of the contract. All amounts received are recorded as a liability (deferred revenue) until work has been completed and revenue is recognized. Cash receipts do not necessarily correspond to costs incurred or revenue recognized. The Company typically receives a low volume of large-dollar receipts. Accounts receivable will fluctuate due to the timing and size of cash receipts. Accounts receivable (net of allowance for doubtful accounts) was $2.7 million at December 31, 1998 and $4.5 million at December 31, 1997. Deferred revenue was $630,000 at December 31, 1998 and $850,000 at December 31, 1997.

     Cash and cash equivalents decreased $2.3 million during the year ended December 31, 1998. This was the result of $4.5 million provided by investing and financing activities, offset by $6.8 million used in operating activities. Investing activities included net proceeds of $6.1 million from purchases and maturities of short-term investments offset by $1.6 million used to purchase property and equipment. Financing activities primarily consist of the collection of a note receivable from an officer.

     Cash used for operating activities, of $6.8 million, resulted primarily from the Company's net loss and other cash uses. Cash provided by operating activities includes a $2.0 million decrease in receivables due to completion of contracts and increased collection efforts in 1998. Cash used in operating activities includes the Company's net loss, exclusive of non-cash operating items, of $6.3 million. Other cash uses related to operating activities were $2.1 million related to the termination of the DataTRAK alliance with IBM Global Services, $820,000 paid for costs related to the Company's reorganization in the first quarter of 1998 and $180,000 related to other special items charges. Changes in other current assets and liabilities resulted in a net $600,000 source of cash.

     At December 31, 1998 the Company had working capital of $24.4 million, and its cash, cash equivalents and short-term investments totaled $26.7 million. The Clinical Business had working capital of $13,000 at December 31, 1998. The Company's working capital decreased by $8.6 million from December 31, 1997. The decrease was primarily the result of a $6.9 million decrease in cash, cash equivalents and short-term investments, and the $2.0 million decrease in receivables.

     The Company has a line of credit agreement with a bank, which provides for borrowings up to $2.0 million and bears interest at rates not to exceed prime (no amounts were outstanding at any time during 1998). The line of credit agreement requires that the Company maintain investments of $2.0 million with the bank. This line of credit is considered to be committed and is subject to renewal at January 31, 2000.

     In connection with the sale of the Clinical Business, the Company will receive $15.0 million. Based upon the Clinical Business's net working capital at December 31, 1998, it is currently estimated that the $15.0 million purchase price to be paid to the Company will be increased by a $13,000 working capital adjustment and by offset by applicable transaction costs of $1.2 million. The actual proceeds received by the Company in the Proposed Sale will depend on the Clinical Business's net working capital as of the closing date, and on the collection of net accounts receivable during the 180 days following the closing date. The Company has not yet determined how those proceeds, as well as its other cash, cash equivalents and short-term investments will be used. The Board is considering numerous alternatives consistent with its objective to permit shareholders to realize the value of the DataTRAK technology. Among them, the Board is considering using some of the proceeds to provide working capital to finance DataTRAK's development and expansion (either independently or in conjunction with one or more strategic partners). It is also considering using a portion of the proceeds to repurchase outstanding Common Shares. The Board is also considering a possible sale or merger of the Company. However, the Company is not currently engaged in any discussions or negotiations concerning a sale or merger of the Company.

     Subsequent to the Proposed Sale, it is possible that the Company may be required to voluntarily delist its Common Shares from quotation and trading on the Nasdaq National Market, which may impair the liquidity of the trading market for the Common Shares. However, if the Common Shares are delisted, the Company may list its Common Shares for trading over-the-counter or may apply for listing of the Common Shares on the Nasdaq SmallCap Market, subject to Nasdaq's approval. The Company's liquidity and capital resources would not be materially effected if it were required to voluntarily delist its Common Shares from quotation and trading on the Nasdaq National Market. However, a delisting of the Common Shares could have a long-term impact on the Company's ability to raise future capital through a sale of its Common Shares.

     In January 1998, DataTRAK purchased the EDC software now known as DataTRAK EDC(TM) from EDS for $610,000. The Company is responsible for funding the future development and testing of this software. The Company will also continue to invest in the development of the DataTRAK(R) process. DataTRAK's primary source of cash has been cash generated by the Clinical Business and the maturities of corporate short-term investments. DataTRAK has had a negative cash flow of approximately $9.0 million since it began operations in 1997. The Company anticipates that its cash needs for 1999 operations will be approximately $5.0 million, including $1.0 million related to the payment of special items charges recorded in 1998. In addition, the Company anticipates software development expenditures of $1.5 to $2.0 million over the next two years for continued commercialization and product development of DataTRAK EDC(TM). The Company expects such activities will be funded from existing cash and cash equivalents, maturities of short-term investments, cash flow from operations, borrowings under its line of credit, as needed, and the proceeds from the sale of its Clinical Business.

YEAR 2000 READINESS DISCLOSURE

     Many existing computer systems and software programs currently in use are coded to accept only two digit entries in the date code field. These systems and programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000.

     The Company understands that as the new millennium approaches it is vital to all of its Sponsors, Affiliated Sites and suppliers that Collaborative's internal information technology ("IT") and non-IT systems are Year 2000 compliant. In addition, just as important a priority is the compliance of external IT and non-IT systems and services provided by others to Collaborative. To meet the above compliance requirements Collaborative has utilized the following methodology since mid-1997. It has: (i) developed a three-year plan (1997-1999) with Year 2000 IT issues as a priority, (ii) established a corporate Year 2000 program, (iii) performed a physical inventory of all IT and non-IT systems and software, (iv) delegated internal Year 2000 evaluation and testing responsibilities within the Company, (v) assessed its compliance with the above plans on an on-going basis, (vi) identified and categorized any "Mission Critical" items, (vii) repaired or replaced all non-compliant IT and non-IT systems and services, (viii) internally tested all systems and services for compliance, (ix) compiled appropriate documentation of all testing and vendor compliance statements, (x) queried its utilities, Sponsors, Affiliated Sites and suppliers as to their readiness and status, (xi) developed a business contingency plan in the event of Year 2000 malfunctions, and (xii) issued a public Year 2000 disclosure statement on the Company's web site.

     The Company has also established internal policies that have actively informed its employees of the Year 2000 problem and that assist in procurement of only new equipment that is Year 2000 compliant.

     At this point in the Company's Year 2000 effort, substantially all of the Company's internal IT and non-IT hardware and software systems have been tested and either replaced or repaired. The Company expects that all other non-compliant IT and non-IT systems will either be Year 2000 ready or replaced by June 30, 1999. There can be no assurance that additional coding errors or other defects will not be discovered in the future though management believes the possibility of such discoveries is quite low due to the recent vintage and uniformity of IT and non-IT systems throughout Collaborative.

     The Company is in the process of determining how it may be impacted by any third parties' failure to remedy their own Year 2000 issues. The Company has initiated formal communications with significant Sponsors, suppliers and other third parties to determine the extent, if any, to which the Company's interface systems could be impacted by those third parties' failure to remedy their own Year 2000 issues. The Company will continue these communications through mid-1999. Management currently does not anticipate any material adverse impact on its operations as a result of Year 2000 issues of third parties. However, at this stage of the review no assurance can be given that the failure by one or more third parties to become Year 2000 compliant will not have a material adverse impact on the Company's financial position or results of operations.

     Management of the Company believes an effective program for resolving Year 2000 issues in a timely manner is in place. Since it is not possible to anticipate all possible future outcomes, especially when third parties are involved, there could be circumstances in which the Company's operations could be interrupted. In addition, disruptions in the economy in general resulting from Year 2000 issues could also adversely impact the Company. The most significant Year 2000 issue and worst case scenario of concern to the Company has been identified as being a long-term electrical power disruption. The Company's contingency plans for large-scale Year 2000 disruptions focuses on two critical high-level operational issues: (i) The preservation and availability of critical Company data as of December 31, 1999 and (ii) the use of manual transaction processing until all disruptions are eliminated.

     To date, the total cost of the Year 2000 systems review has been immaterial to the Company's financial position and results of operations. Management does not anticipate incurring any additional costs that would be material to the Company's financial position or results of operations. As of January 1999, the Company has not utilized any outside consultants or technical staff to meet its Year 2000 goals and has no current plans to do so.

INFLATION

     To date, the Company believes the effects of inflation have not had a material adverse effect on its results of operations or financial condition.

FORWARD-LOOKING STATEMENTS

     This Proxy Statement, including the information provided in foregoing "Management's Discussion and Analysis of Financial Condition and Results of Operations," includes forward-looking statements that are based on management's current beliefs, estimates and assumptions concerning the operations, future results and prospects of Collaborative and the clinical pharmaceutical research industry in general. All statements that address operating performance, events or developments that management anticipates will occur in the future, including statements related to future sales, profits, expenses, income and earnings per share or statements expressing general optimism about future results, are forward-looking statements within the meaning of Section 21E of the Exchange Act. In addition, words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," variations of such words, and similar expressions are intended to identify forward-looking statements. Any number of factors could affect future operations and results, including the following: (i) the ability of the Company to absorb corporate overhead and other fixed costs in order to successfully develop the DataTRAK EDC(TM) software, (ii) the development of and fluctuations in the market for EDC technology, (iii) fluctuations in costs and expenses, (iv)the degree of the Company's success in obtaining new contracts,
(v) dependence on key personnel, (vi) governmental regulation, (vii) potential impact of health care reform, (viii) the Company's limited operating history and lack of profitable operations, (ix) fluctuations in quarterly results, (x) the early stage of the DataTRAK business and operations and (xi) general economic conditions, such as the rate of employment, inflation, interest rates and the condition of capital markets. This list of factors is not exclusive. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Proxy Statement will in fact transpire.

                          DESCRIPTION OF THE BUSINESS

THE COMPANY

     Overview of the Clinical Research Industry. The Company's DataTRAK and Clinical Business serve companies in the clinical pharmaceutical, biotechnology, CRO and medical device research industry. This industry is driven by regulatory requirements that Sponsors adequately test new drugs and medical devices prior to marketing. Competitive and cost-containment pressures are forcing the pharmaceutical and biotechnology industries to become more efficient in developing new products. To improve returns on research and development investments, pharmaceutical and biotechnology companies are adding products to their product pipelines and attempting to shorten the product development timeline. These efforts have placed more drugs into the clinical development process and have increased the pressure for Sponsors to develop products faster in order to maintain growth and continue to achieve acceptable returns on research and development expenditures. Sponsors have attempted to create process efficiencies, control fixed costs and expand capacity by outsourcing certain clinical research activities.

     In response to similar cost-containment pressures, many hospitals, physicians and other healthcare providers have added clinical research capabilities as an additional revenue source. Clinical research allows healthcare providers to extend their core competencies and capitalize on their direct access to patients.

     Employees. As of January 31, 1999, the Company had approximately 120 full-time employees. Upon the consummation of the Proposed Sale, the Company will have 17 full-time employees, three of which will have executive and managerial responsibilities. None of the Company's employees are represented by a union. The Company considers relations with its employees to be satisfactory. The Company has employment agreements with all of its executives. The loss of the services of any of these executives could have a material adverse effect on the business or operations of the Company upon the consummation of the Proposed Sale. To address these risks, the Company must, among other things, continue to attract, retain and motivate qualified personnel. There can be no assurance that the Company will be successful in addressing such risks.

     Properties. The Company presently maintains its executive, DataTRAK and Affiliated Site Network offices in approximately 9,000 square feet of space in Cleveland, Ohio pursuant to a lease with an unaffiliated third party. The Company also maintains a lease for approximately 7,000 square feet of office space in Bonn, Germany for its DataTRAK GmbH operations.

     The Clinical Business presently leases approximately 32,000 square feet of office and medical space in Evansville, Indiana, housing, among other things, an 80 bed in-patient Phase I research facility for its GFI operations. WCE operates from approximately 7,600 square feet of leased office space in Indianapolis, Indiana. The Affiliated Site Network shares 9,000 square feet of leased office space with the Company's corporate headquarters and DataTRAK operations in Cleveland, Ohio. Upon completion of the Proposed Sale, the GFI and WCE leases will be assigned to West. The Company will sublet to West approximately 4,500 square feet of office space in Cleveland, Ohio at terms substantially similar to its current lease. The Company believes that the sublease arrangement with West is adequate for its operations and suitable additional space will be available when needed.

DATATRAK

     General. In 1996, Collaborative formed DataTRAK, Inc., a wholly owned subsidiary. In January 1998, DataTRAK purchased the software now known as DataTRAK EDC(TM) from PadCom. DataTRAK EDC(TM) was developed to provide clinical research data faster and more efficiently than current information-processing to Sponsors of clinical research trials. DataTRAK provides information-processing capabilities designed for the clinical research environment through its EDC technology and QRC process. The DataTRAK EDC(TM) software and its earlier versions have supported more than 30 clinical studies in Europe encompassing over 500 clinical research sites and 17,000 patients. To date, the Company has devoted substantially all efforts related to DataTRAK to further developing and improving the EDC technology employed by the DataTRAK software.

     DataTRAK Software and Services. Currently, clinical research associates visit research sites to review data manually entered on the paper case report form for accuracy and integrity. During these physical visits, the research associate must review each page of each case report form. These monitoring visits may last several days, and corrections to the case report forms are frequently required before the data can be delivered to the Sponsor. Several weeks or even months of data must be reviewed during each monitoring visit. At the completion of a monitoring visit, the case report form pages are physically transferred to a central location where the data is then entered into a database for statistical compilation. Using this traditional method of data collection and quality control, the time duration from patient visit to delivery of clean data to the Sponsor can range from six to nine months. Such delays are significant because errors or trends may not be detected until long after the interaction between patient and investigator.

     DataTRAK EDC(TM) is a technology platform that consists of Windows(TM) compatible software and intranet hardware designed to assist Sponsors in starting and finishing their clinical trials on a more timely basis. The DataTRAK combination of software and hardware expedites the data collection and reporting process during a clinical trial. In addition to providing the DataTRAK technology, DataTRAK is also a service business that offers electronic data collection and clinical trial data management capabilities across numerous research sites. DataTRAK's objective is to improve the traditional process of collecting clinical research and noninterventional health care data by providing cleaner data more quickly than what is available in a paper environment.

     The DataTRAK system consists of five database modules designed for flexible adaptation to the clinical research process. DataTRAK initially provides a set of electronic data forms that can be modeled to suit the needs of the clinical trial. Each form is then made available through data entry capability to each research site. Once clinical trial data has been entered the data is processed and reviewed either at DataTRAK's centrally located QRC or at the Sponsor. After the data is reviewed and cleansed of all entry errors, DataTRAK's report capability can be accessed by Sponsors and investigators to generate customized reports.

     Finally, DataTRAK's export feature allows completed data and reports to be transmitted directly to a Sponsor's in-house database.

     Under this model, research data is collected more quickly and with greater accuracy than physical review of paper reports. The QRC largely replaces traditional, paper-based forms of monitoring. Experienced clinical research associates review the electronic data as it comes in to a central data repository, reviewing medical alerts, protocol violations and recurring errors. They review the incoming data for trends and communicate their findings electronically to the clinical research site and/or the Sponsor. Once the case report form data has been reviewed to correct errors it is integrated directly into a Sponsor's database in Sponsor specified formats. Clinical trial data is transmitted to DataTRAK's QRC or exported to a Sponsor's database via a global, secure intranet. In 1998, the Company developed a web-compatible version of the DataTRAK EDC(TM) software. To date, DataTRAK has not recognized any revenue from its QRC services.

     In October 1998, an international pharmaceutical manufacturer presented clinical metrics from its use of DataTRAK EDC(TM) in a multicenter, international clinical trial involving 200 patients. Compared to a traditional paper model in a similar trial of size and complexity, the clinical study showed that DataTRAK EDC(TM) reduced overall trial duration by 30% and improved the "cleanliness" of the data through a significant reduction in queries by 86%. The Company believes that, by automating these procedures, the DataTRAK system can be a timesaving component of the drug development process. DataTRAK can provide any Sponsor or SMO with the DataTRAK process as a competitive advantage for their clients by accelerating the review and processing of clinical trial data.

     Customers and Marketing. DataTRAK's market is largely comprised of Sponsors. In connection with the Company's purchase of the software now known as DataTRAK EDC(TM), the Company acquired agreements with a European Sponsor licensing the use of DataTRAK EDC(TM) in a clinical trial presently underway in Europe. Although the Company has not developed a defined marketing strategy, it expects to market its software and services through DataTRAK's sales and marketing staff located in the United States and Europe. Through DataTRAK's marketing efforts, four large pharmaceutical companies have been identified who are now seeking a worldwide EDC solution for their clinical trials. Since the market for EDC in general and for DataTRAK specifically has been an emerging one, the effectiveness of DataTRAK's marketing efforts with Sponsors has been limited. However, DataTRAK has selectively participated in scientific and medical meetings to promote its services and has occasionally used direct mail and journal advertisements to build awareness of its capabilities. During the year ended December 31, 1998, Bayer accounted for all of DataTRAK's revenue totaling $130,000.

     To assess the market potential of its DataTRAK EDC(TM) technology, the Company hired an independent consulting firm, in August 1998 to perform a market survey of pharmaceutical and biotechnology companies as to their interest in adopting EDC for clinical trials. Thirty-five senior level personnel from twenty-five companies participated in the survey, which was completed in October 1998. All but one participant agreed that EDC shortens the time required to complete a clinical trial, saving between four and six weeks, not the anticipated six months. Nineteen of the twenty-two respondents, from companies currently without EDC capabilities, stated that their companies were going to make a commitment towards EDC within the next twelve to twenty-four months. In the survey, the majority of Sponsors believed that EDC will decrease the time and cost of clinical research and development.

     The EDC market has been slow to develop. Most EDC vendors have insignificant revenues and are classified as start-ups. The growth of the Internet over the past two years has drastically altered business strategies and pricing models in this specific sector. Nonetheless, the Company believes that automation of some sort is inevitable, and that DataTRAK EDC(TM) can be competitive in this emerging marketplace. The product is fully validated, web-enabled, has multilanguage capability which has been utilized in actual clinical trials, has been deployed in more than 30 studies involving a total of 17,000 patients, has international experience, and possesses sponsor-published metrics documenting clinical trial acceleration and enhancement of quality through significant reductions in queries.

     Contracting and Backlog. DataTRAK contracts provide a fixed price for each component or service to be delivered. Services provided by DataTRAK that are in addition to those provided for in its contracts are billed on a fee for service basis for services completed. Generally, these contracts range in duration from twelve to eighteen months. The ultimate contract value is dependent upon the length of the customer's use of DataTRAK EDC(TM) and the services provided by DataTRAK. As services are performed over the life of the contract, revenue is recognized under the percentage of completion method utilizing units of delivery. Costs associated with contract revenues are recognized as incurred. These contracts can be terminated at any time by the Sponsor with or without cause. DataTRAK is entitled to payment for all work performed through the date of notice of termination and for recovery of some or all costs incurred to terminate a contract. The termination of a contract will not result in a material adjustment to revenue or costs previously recognized.

     DataTRAK is also a seller and licenser of software. Generally, revenue is recognized upon delivery of sold software. Licensing revenue is recognized ratably over the life of the license. To date DataTRAK has not recognized any revenue from software sales.

     Backlog consists of anticipated revenue from letters of intent and signed contracts yet to be completed. DataTRAK's backlog at December 31, 1998 was $30,000. DataTRAK's backlog is not necessarily a meaningful predictor of future results. Contracts included in backlog are subject to termination or delay at any time. There can be no assurance that the Company will realize revenue from backlog or as to the amount of backlog that will be converted to revenue within any fiscal period. Delayed contracts remain in the Company's backlog until canceled. The Company expects that the entire $30,000 backlog will be converted to revenue during 1999.

     Competition. DataTRAK competes within the clinical research and the EDC markets. Both of these industries are highly competitive and fragmented. In addition, the EDC industry is currently emerging and is characterized by rapidly evolving technology. The Company expects that DataTRAK will compete within this market on the strength of its functionality, its design architecture and its data entry and review tools, which the Company believes equal or exceed those available in the market. The Company also believes that DataTRAK may enhance its competitive strength through the formation of strategic alliances with established industry organizations. While the Company has received expressions of interest from various parties in establishing such relationships, it is not engaged in any discussions concerning a sale or merger of the Company.

     DataTRAK's competitors within these fields consist of large, full-service CROs, large information industry players and smaller, limited service providers. DataTRAK's major competitors include software vendors specializing in EDC, clinical trial data service companies and large pharmaceutical companies currently developing their own in-house technology. Also, many current and potential future competitors have or may have substantially greater financial and technical resources, greater name recognition and more extensive customer bases that could be leveraged, thereby gaining market share or product acceptance to the Company's detriment. There can be no assurance that DataTRAK will be able to capture or establish the market presence necessary to effectively compete in this emerging sector of the clinical research industry.

     The Company is aware of other EDC systems that compete or, in the future, may compete directly with DataTRAK EDC(TM). The Company is also aware of other current or developing technologies that provide some of the functionality of the DataTRAK process(R). There are other companies that have developed or are in the process of developing technologies that are or, in the future, may be the basis for competitive products in the clinical research EDC market. Some of those technologies may have an entirely different approach or means of accomplishing the desired effects of DataTRAK EDC(TM). There can be no assurance that either existing or new competitors will not develop products that are superior to or that otherwise achieve greater market acceptance than DataTRAK EDC(TM). In addition, the Company believes that certain large players in the information technology industry may be forming alliances and attempting to capitalize on the data delivery options offered by the Internet. To the extent that DataTRAK's approach to EDC may gain market acceptance, there can be no assurance that larger players in the information technology industry will not develop competing technology, nor as to the effect of such competing technology on DataTRAK's operations.

     Regulatory Matters. On June 18, 1997, the United States Food and Drug Administration (the "FDA") issued draft guidelines, on the use of computer systems in clinical trials, for review and comment by the public and affected industries. The FDA draft includes guidelines related to standard operating procedures, data entry, system design, security, system dependability and controls, personnel training, records inspection and certification of electronic signatures. Based on its review of these draft guidelines, the Company believes DataTRAK EDC(TM) is consistent with this draft guidance. Because the FDA's development of this guidance is still in the early stages, no assurance can be made that DataTRAK EDC(TM) will remain consistent with the FDA's requirements. Any release of final FDA guidance that is significantly inconsistent with the design of DataTRAK EDC(TM) may have a material adverse effect on the business and operations of DataTRAK. The Company intends to continue to monitor this guidance to ensure compliance.

     Potential Liability and Insurance. Clinical pharmaceutical and medical device research requires the review and handling of large amounts of patient data. Potential liability may arise from a breach of contract or a loss of or unauthorized release of clinical trial data. To date, DataTRAK has not received any claims resulting from its services. However, the Company maintains an errors and omissions professional liability insurance policy in amounts it believes to be sufficient to cover claims that may be brought against DataTRAK. There can be no assurance that this coverage will be adequate, or that insurance coverage will continue to be available to DataTRAK.

     Patents and Trademarks. The Company holds registered service marks incorporating the DataTRAK process(R), and various DataTRAK trademarks, including the DataTRAK EDC(TM) software. The DataTRAK EDC(TM) software is the foundation of the DataTRAK process(R). The Company does not own any patents relating to DataTRAK. Historically, the Company believed that its ability to attract and retain highly skilled employees and manage the growth of its business was more important to its performance than any intellectual property rights that it has purchased or developed to date. However, upon the consummation of the Proposed Sale, DataTRAK will become the sole component of the Company's business, and intellectual property rights in DataTRAK will be highly significant to the continued operation and development of the DataTRAK business.

THE CLINICAL BUSINESS

     The Clinical Business assists Sponsors, through its network of Affiliated Sites, in identifying and recruiting investigators, initiating clinical trials at clinical research sites and managing clinical trials. The

Clinical Business also performs clinical research trials and provides other related research services. The Clinical Business has managed trials ranging in size from single site trials involving fewer than ten patients to a 300-site trial involving 3,000 patients.

     Collaborative Clinical Research, Inc. was founded in 1991 as an Ohio corporation. Since then, Collaborative's Clinical Business, through its Affiliated Site Network, has assisted Sponsors in conducting the clinical research necessary to obtain regulatory approval for new drugs and provided an innovative strategy for developing and marketing a clinical research site management organization. Collaborative acquired GFI and WCE in 1996. GFI conducts Phase I clinical research at a Company-owned clinical research site. WCE's services are directed primarily toward OTC pharmaceutical products, and include studies necessary to switch prescription drugs to OTC use, label comprehension evaluations and consumer product testing.

     The Affiliated Site Network. The Clinical Business's network of Affiliated Sites provides a clinical research model that responds to Sponsors' needs to bring new products to market faster. Each Affiliated Site, although not owned by the Company, is affiliated with the Company through a written affiliation agreement (the "Affiliation Agreement"). Under the terms of the Affiliation Agreement the sites agree to consider clinical research business opportunities presented to them by Collaborative. The sites have no obligation to accept any research business, but are restricted from independently pursuing any business opportunities presented to them by the Company. The sites also agree not to affiliate with another network of research sites during the term of the Affiliation Agreement and for a period of 6 to 12 months after termination of the Affiliation Agreement. Through its network of over 450 Affiliated Sites, the Clinical Business has the capacity to provide Sponsors with rapid access to over 3,700 principal investigators. Affiliated Sites range from group practices with individual investigators to integrated health care delivery systems with hundreds of investigators, and include academic medical centers, community hospitals, outpatient treatment centers, research centers, managed care organizations and physician practice groups. Regardless of its size, each member of the network is considered a single Affiliated Site.

     The Affiliated Site Network consists of six therapeutic-focused sub-networks that provide Phase II, III and IV clinical research services. The Clinical Business is capable of using research sites outside of its Affiliated Site Network if requested by the Sponsor. The Clinical Business regularly updates its demographic database on each Affiliated Site.

     The Clinical Business's network approach to clinical research serves the independent research site by delivering incremental clinical research revenue, by marketing the capabilities of all Affiliated Sites and by negotiating one contract for all Affiliated Sites participating in any one clinical trial.

     GFI Pharmaceutical Services. GFI performs clinical research and provides other clinical research services through its 80-bed facility located in Evansville, Indiana for conducting Phase I through Phase IV research. Phase I clinical research is substantially more specialized and limited than other phases of the research process because hospital or clinic beds must be available for extended stays in a sequestered environment.

     WCE Clinical Evaluations. WCE provides contract research services on pharmaceuticals, especially when being switched from prescription to OTC products, and on medical devices, foods, and other products intended for broad consumption. The contract research services provided by WCE include consultation on and performance of studies necessary to switch prescription drugs to OTC products, label comprehension evaluations, and consumer product testing.

     The Clinical Business provides a variety of clinical trial management services, whether clinical trials are performed at Affiliated Sites or owned research facilities. These services include pre-study and research site activation services, patient tracking services and clinical trial management. Additional services include coordination of investigator meetings, the IRB approval process and other procedures that must be performed prior to enrollment of patients into a study, and assistance in patient recruitment and enrollment.

     Customers and Marketing. The Clinical Business has provided services for many leading pharmaceutical and biotechnology companies and CROs. Its sales personnel generally have scientific or pharmaceutical backgrounds and are located regionally throughout the United States. The Clinical Business concentrates a majority of its marketing resources on direct selling to Sponsors. It also selectively participates in scientific and medical meetings to promote its services and occasionally uses direct mail and journal advertisements to build awareness of its capabilities.

     During each of the three years in the period ended December 31, 1998, sales to companies in the pharmaceutical industry accounted for more than 72% of the Clinical Business's revenue. During 1996, sales to Merck & Co., Inc. and Dey Laboratories accounted for 22% and 31% of the Clinical Business's total revenue. Other customers in the pharmaceutical industry have from time to time accounted for more than 10% of the Clinical Business's annual revenue. Bristol Myers Squibb and Pharmacia & Upjohn each accounted for more than 10% of revenue during 1997. During 1998, Procter & Gamble and Hoechst Marion Roussell, Inc. each accounted for more than 10% of revenue. The extent to which the Clinical Business relies on sales to one customer varies from period to period, depending upon the timing of new clinical research contracts, the relationship between the Affiliated Sites' therapeutic expertise and a Sponsor's specific therapeutic needs, the Company's ability to generate new business, the timing and size of clinical trials, and other factors.

     Contracting and Backlog. The Clinical Business's contracts provide a fixed price for each component or service delivered. The ultimate contract value depends on such variables as the number of research sites selected, patients enrolled and other services required by the Sponsor. Generally, the Company's contracts range in duration from several months to several years. As services are performed over the life of the contract, revenue is earned under the percentage of completion method utilizing units of delivery. Costs associated with contract revenue are recognized as incurred. Cash flows vary with each contract, although generally a portion of the contract fee is paid at the time the trial begins, with the balance paid as pre-determined contract milestones are satisfied. All amounts received are recorded as a liability under "deferred revenue" until work has been completed and revenue has been recognized. Generally, Sponsors may terminate a contract with the Company with or without cause. In the event of termination, the Company is entitled to payment for all work performed through the date of notice of termination and for costs associated with termination of the study.

     Backlog consists of anticipated revenue from letters of intent and signed contracts yet to be completed. The Company's backlog is not necessarily a meaningful predictor of future results. Contracts included in backlog are subject to termination or delay at any time. There can be no assurance that the Company will realize revenue from backlog or as to the amount of backlog that will be converted to revenue within any fiscal period. Delayed contracts remain in the Company's backlog until canceled. As of December 31, 1997 and 1998, the Company's backlog was $25.9 million and $15.8 million, respectively. Of the $15.8 million backlog at December 31, 1998, the Company expects that $10.4 million will be converted to revenue subsequent to 1999.

     Competition. The clinical research industry is highly fragmented and comprised of several large, full-service CROs and many small CROs and limited service providers. The major competitors in the industry include the research departments of pharmaceutical companies, CROs and SMOs. The Clinical Business competes in this market on the basis of its ability to provide rapid access to high quality clinical investigators and patients through its Affiliated Sites Network. Many of the Clinical Business's competitors have substantially greater financial and other resources than the Clinical Business's, and there can be no assurance of the Clinical Business's ability to continue to compete effectively with these larger competitors. To the extent the Clinical Business's approach to the conduct of clinical trials continues to gain acceptance in the market, there can be no assurance that these larger competitors will not develop their own networks of research sites, nor as to the effect of such competing networks on the Clinical Business's operations. The Clinical Business may also face competition from other networks of research sites in the recruitment of potential Affiliated Sites.

                         SHAREHOLDERS' APPRAISAL RIGHTS

     Under Ohio law, all Collaborative shareholders that do not vote to approve the Agreement have the right to dissent and seek an appraisal of the value of their shares. In order to perfect his or her appraisal rights, a shareholder must comply with the procedures of Section 1701.85 of the OGCL, outlined briefly as follows:

     (1) No vote may be cast in favor of the proposal;

     (2) Written demand for payment of the fair cash value of the shares owned must be sent to the Company within ten days after the vote on the proposal was taken; and

     (3) If the Company does not agree on a fair cash value with the shareholder, then the shareholder must file a complaint with the Cuyahoga County Court of Common Pleas, State of Ohio, seeking a judicial determination of the fair cash value of the shares owned.

Any Collaborative shareholder contemplating the exercise of appraisal rights is urged to carefully review the description of these procedures contained in this section of the Proxy Statement. Shareholders will lose their appraisal rights if they do not strictly comply with the required procedures. The following description of these procedures is qualified in its entirety by reference to
Section 1701.85 of the OGCL, a copy of which is attached as Appendix C of this Proxy Statement.

     No Vote in Favor of the Agreement. A Collaborative shareholder that wishes to exercise appraisal rights may not vote to approve the Agreement. A vote in favor of the Agreement constitutes a waiver of appraisal rights. The following examples satisfy this requirement:

     (1) The enclosed proxy card is signed and returned with instructions to vote against the Agreement;

     (2) The enclosed proxy card is signed and returned with instructions to abstain from a vote on the Agreement;

     (3) The enclosed proxy is not returned and no vote is cast in person at the Meeting in favor of the Agreement; or

     (4) The shareholder revokes a proxy in favor of the Agreement and later abstains from voting on the Agreement or votes against the Agreement in person at the Meeting.

If the enclosed proxy card is returned with a signature but without an indication of voting preference, the shares represented by that card will be voted in favor of the Agreement and will constitute a waiver of appraisal rights.

     A shareholder may revoke his or her proxy at any time before its exercise by filing with the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending and giving notice of the revocation of the proxy at the Meeting. However, attendance at the Meeting will not in and of itself constitute revocation of a proxy. See "The Meeting -- Proxies: Voting and Revocation."

     Delivery of Written Demand. Within ten days after the Agreement is voted on, a dissenting shareholder must send to the Company a written demand for payment of the fair cash value of that shareholder's dissenting shares. Voting against the Agreement will not itself qualify as a written demand, and the Company will not notify shareholders of the expiration of the ten-day period.

     The written demand must identify the name and address of the holder of record of the dissenting shares, the number of dissenting shares and the amount claimed as the fair cash value of those shares. The written demand must be signed by the shareholder of record (or by a duly authorized representative of the shareholder) exactly as the shareholder's name appears on the shareholder records of the Company. If dissenting shares are jointly owned by more than one person, the written demand must identify and be signed by all of the shareholders of record. Any person signing a written demand on behalf of a partnership or corporation, or in any other representative capacity (such as attorney-in-fact, executor, administrator, trustee, or guardian), must state the nature of the representative capacity and, if requested, must furnish written proof of this capacity and such person's authority to sign the demand.

     If shares are held of record in a brokerage account or by a fiduciary, custodian, nominee or other holder and the shareholder wishes to exercise dissenters' rights, he or she must instruct the record holder of the shares to satisfy the conditions outlined above. If the record holder does not satisfy all of the conditions outlined in this section within ten days, the shareholder will lose his or her dissenter's rights.

     The fair cash value of the shares is an amount that a seller, under no compulsion to sell, would accept, and that a buyer, under no compulsion to purchase, would pay. The fair cash value should be determined as of the date before the day of the vote on the Agreement. When calculating this amount, appreciation or depreciation in the market value of the dissenting shares as a result of the Agreement and the Proposed Sale is excluded.

     A dissenter's written demand should be delivered to the Company at 20600 Chagrin Boulevard, Cleveland, Ohio 44122, Attention: Secretary. It is recommended, although not required, that the written demand be sent by registered or certified mail, return receipt requested.

     After the written demand is sent, all rights normally accruing to the shareholder are suspended until the shareholder's appraisal rights are satisfied or the Company purchases the dissenting shares. Consequently, upon delivery of the written demand, a dissenting shareholder may not vote his or her shares and is no longer entitled to dividends or distributions. If any cash dividend or distribution is paid on the Company's Common Shares during this suspension period, the value of the dividend or distribution which would have been paid, but for such suspension, will be paid to the record shareholder of the dissenting shares as a credit upon the fair cash value thereof. If the dissenter's right to receive a fair cash value is terminated otherwise than by the purchase of the dissenting shares by Company, all rights will be restored to the dissenting shareholder and any distribution that would have been made to him or her, but for the suspension, will be made at the time of the termination.

     Complaint to be Filed in Court. If the Company and the dissenting shareholder do not agree on the fair cash value of the dissenting shares within three months after the written demand was sent, the dissenting shareholder or the Company may file a complaint in the Cuyahoga County Court of Common Pleas, State of Ohio, or join or be joined in an action similarly brought by another dissenting shareholder, for a judicial determination of the fair cash value of the dissenting shares. The Company does not intend to file any complaint for a judicial determination of the fair cash value of any dissenting shares.

     If the court concludes that the dissenting shareholder is entitled to payment of the fair cash value of his or her shares, it may appoint one or more appraisers to recommend a decision on the dollar amount of the fair cash value. After determining the fair cash value of the dissenting shares, the court would render a judgment requiring the Company to pay the fair cash value plus any accrued interest determined at a rate and from a date considered equitable by the court. The court will also apportion or assess the costs of the proceedings, including reasonable appraisers' fees.

     If the Agreement is terminated or the Proposed Sale is not consummated, all rights of dissent and appraisal that have been perfected will be terminated.

              PROPOSAL TO APPROVE AN AMENDMENT TO THE ARTICLES OF
                INCORPORATION TO CHANGE THE NAME OF THE COMPANY

     The text of Article I of the Company's Fifth Amended and Restated Articles of Incorporation, constituting the provision establishing the name of the Company, as proposed to be amended, is included in the Form of Certificate of Amendment to the Company's Fifth Amended and Restated Articles of Incorporation (the "Certificate of Amendment") attached as Appendix D to this Proxy Statement. The following discussion of the Certificate of Amendment is qualified in its entirety by reference to the text of the Certificate of Amendment.

     At a special meeting held February 10, 1999, the Collaborative Board of Directors adopted a resolution approving a proposed amendment to Article I of the Company's Fifth Amended and Restated Articles of Incorporation to change the name of the Company to DataTRAK International, Inc. Approval of the Certificate of Amendment is required as a condition to the Proposed Sale because the Agreement contemplates that West will purchase, among other things, the name "Collaborative Clinical Research." The Board has concluded that approval of the Certificate of Amendment would also be in the best interests of the Company's shareholders because the name DataTRAK International, Inc. will more accurately communicate the Company's business after the consummation of the Proposed Sale.

     THE APPROVAL AND ADOPTION OF THE CERTIFICATE OF AMENDMENT CHANGING THE COMPANY'S NAME IS CONDITIONED UPON THE APPROVAL OF THE AGREEMENT AND THE CLOSING OF THE PROPOSED SALE.

CERTAIN EFFECTS OF THE PROPOSED AMENDMENT

     The proposed name change will not affect the Company's operations or business, or the rights of shareholders of the Company. As soon as practicable following the effectiveness of the Certificate of Amendment, the Company will cause transmittal letters to be mailed to shareholders for use in forwarding their certificates for Common Shares for surrender and exchange for new certificates reflecting the change in the Company's name.

RECOMMENDATION; REQUIRED VOTE

     THE COLLABORATIVE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE CERTIFICATE OF AMENDMENT. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON SHARES OF THE COMPANY IS REQUIRED TO APPROVE AND ADOPT THE CERTIFICATE OF AMENDMENT.

               PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S
                       AMENDED AND RESTATED 1996 OUTSIDE
                          DIRECTORS STOCK OPTION PLAN

     Shareholders will be asked at the Meeting to vote on a proposal to approve an amendment (the "Amendment") to the Company's Amended and Restated 1996 Outside Directors Stock Option Plan, as amended (the "Plan"), to increase the number of Common Shares available under the Plan and amend the formula for automatic awards of options under the Plan. The text of the proposed amendment is included in the Form of Amendment No. 2 to the Plan (the "Amendment") attached as Appendix E to this Proxy Statement. The following discussion of the Amendment is qualified in its entirety by reference to the text of the Amendment.

     The following discussion describes the Plan as it is proposed to be amended. Where there are material differences between the Plan as it is proposed to be amended and the Plan as it currently exists, such differences will be noted by a comparison of the Amendment and the "Current Plan," respectively.

GENERAL PLAN INFORMATION

     The Plan was adopted by the Company's Board of Directors on February 29, 1996 and approved by the Company's shareholders on May 2, 1996. The Plan was subsequently amended on September 20, 1996 and May 20, 1997. As of the date of this Proxy Statement, there were 27,500 Common Shares available for future grant under the Plan.

     The effective date of the Plan was February 29, 1996. By its terms, the Plan will terminate on February 29, 2006; however, the Plan's expiration will not affect any outstanding option.

     The purpose of the Plan is to provide those Directors of the Company who are not employees of the Company or any of its subsidiaries or affiliates ("Outside Directors") with a greater incentive to serve and promote the Company's success by encouraging them to acquire new or additional share ownership in the Company, thus increasing their proprietary interest in the Company's business and providing them with an increased personal interest in the Company's continued success and development. Currently, the Company operates a small, growth-oriented business. As such, stock option awards and stock-based compensation play an integral role in providing compensation to the Company's current Outside Directors and attracting future Outside Directors. Therefore, the Compensation Committee and the Board of Directors approved the authorization of an amendment increasing the number of Common Shares available for issuance under the Plan to 175,000 and amending the manner in which automatic awards of options will be effected under the Plan in order to further the purposes of the Plan through the foreseeable future and to continue to have access to a sufficient pool of Common Shares to be covered by stock options.

     The Company believes that the Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

THE AMENDMENT

     The Current Plan provides for annual, automatic awards to Outside Directors of non-qualified stock options to purchase 1,500 Common Shares of the Company. The Current Plan also provides for awards of stock options to purchase an aggregate of 50,000 Common Shares.

     Under the terms of the Amendment and subject to shareholder approval of the Amendment, each person who was an Outside Director on July 23, 1998 received a non-qualified stock option to purchase 10,000 Common Shares at an exercise price of $4.19 per share (the fair market value of a share on the date of grant). In addition, the Amendment provides for each Outside Director to receive a non-qualified stock option to purchase 10,000 Common Shares upon their initial appointment or election, or re-election, as Outside Directors. The Amendment also provides for the automatic annual award to Outside Directors on the day following the Company's annual meeting of shareholders of non-qualified stock options to purchase

2,500 Common Shares. The Amendment also provides for an increase in the number of Common Shares available for awards of stock options under the Plan from 50,000 to 175,000.

     The information below provides, in tabular format, the number of non-qualified stock options that will be received by or are allocated to Outside Directors. Non-qualified stock options awarded under the Plan may not be awarded to persons other than Outside Directors. The dollar value of such non-qualified stock options is not determinable.

                               NEW PLAN BENEFITS

          AMENDED AND RESTATED 1996 OUTSIDE DIRECTOR STOCK OPTION PLAN

              NAME AND POSITION                 NUMBER OF UNITS
              -----------------                 ---------------
Non-executive director group..................      175,000

ADMINISTRATION

     The Plan does not provide the Board of Directors, any committee thereof, or any other person, with discretionary authority with respect to its administration. Eligibility criteria for awards of options, as well as the timing, amount, price, vesting, term and other terms of option awards, are set forth in the Plan itself.

SECURITIES TO BE OFFERED

     Under the terms of the Amendment, up to an aggregate of 175,000 of the Company's Common Shares are available for awards of options to the Company's Outside Directors. Under the terms of the Current Plan, up to an aggregate of 50,000 of the Company's Common Shares are available for awards of options to the Company's Outside Directors.

     Either treasury or authorized and unissued shares, or both, in such amount or amounts, within the maximum limits of the Plan, as the Board of Directors shall from time to time determine, may be so issued. If an option awarded under the Plan is exercised pursuant to the terms and conditions of the Plan, any Common Shares that are the subject thereof shall not thereafter be available for re-offering under the Plan.

     In the event that, subsequent to the date of adoption of the Plan by the Board of Directors, the outstanding Common Shares of the Company should be increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company, as a result of a share split, share dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, then (i) there shall automatically be substituted for each share subject to an unexercised option (in whole or in part) granted under the Plan, each share available for additional grants of options under the Plan and each share made available for grant to each Outside Director pursuant to Section 4 of the Plan, the number and kind of shares or other securities into which each outstanding share shall be changed or for which each such share shall be exchanged, (ii) the option price per share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event and (iii) the Board of Directors shall make such other adjustments as may be appropriate and equitable to prevent enlargement or dilution of option rights. Any such adjustment may provide for the elimination of fractional shares.

OPTION PROVISIONS

     Automatic Awards. The Amendment provides that each Outside Director will be awarded non-qualified stock options to purchase such number of the Company's Common Shares as follows:

     (1) Each Director who was an Outside Director on July 23, 1998 shall receive a non-qualified stock option to purchase 10,000 Common Shares at an exercise price equal to the "fair market value" (defined below) of such shares on July 23, 1998;

     (2) Each Director newly appointed or elected, or re-elected, as an Outside Director after July 23, 1998 shall thereupon receive a non-qualified stock option to purchase 10,000 Common Shares at an exercise price equal to the fair market value of such shares as of the date of the award;

     (3) Each Director who is an Outside Director on the first day following the Company's annual meeting of shareholders commencing with the meeting to be held in 1999, shall receive a non-qualified stock option to purchase 2,500 Common Shares at an exercise price equal to the fair market value of such shares as of the date of the award.

     The Current Plan provides that each Outside Director will automatically receive a non-qualified stock option for 1,500 Common Shares as of the date of the Plan's approval by the Company's Board of Directors and will receive a non-qualified stock option for 1,500 on each anniversary date thereof. Each Outside Director first appointed or elected to the Company's Board of Directors after the effective date of the Plan shall be granted a non-qualified share option to purchase 1,500 Common Shares as of the date of such appointment or election in addition to a non-qualified share option for 1,500 on each anniversary date thereof.

     The Plan provides that such grants shall occur automatically without any further action by the Board of Directors.

     Option Price. The option price per Common Share under each option granted pursuant to the Plan shall be equal to the fair market value thereof, but in no event shall such price be less than the par value of such Common Shares.

     Period of Option. Each option granted under the Plan shall expire and all rights to purchase Common Shares pursuant thereto shall cease on the tenth anniversary of the date of grant.

     Vesting of Options. The Amendment provides that each Outside Director shall be entitled to exercise options granted under the Plan as follows:

     (1) With respect to non-qualified stock options to purchase 10,000 Common Shares awarded on July 23, 1998 or upon a Director's initial appointment or election, or re-election, as an Outside Director, each such option shall become fully vested and exercisable as to 3,333 of the underlying Common Shares on the day following the first anniversary of the date on which the option was awarded, 6,666 of the underlying Common Shares on the day following the second anniversary of the date on which the option was awarded and 10,000 of the underlying Common Shares on the third anniversary of the day on which the option was awarded; and

     (2) With respect to non-qualified stock options to purchase 2,500 Common Shares awarded on the day following the date of the Company's annual meetings of shareholders, each such option shall become fully vested and exercisable as to all of the underlying Common Shares on the day following the first anniversary of the date on which the option was awarded.

     The Current Plan provides that each option awarded under the Plan shall become fully vested and exercisable six months following the date on which the option was awarded. For purposes of the Plan (and the Company's other stock option plans), the closing of the Proposed Sale will qualify as change in control. Pursuant to the terms of the Plan (and the Company's other stock option plans), all options outstanding upon the occurrence of a change in control, including the closing of the Proposed Sale, will become immediately vested and exercisable (including the options to purchase 10,000 Common Shares awarded to each Outside Director on July 23, 1998).

     Limitations on Exercise and Transfer of Options. All or any portion of an option shall be transferable by the optionee, in whole at any time or in part from time to time, to (i) any member of the optionee's immediate family, (ii) any trust whose beneficiaries consist solely of the optionee and/or members of the optionee's immediate family and (iii) any person or entity who is an "affiliate" of the optionee (as such term is defined in Rule 501(b) of Regulation D promulgated under the Securities Act). Notwithstanding the foregoing, the Company shall be under no obligation to record any such transfer upon the books of the Company and may treat the optionee as the record and beneficial owner thereof for all purposes until such time as: (a) the transferor delivers to the Company a fully executed assignment of option, (b) the transferee delivers to the

Company a fully executed joinder to the option agreement and (c) the transferor and transferee establish, to the reasonable satisfaction of the Company, that such a transfer is permitted under applicable provisions of the federal securities laws. No option may be pledged or hypothecated, nor may any option be subject to execution, attachment or similar process.

     Conditions Governing Exercise of Option. Options are exercisable by the Outside Director by giving written notice to the Company, of the Outside Director's intention to exercise the option and the number of Common Shares with respect to which the option is being exercised, accompanied by full payment of the purchase price either in cash or in whole or in part in Common Shares having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made.

     Termination of Directorship. Subject to the following provisions, if the Outside Director ceases to be a Director of the Company, his or her option shall terminate three (3) months after the effective date of termination of his or her directorship and neither he nor she nor any other person shall have any right after such date to exercise all or any part of such option. If the termination of the directorship is due to death, then the option may be exercised within one year after the Outside Director's death by the Outside Director's estate or by the person designated in the Outside Director's last will and testament or to whom transferred by the applicable laws of descent and distribution. Notwithstanding the foregoing, in no event shall any option be exercisable after the expiration of the ten-year option period and no option shall be exercisable to any greater extent than the Outside Director would have been entitled to exercise the option at the time of termination or death.

INCOME TAX TREATMENT

     An Outside Director will not realize income upon the granting of a non-qualified option; however, in any year in which an Outside Director exercises a part or all of such option, the excess, if any, of the fair market value of the Common Shares at the date of exercise over the option price will be taxed as compensation at ordinary income tax rates, and the Company will be entitled to a tax deduction for a like amount in the same year. An Outside Director may elect, within 30 days after the issuance of Common Shares upon the exercise of an option (which the Internal Revenue Service may assert occurs on the date of exercise), to treat the excess, if any, of the fair market value of the Common Shares on the date of issuance over the option price as ordinary income at that time, and the Company will be entitled to a tax deduction for a like amount. If this election is made, no additional income will be realized by the Outside Director on the date six months after the date of issuance.

     The Company has made provisions for all taxes required in connection with an option exercise to be withheld and/or paid. The Company has the discretion to allow the Outside Director to satisfy tax withholding requirement by (a) the Company withholding from issuance to the Outside Director the number of Common Shares agreed upon by the Company and the Outside Director, so long as the Outside Director has executed an effective standing election to satisfy such tax withholding requirements within at least six months prior to an option exercise; or (b) withholding the number of Common Shares equal to that portion of the withholding obligation for which cash payment has not been made, provided that consent has been given by the Company's Board of Directors.

     As of the date of this Proxy Statement, options to purchase an aggregate of 92,500 Common Shares (including the options to purchase 70,000 shares that were awarded July 23, 1998, subject to shareholder approval) were awarded to Outside Directors at a weighted average exercise price of $4.82 per share.

     Except for stock options granted under the Plan, the Company does not intend to compensate Directors for any meetings that they attend, but will reimburse them for reasonable expenses that are incurred in attending such meetings.

RECOMMENDATION; REQUIRED VOTE

     THE COLLABORATIVE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE AMENDMENT. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON SHARES OF THE COMPANY ENTITLED TO VOTE AND PRESENT AT THE SPECIAL MEETING, IN PERSON OR BY PROXY, IS REQUIRED TO APPROVE AND ADOPT THE AMENDMENT.

                           COMPENSATION OF DIRECTORS

     Directors do not receive cash compensation for their service on the Company's Board. However, they do receive reimbursement for reasonable expenses incurred in attending Board meetings. Directors who are not also employees receive options to purchase Common Shares under the Company's Amended and Restated 1996 Outside Directors' Stock Option Plan, as amended. Under the terms of this plan, each non-employee Director receives an annual option grant to purchase 1,500 Common Shares at an exercise price equal to the fair market value of a share on the date of grant. As of the date of this Proxy Statement, options to purchase an aggregate of 92,500 Common Shares (including the options to purchase 70,000 shares that were awarded July 23, 1998, subject to shareholder approval) have been awarded and were outstanding under this plan at a weighted average exercise price of $4.82 per share. Options awarded under this plan vest six months after the date of grant and expire ten years from the date of grant. Prior to the Company's initial public offering in June 1996, Directors received options under other option plans maintained by the Company, as described below.

     Non-employee Directors received options to purchase Common Shares under the Company's Amended and Restated 1992 Share Incentive Plan (the "1992 Plan"). Options to purchase an aggregate of 80,000 Common Shares were awarded to non-employee Directors under the 1992 Plan at an exercise price of $0.15 per share. Each Director who is not an executive officer named in the Executive Compensation tables below received options to purchase the following numbers of shares under the 1992 Plan: Mr. Harris, 25,000 shares; Dr. Stote, 25,000 shares; and Dr. Ratain, 30,000 shares. Dr. Ratain was awarded stock options for his service as a consultant to the Company prior to his current service on the Company's Board. In addition, prior to the Company's initial public offering in June 1996, members of the Board who were designated to serve as such by certain of the Company's private investors received, in lieu of Directors' fees, options to purchase Common Shares having a value equal to $1,000 for each meeting attended ($500 for each meeting attended by telephone). These awards were made under the Company's Amended and Restated 1994 Directors' Share Option Plan (the "1994 Plan"). An aggregate of 6,833 Common Shares were awarded and are outstanding under the 1994 Plan at a weighted average exercise price of $4.54 per share.

                         EXECUTIVE OFFICER COMPENSATION

     The table below sets forth certain information concerning the annual or long-term compensation for services in all capacities to the Company during the fiscal years ended December 31, 1996, 1997 and 1998 to the Company's Chief Executive Officer, the four other highest paid executive officers of the Company whose annual salary and bonus exceeded $100,000 and the former Vice President of Corporate Development (the "Named Executive Officers").

                              SUMMARY COMPENSATION

                                                                      LONG-TERM
                                                                    COMPENSATION
                                                                       AWARDS
                                                                   ---------------
                                       ANNUAL COMPENSATION (1)       SECURITIES
                                       ------------------------      UNDERLYING           ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR    SALARY ($)     BONUS($)     OPTIONS/SARS(#)    COMPENSATION($)(2)
---------------------------    ----    -----------    ---------    ---------------    ------------------
Dr. Jeffrey A. Green.........  1998     $180,000       $    --             --              $     --
President, Chief Executive     1997      160,984            --             --                    --
  Officer and Director         1996      150,000            --         25,000(3)                 --
Herbert L. Hugill (4)........  1998      170,000            --             --                    --
Chief Operating Officer        1997       11,589            --         50,000(5)                 --
  and Director                 1996           --            --             --                    --
Terry C. Black...............  1998      125,645            --             --                    --
Vice President of Finance,     1997       86,145            --         15,000(6)                 --
  Chief Financial Officer,     1996       90,000            --
  Treasurer and Assistant
  Secretary
Patrick G. Chassainge (4)....  1998      150,000            --             --                    --
President of DataTRAK, Inc.    1997       68,081            --         30,000(7)                 --
                               1996           --            --             --                    --
Gregory A. Folz..............  1998      130,000            --             --                    --
Vice President of Marketing    1997      101,904            --             --                    --
  and Sales                    1996       53,653        22,107         10,100(8)                 --
Philip A. Stark (4)..........  1998       47,462         8,000             --               255,342(9)
Vice President of              1997       77,618         8,000         40,000(10)
  Corporate Development        1996           --            --             --                    --

---------------

 (1) No Named Executive Officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of such individual's salary plus annual bonus. No long-term incentive plan payouts or restricted stock awards have been made to any of the Named Executive Officers.

 (2) No other compensation was received by the Named Executive Officers.

 (3) Dr. Green's options were granted on January 2, 1997, at an exercise price of $10.75 per share, 25% of which are exercisable on each of January 2, 1998, January 2, 1999, January 2, 2000 and January 2, 2001.

 (4) Messrs. Hugill, Stark and Chassainge were not employees of the Company at any time during 1996.

 (5) Mr. Hugill's options were granted on December 9, 1997, at an exercise price of $4.50 per share, 25% of which are exercisable on each of December 9, 1998, December 9, 1999, December 9, 2000 and December 9, 2001.

 (6) Mr. Black's options were granted on January 2, 1997, at an exercise price of $10.75 per share, 25% of which are exercisable on each of January 2, 1998, January 2, 1999, January 2, 2000 and January 2, 2001.

 (7) Mr. Chassaigne's options were granted on July 7, 1997, at an exercise price of $7.13 per share, 33.3% of which are exercisable on each of July 7, 1998, July 7, 1999, July 7, 2000 and July 7, 2001.

 (8) Mr. Folz's options were granted on July 29, 1996, at an exercise price of $10.50 per share, 25% of which are exercisable on each of July 29, 1997, July 29, 1998, July 29, 1999 and July 29, 2000.

 (9) In connection with the Company's 1998 corporate reorganization, Mr. Stark's employment with the Company was terminated on May 4, 1998. Pursuant to Mr. Stark's employment agreement, Mr. Stark was entitled to receive severance pay of $255,342 upon his involuntary termination. In 1998, $126,402 of the $255,342 was paid to Mr. Stark and the remainder will be paid to him in 1999.

(10) Mr. Stark's options were granted on May 2, 1997 at an exercise price of $6.25 per share, 25% of which became exercisable on May 2, 1998 and 75% of which became exercisable on May 4, 1998, pursuant to the terms of Mr. Stark's employment with the Company, when Mr. Stark's employment with the Company was terminated. These options were not exercised, and were subsequently cancelled.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The table below sets forth certain information with respect to the exercise of options to purchase Common Shares by the Named Executive Officers and unexercised options to purchase Common Shares for the Named Executive Officers as of December 31, 1998.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND DECEMBER 31, 1998 OPTION VALUE

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                     OPTIONS AT               IN-THE-MONEY OPTIONS AT
                                    STOCK                       DECEMBER 31, 1998(#)          DECEMBER 31, 1998(%)(1)
                                 ACQUIRED ON      VALUE      ---------------------------   ------------------------------
             NAME                EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE(2)   UNEXERCISABLE
             ----                -----------   -----------   -----------   -------------   --------------   -------------
Dr. Jeffrey A. Green...........      $--           $--         25,000         25,000          $    --            $--
Herbert L. Hugill..............       --            --         12,500         37,500               --             --
Terry C. Black.................       --            --         26,250         13,750           57,750             --
Patrick G. Chassainge..........       --            --         10,000         20,000               --             --
Gregory A. Folz................       --            --          5,050          5,050               --             --
Philip A. Stark................       --            --             --             --               --             --

---------------

(1) Options are in-the-money if the market value of the Common Shares exceeds the exercise price.

(2) Represents the total gain which would be realized if all in-the-money options beneficially held at December 31, 1998 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and $4.00, the closing price for the Common Shares as reported on the Nasdaq National Market on December 31, 1998.

EMPLOYMENT AGREEMENTS

     Dr. Jeffrey A. Green. In 1994, the Company entered into an employment agreement with Dr. Green providing for an initial term of four years. This agreement will automatically renew for successive one-year periods thereafter unless certain prior notice requirements are satisfied. The base salary provided for in this agreement may be changed from time to time as determined by the Compensation Committee and so long as evidenced by a written memorandum executed by the parties. Bonuses may be paid to Dr. Green at the discretion of the Compensation Committee. The agreement also provides Dr. Green with the right to participate in all benefit plans made available to the Company's executives and/or employees. Dr. Green's employment with the company may be terminated with or without cause, upon his death or disability or with sufficient cause. Additionally, under this agreement, Dr. Green is entitled to terminate his employment for "good reason." "Good reason" for such termination will exist if at any time, except in connection with the termination of Dr. Green's employment in strict compliance with the terms of the agreement, the Board of Directors fails to elect Dr. Green to his current position with the Company or significantly diminishes his responsibilities, duties, power or authority. If Dr. Green terminates his employment with the Company for good reason, he will be entitled to continue to receive his base salary for two years following the date of such termination. If Dr. Green's employment with the Company is terminated in connection with the sale of the Company, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause or without sufficient reason, he will be entitled to continue to receive his base salary for a period of two years subsequent to the date of termination. If Dr. Green terminates his employment with the Company without good reason, or if he is terminated by the Company for "cause," then he will be entitled to receive his base salary through the date of termination. For purposes of Dr. Green's agreement, "cause" is defined as a determination by the Board of Directors that the employee was engaged in (i) fraud, (ii) a breach of the material provisions of the employment agreement or (iii) a willful failure to perform his duties as required under this agreement. "Sufficient reason" shall mean a good faith determination that the employee failed to adequately perform his duties as an officer of the Company or achieve the business objectives mutually agreed upon by the parties. Dr. Green also agreed to certain noncompetition and nondisclosure provisions which, under certain conditions, continue for a period of up to eighteen months following a termination of Mr. Green's employment with the Company.

    Herbert L. Hugill. In 1997, the Company entered into an employment agreement with Mr. Hugill providing for a term of four years. The base salary provided for in this agreement is $170,000 per year. Mr. Hugill was granted 50,000 options to purchase Common Shares within the first 30 days of employment with the Company, and is entitled to 50,000 additional options on each of January 1, 1999, 2000 and 2001, so long as certain performance objectives are met. Mr. Hugill was not awarded 50,000 options on January 1, 1999. The agreement also provides Mr. Hugill with the right to participate in all benefits plans made available to the Company's executives and/or employees. Mr. Hugill's employment with the Company may be terminated with or without cause or upon his death or disability. Additionally, under this agreement, Mr. Hugill is entitled to terminate his employment for "good reason." "Good reason" for such termination will exist if at any time, except in strict compliance with the terms of the agreement, Mr. Hugill's duties, responsibilities or title are materially reduced or Mr. Hugill is involuntarily removed from any position previously held. If Mr. Hugill terminates his employment with the Company for good reason, he will be entitled to receive his base salary for a period of six months following the date of such termination. If Mr. Hugill's employment with the Company is terminated in connection with the sale of the Company, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause, he will be entitled to receive his base salary for a period of one year subsequent to the date of termination. If Mr. Hugill terminates his employment with the Company without good reason, or if he is terminated by the Company for "cause," he will be entitled to receive his base salary through the date of termination. For purposes of Mr. Hugill's agreement, "cause" is defined as a determination by the Board of Directors that the employee was engaged in (i) a felony involving moral turpitude or a felony in connection with his employment, (ii) fraud, (iii) use or possession of illegal drugs on the Company's premises or reporting to work under the influence of same or (iv) conduct, in or out of the workplace, which may reasonably be determined to have an adverse effect on the reputation or business of the Company. Mr. Hugill also agreed to certain noncompetition and nondisclosure provisions which continue for a period of six to fifteen months following a termination of Mr. Hugill's employment with the Company.

    Terry C. Black. In 1994, the Company entered into an employment agreement with Mr. Black providing for an initial term of four years. This agreement will automatically renew for successive one-year periods thereafter unless certain prior notice requirements are satisfied. The base salary initially provided for in this agreement was $85,000 per year, to be reviewed at least annually by the Compensation Committee. Bonuses may be paid to Mr. Black at the discretion of the Compensation Committee. The agreement also provides Mr. Black with the right to participate in all benefits plans made available to the Company's executives and/or employees. Mr. Black's employment with the Company may be terminated with or without cause or upon his death or disability. Additionally, Mr. Black is entitled to terminate his employment for "good reason." If Mr. Black terminates his employment with the Company for good reason, he will be entitled to receive his base salary for a period of one year following the date of such termination. If Mr. Black's employment with the Company is terminated in connection with the sale of the Company, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause, he will be entitled to receive his base salary for a period of one year subsequent to the date of termination. If Mr. Black terminates his employment with the Company without good reason, or if he is terminated by the Company for "cause," he will be entitled to receive his base salary through the date of termination. For purposes of Mr. Black's agreement, "cause" is defined as a determination by the Board of Directors that the employee was engaged in (i) fraud, (ii) breach of the material provisions of the employment agreement or (iii) a willful failure to perform his duties as required under this agreement. Mr. Black also agreed to certain noncompetition and nondisclosure provisions which continue, under certain conditions for a period up to two years following a termination of Mr. Black's employment with the Company.

    Patrick G. Chassainge. In 1997, the Company entered into an employment agreement with Mr. Chassainge providing for an initial term of three years. This agreement will automatically renew for successive one-year periods thereafter unless certain prior notice requirements are satisfied. The base salary provided for in this agreement is $150,000 per year. The base salary provided for in this agreement may be changed from time to time as determined by the Compensation Committee and so long as evidenced by a written memorandum executed by the parties. The agreement also provides Mr. Chassainge with the right to participate in all benefits plans made available to the Company's executives and/or employees. Mr. Chassainge's employment with the Company may be terminated with or without cause, upon his death or disability or with "sufficient reason." Additionally, under this agreement, Mr. Chassainge is entitled to terminate his employment for "good reason." "Good reason" for such termination will exist if at any time, except in strict compliance with the terms of the agreement, Mr. Chassainge's duties, responsibilities or title are significantly reduced or the Board fails to elect Mr. Chassainge as an officer of the Company or of DataTRAK, Inc., or is involuntarily removed from any such position. If Mr. Chassainge terminates his employment with the Company for good reason, he will be entitled to receive his base salary for a period of two years following the date of such termination. If Mr. Chassainge's employment with the Company is terminated in connection with the sale of the Company, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause, he will be entitled to receive his base salary for a period of one year subsequent to the date of termination. If Mr. Chassainge terminates his employment with the Company without good reason, or if he is terminated by the Company for "cause," he will be entitled to receive his base salary through the date of termination. For purposes of Mr. Chassainge's agreement, "cause" is defined as a determination by the Board of Directors that the employee was engaged in (i) fraud, (ii) breach of the material provisions of the employment agreement or (iii) a willful failure to perform his duties as required under this agreement. If Mr. Chassainge is terminated by the Company with "sufficient reason," he will be entitled to receive his base salary for a period of one year subsequent to the date of termination. If Mr. Chassainge is terminated by the Company without "sufficient reason," he will be entitled to receive his base salary for a period of two years subsequent to the date of termination. "Sufficient reason" shall mean a good faith determination by the Company's Chief Executive Officer that the employee failed to (i) adequately perform his duties as an officer of the Company, (ii) exercise a level of judgment and skill in the management of the Company comparable to other similarly situated executives, following 60 days notice from the Chief Executive Officer of dissatisfaction with the employee's performance or (iii) achieve the business objectives mutually agreed upon by the parties. Mr. Chassainge also agreed to certain noncompetition and nondisclosure provisions which, under certain conditions, continue for a period of up to fifteen months following a termination of Mr. Chassainge's employment with the Company.

    Gregory A. Folz. In 1998, the Company entered into an employment agreement with Mr. Folz providing for an initial term of one year, and thereafter automatically renewed for successive one-year periods unless otherwise terminated in accordance with the agreement. The base salary provided for in this agreement is $130,000 per year. The agreement also provides Mr. Folz with the right to participate in all benefits plans made available to the Company's executives and/or employees. Mr. Folz's employment with the Company may be terminated with or without cause or upon his death or disability. Additionally, under this agreement, Mr. Folz is entitled to terminate his employment for "good reason." "Good reason" for such termination will exist if at any time, except in strict compliance with the terms of the agreement, (i) Mr. Folz's duties, responsibilities or title are materially reduced, (ii) Mr. Folz's base salary is reduced or (iii) Mr. Folz is required by the Company to relocate his business offices to a new city. If Mr. Folz terminates his employment with the Company for good reason, he will be entitled to receive his base salary for a period of one year following the date of such termination. If Mr. Folz's employment with the Company is terminated in connection with the sale of the Company, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause, he will be entitled to receive his base salary for a period of one year subsequent to the date of termination. If Mr. Folz terminates his employment with the Company without good reason, or if he is terminated by the Company for "cause," he will be entitled to receive his base salary through the date of termination. For purposes of Mr. Folz's agreement, "cause" is defined as (i) failure to complete satisfactorily the Company's routine pre-employment background check, (ii) conviction of a felony involving moral turpitude or a felony in connection with his employment, (iii) fraud, (iv) use or possession of illegal drugs on the Company's premises or reporting to work under the influence of same, or (v) engaging in conduct, in or out of the workplace, which may be reasonably determined to have an adverse effect on the reputation or business of the Company. Mr. Folz also agreed to certain noncompetition and nondisclosure provisions which continue for a period of one year following a termination of Mr. Folz's employment with the Company.

     Philip A. Stark. In 1997, the Company entered into an employment agreement with Mr. Stark providing for an initial term of four years, and thereafter automatically renewed for successive one-year terms unless otherwise terminated in accordance with the agreement. The base salary provided for in this agreement for the first year of employment was $116,000, with the base salary increasing to $132,000 for each year thereafter. On the first anniversary of the agreement, Mr. Stark was entitled to a bonus of $16,000. The agreement also provided Mr. Stark with the right to participate in all benefits plans made available to the Company's executives and/or employees. Mr. Stark's employment with the Company could have been terminated with or without cause, upon his death or disability or with "sufficient reason." Additionally, under his agreement, Mr. Stark was entitled to terminate his employment for "good reason." "Good reason" for such termination would have existed if at any time the Company committed a material breach of the agreement, failed to employ Mr. Stark as a management executive or failed to vest Mr. Stark with the powers and authority customarily associated with executives of the Company. If Mr. Stark had terminated his employment with the Company for good reason, he would have been entitled to continue to receive his base salary for a period of one year following the date of such termination. If Mr. Stark's employment had been terminated in connection with the sale of the Company, he would have been entitled to receive a payment equal to three times his then current base salary, and all of his previously unvested stock options would become vested prior to such sale. If Mr. Stark's employment had been terminated without cause or sufficient reason, he would have been entitled to receive his base salary for a period of two years following the date of such termination, and all of his unvested options would have become fully vested. If Mr. Stark had terminated his employment without good reason, or if he had been terminated by the Company with sufficient reason or for "cause," he would have been entitled to receive his base salary through the date of termination. For purposes of Mr. Stark's agreement, "cause" was defined as a determination that the employee engaged in (i) fraud, (ii) breach of the material provisions of the agreement or (iii) a willful failure to perform his duties as required under the agreement. "Sufficient reason" was defined as a good faith determination that the employee failed to (i) adequately perform his duties as an officer of the Company or (ii) exercise a level of judgment and skill in the management of the Company comparable to other similarly situated executives, following 60 days notice from the Chief Executive Officer of dissatisfaction with the employee's performance or (iii) achieve the business objectives mutually agreed upon by the parties. Mr. Stark also agreed to certain non-competition provisions which continue for a period of two years following the termination of his employment with the Company.

     In connection with the Company's 1998 corporate reorganization, Mr. Stark's employment with the Company was terminated on May 4, 1998. Pursuant to Mr. Stark's employment agreement, Mr. Stark was entitled to receive $255,342 upon his termination. In 1998, $126,402 of the $255,342 was paid to Mr. Stark and the remainder will be paid to him in 1999.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee administers the Company's stock option plans, including the selection of optionees and the timing of option grants, and reviews and monitors key employee compensation and benefits policies and administers the Company's management compensation plans. The current members of the Compensation Committee are Messrs. Flaherty and Harris and Dr. Stote, all of whom are non-employee Directors.

     Set forth below is a discussion of the Company's compensation philosophy, together with a discussion of the factors considered by the Committee in determining the compensation of the Company's President and Chief Executive Officer and the executive officers named in the Executive Compensation tables above.

COMPENSATION PHILOSOPHY

     The Company's compensation philosophy is that compensation paid to executive officers and other management personnel should consist of four elements: (1) salary, (2) annual incentive bonus, (3) stock options and (4) welfare, retirement and other benefits. The compensation package is designed to attract and retain top quality management employees. In the opinion of the Committee, it reflects competitive conditions of peer group companies. To some extent, elements of compensation are designed to vary as Company performance varies. In general, the elements of compensation that most typically have a significant relationship to Company performance are awards under its stock option and bonus plans. The Committee's decisions concerning compensation make use of independent surveys of executive compensation of similarly situated companies.

     The Company has entered into employment agreements with all of its executive officers. In general, the Committee believes that employment agreements are a useful tool in attracting and retaining qualified executives.

     Set forth below is a discussion of the various components of the compensation arrangements provided to the executive officers, as well as a discussion of the compensation arrangements provided to the Company's President and Chief Executive Officer.

1998 COMPENSATION DECISIONS

     Base Salary and Benefits. Salaries of executive officers are subject to minimum levels set by the terms of each executive's employment arrangement with the Company. The primary factor in setting salary levels pursuant to these arrangements was the Company's desire to provide compensation in amounts sufficient to induce these individuals to either join or continue with the Company. Salary levels for executive officers reflect the Committee's judgments on appropriate salaries in light of the duties and responsibilities inherent in the executives' respective positions. The particular qualifications of an individual holding the position and his or her level of experience, as well as information concerning compensation paid by other companies in the industry, are considered in establishing salary levels. The Committee's assessment of the individual's performance and contribution to the Company's performance are the primary criteria influencing decisions regarding salary. For those executives who joined the Company during the year, the primary factor in setting salary levels was the Company's desire to provide compensation in amounts sufficient to induce these individuals to join the Company.

     Stock Options. The Company uses stock options as a long-term incentive program for executive officers. Stock options are used because they directly relate the amounts earned by the executive officers to the amount of appreciation realized by the Company's shareholders over comparable periods. Stock options also provide executive officers with the opportunity to acquire and build a meaningful ownership interest in the Company. The Committee considers stock option awards throughout the year. In determining the number of options awarded to an individual executive officer, the Committee generally establishes a level of award based upon the position of the individual and his or her level of responsibility and upon recommendations made by the Company's President and Chief Executive Officer. The Committee's decisions concerning individual option awards are based on its judgment concerning the appropriate amount of long-term compensation that should be paid to the executive in question. The Company did not award any such stock options during the 1998 fiscal year.

     Bonuses. Pursuant to the terms of its employment agreements with the executive officers of the Company, the Company may pay additional compensation in the form of discretionary bonuses. In general, the bonus structure is open-ended and the bonus amount in any given year is determined by the Committee. Bonuses may be provided either in the form of cash, Common shares or a combination of the two, as the Committee determines. The Company did not pay bonuses to its executive officers with respect to performance during the 1998 fiscal year. However, in 1999, the Compensation Committee has determined that, upon consummation of the Proposed Sale pursuant to the terms described in the Agreement, Mr. Hugill will be paid a cash bonus of $20,000.

PRESIDENT AND CHIEF EXECUTIVE OFFICER COMPENSATION

     Dr. Green's employment contract with the Company contemplates compensation in two broad areas: (i) a base salary and (ii) stock options under a long-term compensation plan. His employment agreement provided for a base salary of $180,000 for 1997 and 1998. When the Company failed to meet certain objectives with regard to financial performance during 1997, Dr. Green elected to defer a portion of his 1997 salary. As a result, Dr. Green was paid $160,984 in salary for 1997. Dr. Green was paid his full salary of $180,000 in 1998.

     In November 1996, the Compensation Committee evaluated Dr. Green's role in managing and finalizing the Company's initial public offering of Common Shares in 1996. The Committee also evaluated his role in bringing about the Company's most financially successful year since its formation. In January 1997, based on this evaluation, Dr. Green was awarded options to purchase 25,000 Common Shares at an exercise price of $10.75 per share. These options vest over four years, and expire in ten years.

                                          THE COMPENSATION COMMITTEE

                                          Robert E. Flaherty
                                          Seth B. Harris
                                          Dr. Robert M. Stote

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company has engaged in various private transactions with the members of its Compensation Committee or entities with which they are affiliated. The Company believes that these transactions have been on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

     The Company engaged in various private equity financing transactions with Mr. Harris, Dr. Stote and other shareholders in 1992, 1993 and 1994. Since these arrangements were the result of arm's length negotiation among the Company and these shareholders prior to their acquisition of an interest in the Company, the Company believes that the arrangements are on terms no less favorable to it than could have been obtained from unaffiliated third parties. As a result of various financing transactions, the Company is a party to a registration rights agreement with Dr. Stote and Mr. Harris. Under the terms of this agreement, the holders of an aggregate of 1,990,332 Common Shares (the "Registrable Shares") have the right to demand, no more than once every six months, registration under the Securities Act of 1933, as amended, of the Common Shares having a market value of at least $5,000,000 (in the case of a registration on Form S-1) or $1,000,000 (in the case of a registration on Form S-2 or S-3). Such demand right may be exercised by the holders of at least 40% of the Registrable Shares. The holders of Registrable Shares may exercise their right to demand registration of the Registrable Shares on Form S-1 up to two times at the Company's expense, and any demand registrations on Form S-2 or S-3 an unlimited number of times at the Company's expense. Although the holders of Registrable Shares have the right to demand additional registrations on Form S-1, they will be required to pay their share of the expenses associated with such registrations. The agreement also provides the holders of an aggregate of 497,116 Common Shares (the "Related Shares") with the limited right to participate, at their own expense, in a registration statement demanded by the holders of Registrable Shares. In addition, under certain conditions, the holders of Registrable Shares and Related Shares have the limited right to include some or all of such shares in any registration statement filed by the Company with respect to the sale of Common Shares.

                               PERFORMANCE CHART

     The following line graph compares the percentage change in the cumulative total shareholder return on the Company's Common Shares against the cumulative total return of The Nasdaq Stock Market -- U.S. Index and the Nasdaq Health Services Index for the period commencing June 11, 1996 (the initial trading date for the Common Shares) and ending December 31, 1998. The graph assumes that the value of the investment in Common Shares and each index was $100 on June 11, 1996, and that all dividends, if any, were reinvested.

                COMPARISON OF 30 MONTH CUMULATIVE TOTAL RETURN*
                  AMONG COLLABORATIVE CLINICAL RESEARCH, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                      AND THE NASDAQ HEALTH SERVICES INDEX

                                                      COLLABORATIVE
                                                   CLINICAL RESEARCH,             NASDAQ STOCK                NASDAQ HEALTH
                                                          INC.                      MARKET-US                   SERVICES
                                                   ------------------             ------------                -------------
'06/11/96'                                               100.00                      100.00                      100.00
'12/96'                                                   80.00                      104.00                       83.00
'12/97'                                                   38.00                      127.00                       85.00
'12/98'                                                   30.00                      179.00                       73.00

* $100 invested on 6/11/96 in stock or on 5/31/96 in index -- including reinvestment of dividends.
  Fiscal year ending December 31.

                   MARKET FOR THE COMPANY'S COMMON SHARES AND
                          RELATED SHAREHOLDER MATTERS

     The Company's Common Shares are traded on The Nasdaq National Market under the symbol "CCLR." The following table sets forth, for the periods indicated, the high and low sale prices per share for the Common Shares, as reported by Nasdaq. These prices do not include retail markups, markdowns or commissions.

                            1997                               HIGH      LOW
                            ----                              ------    -----
First Quarter...............................................  $12.75    $7.00
Second Quarter..............................................  $ 8.25    $5.75
Third Quarter...............................................  $ 7.38    $5.63
Fourth Quarter..............................................  $ 6.63    $4.50

                            1998                               HIGH      LOW
                            ----                              ------    -----
First Quarter...............................................  $ 5.25    $3.75
Second Quarter..............................................  $ 4.75    $4.06
Third Quarter...............................................  $ 4.38    $2.69
Fourth Quarter..............................................  $ 4.31    $2.50

                            1999                               HIGH      LOW
                            ----                              ------    -----
First Quarter (through March 15, 1999)......................  $ 4.91    $4.00

     On December 21, 1998, the date preceding the public announcement of the Proposed Sale, the high and low sale prices per share for the Common Shares, as reported by Nasdaq, were $3.25 and $3.13, respectively. On March 15, 1999, the last sale price of the Common Shares, as reported on Nasdaq, was $4.25 per share. As of the date of this Proxy Statement, there were 86 holders of record and approximately 1,200 beneficial holders of the Common Shares. The Company has never declared or paid cash dividends on its Common Shares. The Company currently intends to retain any earnings for use in its business and therefore does not anticipate paying any dividends out of earnings in the foreseeable future. Any determination to pay cash dividends in the future will be at the discretion of the Company's Board of Directors after taking into account various factors, including the Company's financial condition, results of operations and current and anticipated cash needs.

             SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table sets forth, as of March 3, 1999, the beneficial ownership of the Company's Common Shares of (i) each person who is known to the Company to own beneficially more than 5% of the Company's outstanding Common Shares, (ii) each Director of the Company, (iii) each of the Named Executive Officers and (iv) all Directors and executive officers as a group. Unless otherwise indicated, all information with respect to beneficial ownership has been furnished by the respective Director or executive officer, as the case may be.

                                                                 COMMON SHARES &
                                                              BENEFICIALLY OWNED(1)
                                                              ----------------------
            NAME AND ADDRESS OF BENEFICIAL OWNER                NUMBER      PERCENT
            ------------------------------------              ----------    --------
Dr. Jeffrey A. Green(2).....................................    424,231        6.6%
Timothy G. Biro(3)..........................................      3,200          *
Seth B. Harris(4)...........................................     82,534        1.3%
Terry C. Black..............................................     35,000          *
Patrick G. Chassainge.......................................     10,000          *
Gregory A. Folz.............................................     15,050          *
Herbert L. Hugill(5)........................................     62,500        1.0%
Philip A. Stark(6)..........................................     13,500          *
Dr. Robert M. Stote.........................................     33,974          *
Dr. Alan G. Walton(7).......................................    612,252        9.5%
Dr. Roger G. Stoll..........................................      1,500          *
Dr. Mark J. Ratain..........................................     31,500          *
Robert E. Flaherty..........................................      1,500          *
Axiom Venture Partners Limited Partnership..................    577,586        9.0%
  City Place II
  185 Asylum Street
  Hartford, Connecticut 06103
Brantley Venture Partners II, L.P...........................    746,052       11.6%
  20600 Chagrin Boulevard, Suite 1150
  Cleveland, Ohio 44122
Oxford BioScience Funds(7)(8)...............................    612,252        9.5%
  315 Post Road West
  Westport, Connecticut 06880
Wellington Management Company(9)............................    448,500        7.0%
  75 State Street
  Boston, Massachusetts 02109
State of Wisconsin Investment Board(10).....................    370,000        5.8%
  P.O. Box 7842
  Madison, Wisconsin 53707
Heartland Advisors, Incorporated(11)........................  1,261,400       19.6%
  790 North Milwaukee Street
  Milwaukee, Wisconsin 53202
All directors and executive officers as a group (13
  persons)..................................................  1,441,828       22.4%

---------------
  *  Less than one percent
 (1) The number of Common Shares deemed outstanding includes (i) 6,430,872 Common Shares outstanding as of the date of this Proxy Statement and (ii) with respect to each of the following individuals and group the following number of Common Shares, which may be purchased pursuant to option exercises within 60 days after the date of this Proxy Statement: Dr. Green (31,250 shares); Mr. Biro (3,000 shares); Mr. Harris (29,500 shares); Dr. Stote (29,500 shares); Mr. Hugill (12,500 shares); Dr. Walton (4,500 shares); Dr. Ratain (31,500 shares); Mr. Flaherty (1,500 shares); Dr. Stoll (1,500 shares); Mr. Black (30,000 shares); Mr. Chassainge (10,000 shares); Mr. Folz (5,050 shares); Brantley Venture Partners II, L.P. ("Brantley") (5,166 shares); Oxford BioScience Management Partners ("OBM")

     (3,167 shares); all directors and executive officers as a group (249,967 shares). For purposes of the Company's stock option plans, the closing of the Proposed Sale will qualify as change in control. Pursuant to the terms of the Company's stock option plans, all options outstanding upon the occurrence of a change in control will become immediately vested and exercisable. If the Agreement is approved and the proposed amendment to the 1996 Outside Directors Stock Option Plan is adopted, each of the following individuals and group may purchase an additional number of Common Shares indicated as follows: Dr. Green (18,750 shares); Mr. Biro (10,000 shares); Mr. Harris (10,000 shares); Dr. Stote (10,000 shares); Mr. Hugill (37,500 shares); Dr. Walton (10,000 shares); Dr. Ratain (10,000 shares); Mr. Flaherty (10,000 shares); Dr. Stoll (10,000 shares); Mr. Black (10,000 shares); Mr. Chassainge (20,000 shares); Mr. Folz (5,050 shares); all directors and executive officers as a group (180,800 shares).

 (2) Includes 150,000 Common Shares held by Dr. Green's wife, as to which he disclaims beneficial ownership.

 (3) Includes 200 Common Shares held by Mr. Biro's wife.

 (4) Includes 400 Common Shares held by Mr. Harris' wife and 44,634 shares held in trust for Mr. Harris.

 (5) Includes 50,000 shares held in trust for Mr. Hugill.

 (6) Mr. Stark's employment with the Company was terminated on May 4, 1998. The amount of shares beneficially owned by Mr. Stark was obtained from a report filed with the Commission, dated March 3, 1998, pursuant to the requirements of Section 16(a) of the Exchange Act.

 (7) Includes 408,690 and 82,517 Common Shares owned by Oxford BioScience Partners, L.P. ("Oxford") and Oxford BioScience Partners (Adjunct), L.P. ("Oxford Adjunct"), respectively, of which OBP Management, L.P. ("OBP") is the general partner, and 113,378 Common Shares owned by Oxford BioScience Partners (Bermuda) Limited Partnership ("Oxford Bermuda"), of which OBP Management (Bermuda) Limited Partnership ("OBP Bermuda") is the general partner. OBP may be deemed to be the beneficial owner of shares owned by Oxford Bermuda. Also includes 3,167 and 4,500 Common Shares issuable upon exercise of options owned by OBM and Dr. Walton, respectively, that are currently exercisable. Dr. Walton, a Director of the Company, is a general partner of OBP, OBP Bermuda and OBM and may be deemed to be a beneficial owner of the shares held by such entities.

 (8) The information provided herein with respect to the beneficial ownership of the Company's Common Shares by the Oxford BioScience Funds was obtained solely from a Schedule 13G filed with the Securities and Exchange Commission (the "Commission") on February 12, 1999 by the Oxford BioScience Funds.

 (9) The Common Shares listed are held by Wellington Management Company in its capacity as investment advisor. Various persons other than Wellington Management Company have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares held. The interests of one such account, Global Health Care Opportunity, relates to more than 5% of the outstanding Common Shares. The information provided herein with respect to Wellington Management Company's beneficial ownership of the Company's Common Shares was obtained solely from a
     Schedule 13G filed with the Commission on January 24, 1999 by Wellington Management Company.

(10) The information provided herein with respect to the beneficial ownership of the Company's Common Shares by the State of Wisconsin Investment Board was obtained solely from a Schedule 13G filed with the Commission on January 16, 1999 by the State of Wisconsin Investment Board.

(11) The Common Shares listed are held by Heartland Advisors, Incorporated in its capacity as investment advisor. Various persons other than Heartland Advisors, Incorporated have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares held. The interests of one such account, Heartland Value Fund, a series of Heartland Group, Incorporated, a registered investment company, relates to more than 5% of the outstanding Common Shares. The information provided herein with respect to Heartland Advisors, Incorporated's beneficial ownership of the Company's Common Shares was obtained solely from the
     Schedule 13G filed with the Commission on January 13, 1999 by Heartland Advisors, Incorporated.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board knows of no other matter that will be presented for consideration at the Meeting other than the proposal described in this Proxy Statement. However, if any other matter is raised at the Meeting or any adjournments or postponements thereof and is voted upon, the enclosed proxy will be deemed to confer authority to the individuals authorized thereby to vote the shares represented by such proxy as to any such matters that fall within the purposes set forth in the Notice of Meeting as determined by a majority of the Board. Representatives from Ernst & Young LLP, the Company's independent auditors, are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders.

                                          By Order of the Board of Directors,

                                          Thomas F. McKee
                                          Secretary

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                PAGE
                                                                ----
COLLABORATIVE CLINICAL RESEARCH, INC. AND SUBSIDIARIES
Report of Independent Auditors..............................    F-2
Consolidated Balance Sheets at December 31, 1997 and 1998...    F-3
Consolidated Statements of Operations for each of the three
  years in the period ended December 31, 1998, 1997 and
  1996......................................................    F-4
Consolidated Statements of Shareholders' Equity for each of
  the three years in the period ended December 31, 1998,
  1997 and 1996.............................................    F-5
Consolidated Statements of Cash Flows for each of the three
  years in the period ended December 31, 1998, 1997 and
  1996......................................................    F-6
Notes to Consolidated Financial Statements..................    F-7

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Collaborative Clinical Research, Inc.

     We have audited the accompanying consolidated balance sheets of Collaborative Clinical Research, Inc. and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Collaborative Clinical Research, Inc. and subsidiaries at December 31, 1997 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                            /s/ Ernst & Young LLP
                                            Ernst & Young LLP

Cleveland, Ohio
February 5, 1999

             COLLABORATIVE CLINICAL RESEARCH, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                     DECEMBER 31,
                                                              ---------------------------
                                                                 1997            1998
                                                              -----------    ------------
                                         ASSETS
Current Assets:
  Cash and cash equivalents.................................  $ 6,381,512    $  4,072,586
  Short-term investments....................................   27,231,976      22,620,667
  Accounts receivable, net..................................    4,497,255       2,731,567
  Taxes receivable..........................................      197,990         101,892
  Notes receivable -- officer...............................      165,000              --
  Prepaid expenses..........................................      517,510         264,460
                                                              -----------    ------------
          Total current assets..............................   38,991,243      29,791,172
Property and equipment:
  Equipment.................................................    2,050,715       3,608,429
  Leasehold improvements....................................      341,427         355,907
                                                              -----------    ------------
                                                                2,392,142       3,964,336
  Less accumulated depreciation.............................      831,291       1,571,070
                                                              -----------    ------------
                                                                1,560,851       2,393,266

Goodwill, less accumulated amortization of $714,000 and
  $206,000 as of December 31, 1997 and 1998, respectively...    7,727,014       1,335,193
Other assets................................................       41,530          20,168
                                                              -----------    ------------
                                                                7,768,544       1,355,361
                                                              -----------    ------------
       Total assets.........................................  $48,320,638    $ 33,539,799
                                                              ===========    ============

                          LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable..........................................  $   779,542    $  1,012,454
  Accrued expenses..........................................    4,338,686       3,664,577
  Deferred revenue..........................................      852,132         625,068
                                                              -----------    ------------
       Total current liabilities............................    5,970,360       5,302,099
Shareholders' equity:
  Foreign currency translation..............................           --         (40,041)
  Serial Preferred Shares, without par value; authorized
     1,000,000 shares; none issued..........................           --              --
  Common Shares, without par value, authorized 15,000,000
     shares; issued and outstanding 6,412,872 and 6,422,872
     shares as of December 31, 1997 and 1998,
     respectively...........................................   49,697,057      49,704,742
  Accumulated deficit.......................................   (7,346,779)    (21,423,001)
                                                              -----------    ------------
       Total shareholders' equity...........................   42,350,278      28,237,700
                                                              -----------    ------------
       Total liabilities and shareholder's equity...........  $48,320,638    $ 33,539,799
                                                              ===========    ============

                            See accompanying notes.

             COLLABORATIVE CLINICAL RESEARCH, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          FOR THE YEAR ENDED DECEMBER 31,
                                                     ------------------------------------------
                                                        1996           1997            1998
                                                     -----------    -----------    ------------
Revenue............................................  $25,715,004    $17,327,232    $ 13,226,078
Direct costs.......................................   17,976,472     12,637,223      10,511,024
                                                     -----------    -----------    ------------
Gross profit.......................................    7,738,532      4,690,009       2,715,054
Selling, general and administrative expenses.......    6,140,400     10,009,638       8,968,913
Impairment charge..................................           --             --       6,056,019
Special items......................................           --      2,994,597       1,998,187
Depreciation and amortization......................      606,061      1,014,548       1,155,110
                                                     -----------    -----------    ------------
Income (loss) from operations......................      992,071     (9,328,774)    (15,463,175)
Other income (expense):
  Interest income..................................    1,146,111      1,936,389       1,679,260
  Interest expense.................................      (93,330)            --              --
  Other expense....................................           --             --        (212,307)
  Loss from joint venture..........................      (15,042)       (47,788)             --
                                                     -----------    -----------    ------------
Income (loss) before income taxes..................    2,029,810     (7,440,173)    (13,996,222)
Income tax expense (benefit).......................      383,200        (57,570)         80,000
                                                     -----------    -----------    ------------
Net income (loss)..................................  $ 1,646,610    $(7,382,603)   $(14,076,222)
                                                     ===========    ===========    ============
Net income (loss) per share:
  Basic:
     Net income (loss) per share...................  $      0.36    $     (1.16)   $      (2.19)
                                                     ===========    ===========    ============
     Weighted average shares outstanding...........    4,625,924      6,384,469       6,421,820
                                                     ===========    ===========    ============
  Diluted:
     Net income (loss) per share...................  $      0.33    $     (1.16)   $      (2.19)
                                                     ===========    ===========    ============
     Weighted average shares outstanding...........    5,052,494      6,384,469       6,421,820
                                                     ===========    ===========    ============

                            See accompanying notes.

             COLLABORATIVE CLINICAL RESEARCH, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                  SERIES A                SERIES B                 SERIES C
                                              PREFERRED SHARES        PREFERRED SHARES         PREFERRED SHARES
                                            ---------------------   ---------------------   ----------------------   ADDITIONAL
                                             NUMBER                  NUMBER                   NUMBER                   PAID-IN
                                            OF SHARES   PAR VALUE   OF SHARES   PAR VALUE   OF SHARES    PAR VALUE     CAPITAL
                                            ---------   ---------   ---------   ---------   ----------   ---------   -----------
BALANCE AT JANUARY 1, 1996................   540,000      $ 540       66,667      $ 67       1,575,686    $ 1,575    $ 4,847,885
Exercise of Common Share Options..........
Exercise of Common Share Warrants.........
Issuance of Common Shares in business
 acquisition..............................
Series C Preferred Share dividends........                                                      18,780         19            (19)
Initial Public Offering of Common Shares,
 net......................................
Conversion of Series A, B, and C Preferred
 Shares...................................  (540,000)      (540)     (66,667)      (67)     (1,594,466)    (1,594)    (4,847,866)
Stock compensation........................
Net income................................
                                            --------      -----      -------      ----      ----------    -------    -----------
BALANCE AT DECEMBER 31, 1996..............        --         --           --        --              --         --             --
Exercise of Common Share Options..........
Stock compensation........................
Net (loss)................................
                                            --------      -----      -------      ----      ----------    -------    -----------
BALANCE AT DECEMBER 31, 1997..............        --         --           --        --              --         --             --
Exercise of Common Share Options..........
Stock compensation........................
Comprehensive loss:
 Foreign currency translation.............
 Net loss.................................
 Comprehensive loss.......................
                                            --------      -----      -------      ----      ----------    -------    -----------
BALANCE AT DECEMBER 31, 1998..............        --      $  --           --      $ --              --    $    --    $        --
                                            ========      =====      =======      ====      ==========    =======    ===========


                                                 COMMON SHARES           RETAINED
                                            ------------------------     EARNINGS       CURRENCY
                                              NUMBER       STATED      (ACCUMULATED    TRANSLATION
                                            OF SHARES      AMOUNT        DEFICIT)      ADJUSTMENTS      TOTAL
                                            ----------   -----------   -------------   -----------   ------------
BALANCE AT JANUARY 1, 1996................    402,500    $    84,011   $ (1,610,786)    $     --     $  3,323,292
Exercise of Common Share Options..........     22,633          8,352                                        8,352
Exercise of Common Share Warrants.........    136,000        884,000                                      884,000
Issuance of Common Shares in business
 acquisition..............................    148,148      2,000,000                                    2,000,000
Series C Preferred Share dividends........                                                                     --
Initial Public Offering of Common Shares,
 net......................................  3,400,000     41,656,465                                   41,656,465
Conversion of Series A, B, and C Preferred
 Shares...................................  2,201,133      4,850,067                                           --
Stock compensation........................                    29,069                                       29,069
Net income................................                                1,646,610                     1,646,610
                                            ---------    -----------   ------------     --------     ------------
BALANCE AT DECEMBER 31, 1996..............  6,310,414     49,511,964         35,824           --       49,547,788
Exercise of Common Share Options..........    102,458        170,737                                      170,737
Stock compensation........................                    14,356                                       14,356
Net (loss)................................                               (7,382,603)                   (7,382,603)
                                            ---------    -----------   ------------     --------     ------------
BALANCE AT DECEMBER 31, 1997..............  6,412,672     49,697,057     (7,346,779)          --       42,350,278
Exercise of Common Share Options..........     10,000          2,100                                        2,100
Stock compensation........................                     5,585                                        5,585
Comprehensive loss:
 Foreign currency translation.............                                               (44,041)         (44,041)
 Net loss.................................                              (14,076,222)                  (14,076,222)
                                                                       ------------     --------     ------------
 Comprehensive loss.......................                              (14,076,222)     (44,041)     (14,120,263)
                                            ---------    -----------   ------------     --------     ------------
BALANCE AT DECEMBER 31, 1998..............  6,422,872    $49,704,742   $(21,423,001)    $(44,041)    $ 28,237,700
                                            =========    ===========   ============     ========     ============

                            See accompanying notes.

             COLLABORATIVE CLINICAL RESEARCH, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          FOR THE YEAR ENDED DECEMBER 31,
                                                    -------------------------------------------
                                                        1996           1997            1998
                                                    ------------    -----------    ------------
OPERATING ACTIVITIES
Net income (loss)...............................    $  1,646,610    $(7,382,603)   $(14,076,222)
Adjustments to reconcile net income (loss) to
  net cash used in operating activities:
  Equity loss in HRI............................          15,042         47,788              --
  Depreciation and amortization.................         606,061      1,014,548       1,155,110
  Accretion of discount on investments..........        (919,723)    (1,078,577)     (1,469,481)
  Other.........................................          29,069         14,356           8,624
  Impairment charge.............................              --             --       6,056,019
  Special items.................................              --      2,994,597       1,998,187
  Changes in operating assets and liabilities:
     Accounts and taxes receivable..............      (2,534,642)     3,725,294       1,861,785
     Prepaid expenses...........................          78,629        143,782         253,050
     Other assets...............................         (91,972)        85,062          13,560
     Accounts payable and accrued expenses......      (1,056,152)      (188,122)     (2,445,660)
     Deferred revenue...........................        (199,964)       (80,328)       (227,064)
                                                    ------------    -----------    ------------
Net cash used in operating activities...........      (2,427,042)      (704,203)     (6,872,092)

INVESTING ACTIVITIES
Purchases of property and equipment.............        (932,953)    (1,422,979)     (1,646,430)
Purchases of businesses (net of cash
  acquired).....................................      (7,278,038)       (21,370)             --
Maturities of short-term investments............      25,749,178     50,519,484      71,870,122
Purchases of short-term investments.............     (52,148,794)   (47,499,147)    (65,789,332)
Investment in HRI...............................         (27,225)        (5,470)          7,802
                                                    ------------    -----------    ------------
Net cash provided by (used in) investing
  activities....................................     (34,637,832)     1,570,518       4,442,162

FINANCING ACTIVITIES
Borrowings on line of credit....................       1,271,111             --              --
Payments on line of credit......................      (2,402,520)            --              --
(Issuance) repayment of notes
  receivable -- officer.........................              --       (165,000)        165,000
Proceeds from issuance of shares................      42,548,818        170,737           2,100
                                                    ------------    -----------    ------------
Net cash provided by financing activities.......      41,417,409          5,737         167,100
Effect of exchange rate on cash.................              --             --         (46,096)
                                                    ------------    -----------    ------------
Increase (decrease) in cash and cash
  equivalents...................................       4,352,535        872,052      (2,308,926)
Cash and cash equivalents at beginning of
  year..........................................       1,156,925      5,509,460       6,381,512
                                                    ------------    -----------    ------------
CASH AND CASH EQUIVALENTS AT END OF YEAR........    $  5,509,460    $ 6,381,512    $  4,072,586
                                                    ============    ===========    ============
CASH PAID DURING THE YEAR FOR INTEREST..........    $     93,330    $        --    $         --
                                                    ============    ===========    ============
NET CASH PAID DURING THE YEAR FOR INCOME
  TAXES.........................................    $         --    $   397,012    $     51,341
                                                    ============    ===========    ============

                            See accompanying notes.

             COLLABORATIVE CLINICAL RESEARCH, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

1.  ACCOUNTING POLICIES

  Description of Business

     Collaborative Clinical Research, Inc. (the "Company") is a multi-specialty Site Management Organization managing a network of non-owned affiliated and owned clinical research sites. The Company's customers are primarily pharmaceutical and biotechnology companies and, in selected cases, contract research organizations. The Company's Clinical Business provides Phase I through IV clinical research services, and over the counter product services. The Company's wholly owned subsidiary, DataTRAK, Inc., ("DataTRAK") provides technology and other services to assist in the timely completion of clinical trials.

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

  Revenue Recognition

     Clinical Business -- Revenue and related direct costs of revenue are recognized as specific contract terms are fulfilled under the percentage of completion method (the units of delivery method). Fees for individual contract services are fixed upon execution of the contract and provide for payment for all work performed. Pass-through costs that are paid directly by the Company's clients, and for which the Company does not bear the risk of performance, are excluded from revenue. The termination of a contract results in no material adjustments to the revenue or costs previously recognized.

     DataTRAK -- DataTRAK contracts provide a fixed price for each component or service to be delivered. Services provided by DataTRAK that are in addition to those provided for in its contracts are billed on a fee for service basis for services completed. Revenue and related direct costs of revenue are recognized as services are performed under the percentage of completion method utilizing units of delivery. The termination of a contract will not result in a material adjustment to revenue or costs previously recognized. DataTRAK is also a seller and licenser of software. Generally, revenue is recognized upon delivery of sold software. Licensing revenue is recognized ratably over the life of the license. To date DataTRAK has not recognized any revenue from software sales.

     The following sets forth the revenue generated by customers who accounted for more than 10% of the Company's revenue during each of the periods presented (in thousands):

                                                YEARS ENDED DECEMBER 31,
                                               --------------------------
CUSTOMER                                        1996      1997      1998
--------                                       ------    ------    ------
   A.........................................  $5,754    $    *    $    *
   B.........................................   7,925         *         *
   C.........................................       *     1,779         *
   D.........................................       *     2,184         *
   E.........................................       *         *     1,865
   F.........................................       *         *     1,664

---------------
* Less than 10% of revenue.

  Concentration of Credit Risk

     The Company is subject to credit risk through accounts receivable and short-term investments. Credit risk with respect to accounts receivable is somewhat minimized because of the diversification of the Company's customer base and its geographical dispersion. The Company generally does not require collateral and the majority of its accounts receivable are unsecured. Short-term investments are placed with high credit-

             COLLABORATIVE CLINICAL RESEARCH, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

quality financial institutions or in short-duration with high credit-quality debt securities. The Company limits the amount of credit exposure in any one institution or type of investment instrument.

  Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Investments in cash equivalents are carried at cost which approximates market value.

  Prepaid Expenses

     Included in prepaid expenses is $126,600 and $53,100 at December 31, 1997 and 1998, respectively, advanced to vendors for services to be provided under current contracts.

  Short-term Investments

     Short-term investments are comprised of U.S. Treasury securities and obligations of U.S. government agencies, obligations of states and other political subdivisions, and U.S. corporate obligations with maturities of one year or less. These securities are stated at amortized cost, which approximates fair value. The Company has the positive intent and ability to hold the securities to maturity.

  Property and Equipment

     Property and equipment are stated at cost. Depreciable assets consist of medical, office and computer equipment. Depreciation on equipment is computed using the straight-line method over estimated useful lives of 3 to 7 years. Leasehold improvements are amortized using the straight-line method over the lesser of the assets' estimated useful life or the lease term. Depreciation expense was $320,000, $590,000 and $820,000 for 1996, 1997 and 1998,
respectively.

  Deferred Revenue

     Deferred revenue represents cash advances received in excess of revenue earned on on-going contracts. Payment terms vary with each contract but may include an initial payment at the time the contract is executed, with future payments dependent upon the completion of certain contract phases or targeted milestones. In the event of contract cancellation, the Company is entitled to payment for all work performed through the point of cancellation.

  Stock Based Compensation

     The Company accounts for stock based compensation in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25").

  Goodwill

     The Company has classified as goodwill the cost in excess of fair value of the net assets acquired in purchase transactions. Goodwill is amortized over a 20-year period using the straight-line method.

  Impairment of Long-Lived Assets

     The Company evaluates impairment of long-lived assets in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"). As such the carrying values of long-lived assets are evaluated if circumstances indicate a possible impairment in value. If undiscounted cash flows over the remaining amortization period indicate that long-lived assets may not be recoverable, the carrying value will be reduced by the estimated shortfall of cash flows on a discounted basis. (See note 2).

             COLLABORATIVE CLINICAL RESEARCH, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that might affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Financial Instruments

     The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are reasonable estimates of their fair value due to the short-term of these financial instruments. Investments are reported at amortized cost, which approximates fair value.

  Advertising Costs

     Advertising costs are expensed as incurred and are included in selling, general and administrative expenses. Advertising expenses were $170,000, $300,000 and $340,000 for 1996, 1997 and 1998, respectively.

  Software Development Costs

     Development costs incurred in the research and development of new software products and enhancements to existing software products are expensed as incurred until technological feasibility has been established. After technological feasibility is established, any additional costs are capitalized in accordance with Statement of Financial Accounting Standards No. 86. "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Such costs are amortized over the lesser of three years or the economic life of the related product. The Company performs an annual review of the recoverability of such capitalized software costs. At the time determination is made that capitalized amounts are not recoverable based on the estimated cash flows to be generated from the applicable software, any remaining capitalized amounts are written off.

     Unamortized software and software development costs included in the Company's balance sheet were zero and $780,000 at December 31, 1997 and 1998, respectively. Amortization expense related to capitalized software costs was zero in 1996 and 1997, and $280,000 in 1998.

  Foreign Currency Translation

     The assets and liabilities of the Company's foreign subsidiaries are translated into U.S. dollars at current exchange rates. Revenue and expense accounts of these operations are translated at average rates prevailing during the period. These translation adjustments are accumulated in a separate component of shareholders' equity. Foreign currency transaction gains and losses are included in determining net income (loss) when realized.

  Recently Issued Accounting Standards

     In June 1997, the Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income" ("Statement No. 130"), which is effective for years beginning after December 15, 1997. SFAS 130 establishes standards for reporting and displaying comprehensive income and its components in financial statements. The Company adopted Statement No. 130 effective January 1, 1998.

     In June 1997, the Financial Accounting Standards Board issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("Statement No. 131"), which is effective for years beginning after December 15, 1997. Statement No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company has reported information for two segments (Clinical Business and DataTRAK, Inc.).

             COLLABORATIVE CLINICAL RESEARCH, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

  Reclassification

     Certain prior year amounts have been reclassified to conform to the current year reporting presentation.

2.  IMPAIRMENT CHARGES AND SPECIAL ITEMS

     Results of operations for 1997 included special items charges of $2,994,597 related to costs associated with exiting certain Company activities. Of this total, $2,000,000 represented the Company's best estimate of its costs associated with the termination of its technology alliance with IBM. Also, as a result of the termination of the technology alliance, $737, 916 of unamortized software was written off. The remaining $256,681 was for the disposal/abandonment of certain medical and computer equipment and the closing of a leased facility, which occurred during the fourth quarter of 1997.

     During 1998, the Company recorded total special items charges of $1,998,187. The Company recorded a charge of $1,439,762 in the first quarter of 1998 to recognize costs associated with employee severance and other special items including the March 24, 1998 termination of 29 employees pursuant to a reorganization plan announced in March 1998 and expected to be completed before the end of the second quarter of 1998. In June 1998, an additional special items charge of $271,425 was recorded related to the closing of the Company's United Kingdom operations (including the termination of two employees) and the termination of a joint venture in the United Kingdom, and additional costs incurred in connection with the termination of the IBM and DataTRAK alliance. In September 1998, a special items charge of $287,000 was recorded associated with the closure of two of the Company's owned Clinical Business sites, including severance related costs for two employees at these locations.

     Also during 1998, the Company recorded impairment charges of $6,056,019 related to the impairment of goodwill. Of this charge, $1,848,307 was related to goodwill written off during the third quarter of 1998 related to the two Clinical Business locations that were closed in September of 1998 due to their poor operating performance and represented the remaining unamortized goodwill allocated to these locations at the time of their purchase in 1996. The remaining $4,207,712 was for goodwill associated with GFI.

     GFI, a subsidiary, was acquired in January 1996 for $6.0 million with substantially all of the purchase price being allocated to goodwill. Subsequently, pursuant to SFAS 121, the Company evaluated the recoverability of the long-lived assets including intangibles of its GFI subsidiary. GFI's revenue continued to decline and its net losses continued to increase since its acquisition. In addition, the two principals responsible for the development of GFI, prior to its purchase by the Company, left the Company and a new management team was put in place. In the third quarter of 1998, after new management's efforts to effect a turn around were exhausted, and concurrent with the Company's planning process, it was determined that the possibility of recovering the recorded value of the long-lived GFI assets through a sale of GFI, exclusive of a sale of the entire Clinical Business was remote. In addition, it was determined that GFI's future undiscounted cash flows were below the carrying value of GFI's long-lived assets. Accordingly, during the third quarter of 1998, the Company adjusted the carrying value of GFI's long-lived assets to their estimated fair value of approximately $1.6 million, resulting in a non-cash charge of $4,207,712. The estimated fair value was based on the purchase price allocated to GFI pursuant to an initial offer from The West Company, Incorporated to purchase the Clinical Business.

             COLLABORATIVE CLINICAL RESEARCH, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

     Details of the impairment charges and special items, of which asset write-offs and goodwill impairment represent non-cash charges, are as follows:

                                                                   SPECIAL ITEMS
                                                 --------------------------------------------------
                                     GOODWILL      ASSET      TERMINATION   OTHER EXIT
                                    IMPAIRMENT   WRITE-OFFS    BENEFITS       COSTS        TOTAL
                                    ----------   ----------   -----------   ----------   ----------
1997 charges:
  Termination of IBM and DataTRAK
     alliance.....................  $       --    $737,916    $       --    $2,000,000   $2,737,916
  Exiting of other Company
     activities...................          --     156,681            --            --      156,681
  Closing of leased facility......          --          --            --       100,000      100,000
                                    ----------    --------    ----------    ----------   ----------
     Total 1997 charges...........  $       --    $894,597    $       --    $2,100,000   $2,994,597
                                    ==========    ========    ==========    ==========   ==========
Reserve at December 31, 1997......                                          $2,100,000

1998 charges:
     March 1998 corporate
       reorganization.............  $       --    $     --    $1,194,762       245,000   $1,439,762
     June 1998:
     Termination of IBM and
       DataTRAK alliance..........          --          --            --       126,425      126,425
     Exiting of United Kingdom
       activities.................          --      27,023        18,000        99,977      145,000
                                    ----------    --------    ----------    ----------   ----------
                                            --      27,023        18,000       226,402      271,425
     September 1998:
     Closure of two clinical
       sites......................   1,848,307          --        15,000       272,000      287,000
     GFI goodwill impairment......   4,207,712          --            --            --           --
                                    ----------    --------    ----------    ----------   ----------
                                     6,056,019          --        15,000       272,000      287,000
                                    ----------    --------    ----------    ----------   ----------
          Total 1998 charges......  $6,056,019    $ 27,023     1,227,762       743,402   $1,998,187
                                    ==========    ========                               ==========
1998 payments:
  Termination of IBM and DataTRAK
     alliance.....................                                    --     2,080,300   $2,080,300
  Closing of leased facility......                                    --        82,443       82,443
  March 1998 corporate
     reorganization...............                               648,934       176,155      825,089
  Exiting of United Kingdom
     activities...................                                18,000        50,202       68,202
  Closure of two clinical sites...                                15,000        13,420       28,420
                                                              ----------    ----------   ----------
     Total 1998 payments..........                               681,934     2,402,520   $3,084,454
                                                              ----------    ----------   ==========
Reserves at December 31, 1998 (to
  be paid in 1999)................                            $  545,828    $  440,882
                                                              ==========    ==========

             COLLABORATIVE CLINICAL RESEARCH, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

3.  ACCOUNTS RECEIVABLE

     Accounts receivable consist of the following:

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1997          1998
                                                              ----------    ----------
Trade accounts receivable:
  Billed....................................................  $3,527,078    $1,462,082
  Unbilled..................................................   1,236,915     1,397,915
                                                              ----------    ----------
     Total trade accounts receivable........................   4,763,993     2,859,997
Other.......................................................      43,262        29,570
Allowance for doubtful accounts.............................    (310,000)     (158,000)
                                                              ----------    ----------
                                                              $4,497,255    $2,731,567
                                                              ==========    ==========

     Movement of the allowance for doubtful accounts is as follows:

                                                         YEAR ENDED DECEMBER 31,
                                                     --------------------------------
                                                       1996        1997        1998
                                                     --------    --------    --------
Balance at beginning of year.......................  $ 89,000    $264,000    $310,000
Provision (credit) for uncollectible accounts......    75,000      96,000     (55,000)
Acquisitions.......................................   100,000          --          --
Uncollectible accounts written off.................        --     (50,000)    (97,000)
                                                     --------    --------    --------
Balance at end of year.............................  $264,000    $310,000    $158,000
                                                     ========    ========    ========

     The net credit for uncollectible accounts recognized in 1998 was primarily due to favorable collection efforts in 1998 of disputed contracts, provided for in the prior year.

4.  NOTE RECEIVABLE -- OFFICER

     In September 1997, the Company loaned an officer of DataTRAK, Inc. $165,000 as part of a relocation package. The loan bore interest at the applicable federal rate, adjusted on a monthly basis. The note, plus interest, was repaid in 1998.

5.  FINANCING ARRANGEMENTS

     The Company has a line of credit agreement with a bank which provides for borrowings up to $2.0 million that bears interest at rates not to exceed prime (no amounts were outstanding at December 31, 1997 or 1998). The line of credit agreement requires that the Company maintain investments of $2.0 million with the bank. This line of credit is considered to be committed and is subject to renewal at January 31, 2000.

             COLLABORATIVE CLINICAL RESEARCH, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

6.  SHORT-TERM INVESTMENTS

     The following is a summary of held-to-maturity securities:

                                                        DECEMBER 31,
                                   ------------------------------------------------------
                                             1997                         1998
                                   -------------------------    -------------------------
                                                  AMORTIZED                    AMORTIZED
                                      COST          COST           COST          COST
                                   -----------   -----------    -----------   -----------
U.S. Treasury securities and
  obligations of U.S. government
  agencies.......................  $ 8,985,366   $ 9,132,615    $ 4,421,516   $ 4,440,507
Obligations of states and
  political subdivisions.........           --            --      1,478,377     1,495,542
U.S. corporate obligations.......   17,728,082    18,099,361     16,428,993    16,684,618
                                   -----------   -----------    -----------   -----------
                                   $26,713,448   $27,231,976    $22,328,886   $22,620,667
                                   ===========   ===========    ===========   ===========

7.  ACCRUED EXPENSES

     Accrued expenses consist of the following:

                                                                   DECEMBER 31,
                                                             ------------------------
                                                                1997          1998
                                                             ----------    ----------
Contract services costs....................................  $1,409,442    $1,285,009
Special items (see Note 2).................................   2,100,000       986,710
Payroll and other employee costs...........................     461,695       658,828
Other......................................................     367,549       734,030
                                                             ----------    ----------
                                                             $4,338,686    $3,664,577
                                                             ==========    ==========

8.  INCOME TAXES

     Income tax expense (benefit) consists of the following:

                                                         YEAR ENDED DECEMBER 31,
                                                     --------------------------------
                                                       1996        1997        1998
                                                     --------    ---------    -------
Current:
  Federal..........................................  $209,200    $(197,990)   $    --
  State and local..................................   185,700      140,420     80,000
                                                     --------    ---------    -------
Deferred:                                             394,900      (57,570)    80,000
  Federal..........................................   (10,000)          --         --
  State and local..................................    (1,700)          --         --
                                                     --------    ---------    -------
                                                      (11,700)          --         --
                                                     --------    ---------    -------
                                                     $383,200    $ (57,570)   $80,000
                                                     ========    =========    =======

             COLLABORATIVE CLINICAL RESEARCH, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

     A reconciliation of income taxes at the United States Federal statutory rate to the effective income tax rate is as follows:

                                                       YEAR ENDED DECEMBER 31,
                                               ---------------------------------------
                                                 1996          1997           1998
                                                 ----       -----------    -----------
Income taxes (benefit) at the United States
  statutory rate.............................  $ 706,800    $(2,322,900)   $(4,328,400)
State and local income taxes.................    162,500        140,420         80,000
Net operating loss carryback
  (carryforward).............................   (476,500)       197,990             --
Change in valuation allowance................         --      2,396,000      4,336,000
Allowances and accruals......................     (9,600)      (469,080)        (7,600)
                                               ---------    -----------    -----------
                                               $ 383,200    $   (57,570)   $    80,000
                                               =========    ===========    ===========

     At December 31, 1998 the Company had a net operating loss carryforward of approximately $13.0 million which will expire in the year 2013. The significant components of the Company's deferred tax assets (liabilities) are as follows:

                                                                   DECEMBER 31,
                                                            --------------------------
                                                               1997           1998
                                                            -----------    -----------
Deferred tax assets (liabilities):
  Net operating loss carryforwards........................  $ 1,706,000    $ 4,492,000
  Allowances and accruals.................................      873,000        433,000
  Depreciation and amortization...........................     (130,000)     1,860,000
                                                            -----------    -----------
                                                              2,449,000      6,785,000
  Valuation allowance.....................................   (2,449,000)    (6,785,000)
                                                            -----------    -----------
  Net deferred tax assets recorded........................  $        --    $        --
                                                            ===========    ===========

9.  OPERATING LEASES

     The Company leases certain office equipment and space. Rent expense relating to these operating leases was approximately $580,000, $1,010,000 and $1,060,000 in 1996, 1997 and 1998, respectively. Future minimum lease payments for the Company under noncancelable operating leases as of December 31, 1998 are as follows:

YEAR ENDING DECEMBER 31,                             AMOUNT
------------------------                           ----------
1999...........................................    $1,057,900
2000...........................................     1,004,300
2001...........................................       576,400
2002...........................................       211,800
2003...........................................        38,100
                                                   ----------
                                                   $2,888,500
                                                   ==========

10.  SHAREHOLDERS' EQUITY

     On June 5, 1996, a total of 136,000 Common Share warrants were exercised. On June 11, 1996, the Company issued 3,000,000 Common Shares at $13.50 per share in connection with an initial public offering. A portion of the proceeds from the stock issuance were used to repay $3,250,000 of outstanding indebtedness. Upon the closing of the initial public offering, the Company issued 148,148 Common Shares to the former shareholders of GFI and all of the Company's outstanding series A, B and C Convertible Preferred Shares were automatically converted into a total of 2,201,133 Common Shares. On July 11, 1996, an additional

             COLLABORATIVE CLINICAL RESEARCH, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

400,000 Common Shares were sold at $13.50 per share to cover underwriting over-allotments from the initial public offering.

  Convertible Preferred Shares

     The Series A Preferred Shares had a cumulative dividend rate of $0.10. Dividends accrued between the second and third anniversary of the original issue date were paid in the form of Series A Preferred Shares. From and after the third anniversary of the original issue date, dividends were paid in the form of Series C Preferred Shares. Dividends on Series B Preferred Shares were discretionary and accrued only to the extent dividends were declared on Common Shares. The Series C Preferred Shares had a dividend rate of $0.24 and were cumulative. Dividends on the Series C Preferred Shares were paid in Series C Preferred Shares.

  Serial Preferred Shares

     At December 31, 1997 and 1998, the Company had 1,000,000 Serial Preferred Shares, without par value, authorized, with none outstanding.

11.  SHARE OPTION PLANS

     The Company has four share option plans. At December 31, 1998, the Company had reserved 954,708 Common Shares for the exercise of Common Share options. The weighted average contractual life of all options outstanding was 7.3 years as of December 31, 1998. The range of exercise prices for all options outstanding at December 31, 1998 was $0.15 to $15.00.

     The Amended and Restated 1994 Directors' Share Option Plan ("Director Plan") was established by the Company in July 1994. The Director Plan provided for the granting of a maximum of 11,000 options to purchase Common Shares to directors of the Company for their participation in Board of Directors' meetings. The option price per share is equal to the fair market value of a Common Share on the date of grant. Options fully vest after six months and one day from the date of grant, and all options granted under the Director Plan expire ten years after the grant date.

     The Amended and Restated 1992 Share Incentive Plan ("1992 Plan") was approved by the Company's shareholders on September 23, 1992. The 1992 Plan provided for the granting of a maximum of 481,333 options to purchase Common Shares to key employees and consultants of the Company and its affiliates. Prior to May 1995, options to purchase 316,499 Common Shares were granted at exercise prices of less than the fair market value of a Common Share on the date of grant. The Company has recognized compensation expense related to these Common Share options of $29,069 in 1996, $14,356 in 1997 and $5,585 in 1998. No further compensation expense will be recorded related to these Common Share options. Subsequent to April 1995, all options to purchase Common Shares awarded under the 1992 Plan were granted at exercise prices that represented the fair market value of a Common Share on the date of grant. Options awarded under the plan vest in equal increments over a three to five year period commencing on the first anniversary date of the grant. All options granted under the 1992 Plan expire ten years after the grant date.

     The Amended and Restated 1996 Outside Directors' Stock Option Plan, as amended subject to shareholder approval, ("1996 Director Plan") was established by the Company in February 1996. The 1996 Director Plan provides for the granting of a maximum of 50,000 options to purchase Common Shares to outside directors of the Company. The option price per share is equal to the fair market value of a Common Share on the date of grant. Options fully vest after six months from the date of grant, and all options granted under the 1996 Director Plan expire ten years after the grant date.

     The Amended and Restated 1996 Key Employees and Consultants Stock Option Plan ("1996 Plan") was established by the Company in February 1996. The 1996 Plan provides for the granting of a maximum of

             COLLABORATIVE CLINICAL RESEARCH, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

557,667 options to purchase Common Shares to key employees and consultants of the Company and its affiliates. Vesting of options awarded under the plan is determined by the Company's Compensation Committee, as appointed by the Board of Directors, and all options granted under the 1996 Plan expire ten years after the grant date.

     The Company's share option activity and related information is summarized below:

                                                   YEAR ENDED DECEMBER 31,
                               ----------------------------------------------------------------
                                      1996                  1997                   1998
                               ------------------    -------------------    -------------------
                                         WEIGHTED               WEIGHTED               WEIGHTED
                                         AVERAGE                AVERAGE                AVERAGE
                                         EXERCISE               EXERCISE               EXERCISE
                               OPTIONS    PRICE      OPTIONS     PRICE      OPTIONS     PRICE
                               -------   --------    --------   --------    --------   --------
Outstanding at beginning of
  period.....................  487,499    $ 1.87      523,000    $3.66       564,775    $5.30
Granted......................  104,134     11.19      287,600     7.00        31,000     4.24
Exercised....................  (22,633)     0.37     (102,458)    1.67       (10,000)    0.21
Canceled.....................  (46,000)     3.39     (143,367)    5.32      (141,125)    7.31
                               -------               --------               --------
Outstanding at end of
  period.....................  523,000    $ 3.66      564,775    $5.30       444,650    $4.69
                               =======    ======     ========    =====      ========    =====
Exercisable at end of
  period.....................  219,450    $ 1.60      196,500    $2.54       274,800    $3.26
                               =======    ======     ========    =====      ========    =====

     On December 21, 1998, the Company entered into a definitive agreement, subject to shareholder approval, to sell its Clinical Business to The West Company, Incorporated. The sale of the clinical business will meet the definition of a change of control as defined in each of the Company's share option plans. Upon completion of the sale of the Clinical Business all 444,650 outstanding Common Share options will become fully vested, of which 150,283 of these options have an exercise price less than the market value of the Company's Common Shares on December 31, 1998.

     The 1996 Director Plan was amended, subject to shareholder approval, to provide for the granting of a maximum of 175,000 options, which will increase the number of Common Shares reserved for the exercise of Common Share options to 1,079,708. The 1996 Director Plan was also amended, subject to shareholder approval, to allow for a three year vesting period for certain options. In 1998, the Company's Board of Directors have approved the granting of a total of 70,000 Common Share options (excluded from the table above) to outside directors at an exercise price of $4.19 per share, subject to shareholder approval of the amendment to the 1996 Director Plan. Pursuant to APB 25, compensation expense may be incurred in future periods related to these options, if the market value of the Company's Common Shares is greater than the exercise price of the Common Share options, upon approval of the amendment to the 1996 Director Plan.

12.  STOCK BASED COMPENSATION

     The Company has elected to follow APB 25 and related interpretations in accounting for its employee and director stock options. As discussed below, the alternative fair value accounting provided for under Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation" ("Statement No. 123") requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25 compensation expense has been recognized for all options granted at less than the fair market value of the Company's Common Shares on the date of grant.

     Pro forma information regarding net income and earnings per share is required by Statement 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of that Statement. The fair

             COLLABORATIVE CLINICAL RESEARCH, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

value for these options was estimated using a Black-Scholes option pricing model with the following weighted-average assumptions for 1996, 1997 and 1998, respectively: risk free interest rate of 5.0%, 6.0% and 5.5%, a volatility factor of the expected market price of the Company's Common Shares of 0.53, 0.66 and 0.34, and a dividend yield of 0.0% for each year and a weighted-average expected life of the option of seven years. Using the Black-Scholes model, the weighted-average fair value of options granted during 1996, 1997 and 1998 was $6.66, $5.18, and $1.91, respectively.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated value of the options is amortized to expense over the options' vesting period. The pro forma results are not necessarily indicative of what would have occurred had the Company adopted Statement 123. The Company's pro forma information follows:

                                                       YEAR ENDED DECEMBER 31,
                                              -----------------------------------------
                                                 1996          1997            1998
                                              ----------    -----------    ------------
Pro forma net income (loss).................  $1,439,032    $(7,798,678)   $(14,485,188)
Pro forma basic income (loss) per share.....  $     0.32    $     (1.29)   $      (2.48)
Pro forma diluted income (loss) per share...  $     0.29    $     (1.29)   $      (2.48)

13.  RETIREMENT SAVINGS PLAN

     The Company sponsors The Collaborative Clinical Research, Inc. Retirement Savings Plan (the "Plan") as defined by Section 401(k) of the Internal Revenue Code of 1986, as amended. The Plan covers substantially all employees who elect to participate. Participants may contribute up to 20% of their annual compensation into a variety of mutual fund options or Common Shares of the Company's stock. Matching and profit sharing contributions by the Company are discretionary. The Company did not make any matching or profit sharing contributions in 1996, 1997 or 1998.

14.  INVESTMENT IN HRI

     In June 1995, the Company entered into an equally owned joint venture, Health Research Innovations L.L.C. ("HRI"), with Pharmaceutical Marketing Services, Inc. ("PMSI") to collect health care information. Through HRI, the Company and PMSI marketed their health care data collection and analysis capabilities to the health care industry. During 1997, the joint venture was terminated. The Company accounted for its investment in HRI using the equity method.

15.  SEGMENT INFORMATION

     The Company operates in two principal business segments: Clinical Business and DataTRAK. The Clinical Business provides Phase I through IV clinical research services, and over the counter product services. DataTRAK provides technology and other services to assist in the timely completion of clinical trials. During 1996, the Company operated only in the Clinical Business segment.

     The Company evaluates performance and allocates resources based on profit or loss from operations before other income and expense and income taxes. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. There have been no intersegment sales.

             COLLABORATIVE CLINICAL RESEARCH, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

     The Company's reportable segments are business units that offer different services utilized in the performance of clinical trials. The reportable segments are managed separately because they offer separate and distinct services to customers in the clinical research industry.

     Information on the Company's business segments is as follows:

                                           CLINICAL                      OTHER
YEAR ENDED DECEMBER 31,                    BUSINESS      DATATRAK      CORPORATE       TOTAL
-----------------------                   -----------   -----------   -----------   ------------
Revenue:
  1996..................................  $25,715,004   $        --   $        --   $ 25,715,004
  1997..................................   17,237,232            --            --     17,237,232
  1998..................................   13,094,326       131,752            --     13,226,078
Impairment charge:
  1996..................................           --            --            --             --
  1997..................................           --            --            --             --
  1998..................................    6,056,019            --            --      6,056,019
Special items:
  1996..................................           --            --            --             --
  1997..................................      256,681     2,737,916            --      2,994,597
  1998..................................    1,244,973       161,195       592,019      1,998,187
Depreciation and amortization:
  1996..................................      606,061            --            --        606,061
  1997..................................      817,718        72,295       124,535      1,014,548
  1998..................................      685,238       358,557       111,315      1,155,110
Income (loss) from operations:
  1996..................................      992,071            --            --        992,071
  1997..................................   (1,906,944)   (3,898,916)   (3,522,914)    (9,328,774)
  1998..................................   (9,837,447)   (2,690,645)   (2,935,083)   (15,463,175)
Expenditures for long-lived assets:
  1996..................................    9,697,534            --            --      9,697,534
  1997..................................      367,398       885,619       191,332      1,444,349
  1998..................................      240,505     1,353,736        52,189      1,646,430
Assets at December 31,
  1997..................................   13,382,302        92,596    34,845,740     48,320,638
  1998..................................    5,175,149     1,170,105    27,194,545     33,539,799

  Enterprise-Wide Disclosures

     Geographic Information

                                                  UNITED       UNITED
YEAR ENDED DECEMBER 31,                           STATES      KINGDOM    GERMANY       TOTAL
-----------------------                         -----------   --------   --------   -----------
Revenue:
  1996........................................  $25,715,004   $     --   $     --   $25,715,004
  1997........................................   16,733,004    504,228         --    17,237,232
  1998........................................   13,093,095      1,231    131,752    13,226,078
Assets at December 31,
  1997........................................   48,070,761    221,432     28,445    48,320,638
  1998........................................   33,247,934     42,507    249,358    33,539,799

             COLLABORATIVE CLINICAL RESEARCH, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

     Major Customers -- During 1996, the Clinical Business recorded revenue of approximately $5.8 million and $7.9 million from two separate customers. During 1997, the Clinical Business recorded revenue of approximately $1.8 million and $2.2 million from two separate customers. During 1998, the Clinical Business recorded revenue of approximately $1.9 million and $1.7 million from two separate customers.

16.  NET INCOME (LOSS) PER SHARE

     In 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share" ("Statement 128"), which replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. In addition, effective February 3, 1998, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 98. SAB 98 revises the views of the staff contained in certain topics of the staff accounting bulletin series, including SAB 83, "Earnings Per Share Computations in an Initial Public Offering," to be consistent with the provisions of Statement 128. All earnings per share amounts for all periods have been restated to conform to the requirements of Statement 128 and SAB No. 98.

     The following table sets forth the computation of basic and diluted earnings per share.

                                                       YEAR ENDED DECEMBER 31,
                                              -----------------------------------------
                                                 1996          1997            1998
                                              ----------    -----------    ------------
Net income (loss) used in the calculation of
  basic and diluted earnings per share......  $1,646,610    $(7,382,603)   $(14,076,222)
                                              ==========    ===========    ============
Denominator for basic net income (loss) per
  share -- weighted average Common Shares
  outstanding...............................   4,625,924      6,384,469       6,421,820
Effect of dilutive Common Share options and
  warrants..................................     426,570             --              --
                                              ----------    -----------    ------------
Denominator for diluted net income (loss)
  per share.................................   5,052,494      6,384,469       6,421,820
                                              ==========    ===========    ============
Basic net income (loss) per share...........  $     0.36    $     (1.16)   $      (2.19)
                                              ==========    ===========    ============
Diluted net income (loss) per share.........  $     0.33    $     (1.16)   $      (2.19)
                                              ==========    ===========    ============
Common Share options excluded from the
  computation of diluted net income (loss)
  per share because they would have an
  antidilutive effect on net income (loss)
  per share.................................          --        564,775         444,650
                                              ==========    ===========    ============

17.  SALE OF CLINICAL BUSINESS

     On December 21, 1998, the Company entered into a definitive agreement, subject to shareholder approval, to sell its Clinical Business to The West Company, Incorporated for $15.0 million, less applicable transaction costs, and adjustments for working capital and the collection of net accounts receivable. The sale of the Company's Clinical Business is subject to shareholder approval. Unaudited pro forma data for the years ended December 31, 1997 and 1998 as though the Company had completed this sale at the beginning of 1997 are set forth below. The pro forma operating results are not necessarily indicative of what would have occurred had the transaction taken place on January 1, 1997.

             COLLABORATIVE CLINICAL RESEARCH, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                                                                  YEAR ENDED
                                                               DECEMBER 31, 1998
                                                               -----------------
Pro forma revenue..........................................       $   131,752
Pro forma net loss.........................................        (3,946,468)
Pro forma basic loss per share.............................             (0.61)
Pro forma diluted loss per share...........................             (0.61)

18.  QUARTERLY DATA (UNAUDITED)

     Selected quarterly data is as follows (in thousands):

                                                    YEAR ENDED DECEMBER 31, 1997
                                              ----------------------------------------
                                               FIRST     SECOND      THIRD     FOURTH
                                              QUARTER    QUARTER    QUARTER    QUARTER
                                              -------    -------    -------    -------
Revenue.....................................  $ 4,578    $ 4,459    $ 3,647    $ 4,643
Gross profit................................    1,407      1,240        838      1,205
Loss from operations........................     (797)    (1,079)    (1,957)    (5,496)
Net loss....................................     (418)      (487)    (1,462)    (5,016)
Net loss per share: basic...................    (0.07)     (0.08)     (0.23)     (0.78)
Net loss per share: diluted.................    (0.07)     (0.08)     (0.23)     (0.78)

                                                    YEAR ENDED DECEMBER 31, 1998
                                              ----------------------------------------
                                               FIRST     SECOND      THIRD     FOURTH
                                              QUARTER    QUARTER    QUARTER    QUARTER
                                              -------    -------    -------    -------
Revenue.....................................  $ 2,364    $ 2,654    $ 3,690    $ 4,518
Gross profit................................      339        300        688      1,388
Loss from operations........................   (4,028)    (2,638)    (8,113)      (684)
Net loss....................................   (3,618)    (2,216)    (7,707)      (535)
Net loss per share: basic...................    (0.56)     (0.35)     (1.20)     (0.08)
Net loss per share: diluted.................    (0.56)     (0.35)     (1.20)     (0.08)

     During the fourth quarter of 1997, the Company recorded a special items charge of $2,994,597 for costs associated with exiting certain Company activities.

     The Company recorded special items charges of $1,998,187 during of 1998. The Company recorded a charge of $1,439,762 in the first quarter of 1998 to recognize costs associated with employee severance and other special items. In June 1998, a special items charge of $271,425 was recorded related to the Company's exiting of United Kingdom and other activities. In September 1998, a special items charge of $287,000 was recorded for costs associated with the closure of two of the Company's clinical sites. During the third quarter of 1998, the Company recorded a $6,056,019 asset impairment charge related to goodwill write-downs associated with GFI and the two closed Company owned research sites.

                                                                      APPENDIX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            ASSET PURCHASE AGREEMENT

                                     AMONG

                     COLLABORATIVE CLINICAL RESEARCH, INC.,
                     GFI PHARMACEUTICAL SERVICES, INC., and
                          COLLABORATIVE HOLDINGS, INC.

                                      and

                         THE WEST COMPANY, INCORPORATED

                           DATED:   December 21, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                          PAGE NO.
                                                                          --------
RECITALS................................................................     A-1
 1.  DEFINITIONS; GENERAL PROVISIONS....................................     A-1
     1.2    General Provisions; Incorporation of Recitals...............     A-6
 2.  PURCHASE AND SALE OF ASSETS; CLOSING...............................     A-7
     2.1    Acquired Assets.............................................     A-7
     2.2    Assumption of Liabilities; Excluded Liabilities.............     A-7
     2.3    Purchase Price Amount; Estimated Purchase Price.............     A-7
     2.4    Final Closing Date Balance Sheet............................     A-8
     2.5    Purchase Price Adjustment for Uncollected Receivables.......     A-9
     2.6    Closing Deliveries..........................................     A-9
     2.7    Closing.....................................................    A-10
     2.8    Allocation of the Purchase Price............................    A-10

 3.  REPRESENTATIONS AND WARRANTIES OF SELLERS..........................    A-10
     3.1    Organization and Good Standing..............................    A-10
     3.2    Authority; No Conflict......................................    A-10
     3.3    Financial Statements; Accounts Receivable...................    A-11
     3.4    Books and Records...........................................    A-12
     3.5    Title To Assets; Encumbrances...............................    A-12
     3.6    Condition and Sufficiency of Assets.........................    A-12
     3.7    No Undisclosed Liabilities..................................    A-12
     3.8    Taxes.......................................................    A-13
     3.9    No Material Adverse Change..................................    A-13
     3.10   Employee Benefits...........................................    A-13
     3.11   Compliance With Legal Requirements; Governmental
            Authorizations..............................................    A-14
     3.12   Legal Proceedings; Orders...................................    A-14
     3.13   Absence of Certain Changes and Events.......................    A-15
     3.14   Contracts; No Defaults......................................    A-15
     3.15   Insurance...................................................    A-17
     3.16   Environmental Matters.......................................    A-17
     3.17   Employees...................................................    A-18
     3.18   Labor Disputes; Compliance..................................    A-18
     3.19   Intellectual Property.......................................    A-19
     3.20   Relationships With Related Persons..........................    A-19
     3.21   Brokers or Finders..........................................    A-19
     3.22   Disclosure..................................................    A-19

 4.  REPRESENTATIONS AND WARRANTIES OF BUYER............................    A-19
     4.1    Organization and Good Standing..............................    A-19
     4.2    Authority; No Conflict......................................    A-20
     4.3    Certain Proceedings.........................................    A-20
     4.4    Brokers or Finders..........................................    A-20

 5.  COVENANTS OF SELLERS PRIOR TO AND FOLLOWING CLOSING DATE...........    A-20
     5.1    Access and Investigation....................................    A-20
     5.2    Operation of the Clinical Business of Sellers...............    A-20
     5.3    Negative Covenant...........................................    A-21
     5.4    Required Approvals..........................................    A-21

                                                                          PAGE NO.
                                                                          --------
     5.5    Notification................................................    A-21
     5.6    No Negotiation..............................................    A-21
     5.7    Best Efforts................................................    A-22
     5.8    HSR Act Filing..............................................    A-22
     5.9    Labor Matters...............................................    A-22
     5.10   Subsequent Financial Statements.............................    A-23
     5.11   Excluded Liabilities........................................    A-23
     5.12   Voting of Shares............................................    A-23
     5.13   Collaborative Shareholder Approvals.........................    A-23

 6.  COVENANTS OF BUYER PRIOR TO CLOSING DATE...........................    A-23
     6.1    Approvals of Governmental Bodies............................    A-23
     6.2    Best Efforts................................................    A-23

 7.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE................    A-23
     7.1    Accuracy of Representations.................................    A-23
     7.2    Sellers' Performance........................................    A-24
     7.3    Consents....................................................    A-24
     7.4    Additional Documents........................................    A-24
     7.5    No Proceedings..............................................    A-24
     7.6    No Prohibition..............................................    A-24
     7.7    HSR Act.....................................................    A-24
     7.8    Bulk Sales..................................................    A-24
     7.9    No Material Adverse Change..................................    A-24
     7.10   Supplement to Schedule 3.13.................................    A-24
     7.11   Delivery of Site Contracts..................................    A-25

 8.  CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE...............    A-25
     8.1    Accuracy of Representations.................................    A-25
     8.2    Buyer's Performance.........................................    A-25
     8.3    Consents....................................................    A-25
     8.4    Additional Documents........................................    A-25
     8.5    Shareholder Approval........................................    A-25
     8.6    No Injunction...............................................    A-25

 9.  TERMINATION........................................................    A-25
     9.1    Termination Events..........................................    A-25
     9.2    Effect of Termination.......................................    A-26
     9.3    Termination Fee; Expense Fee................................    A-26

10.  INDEMNIFICATION; REMEDIES..........................................    A-26
     10.1   Survival....................................................    A-26
     10.2   Indemnification and Reimbursement by Sellers................    A-26
     10.3   Indemnification and Reimbursement by Buyer..................    A-27
     10.4   Procedure for Indemnification -- Third Party Claims.........    A-27
     10.5   Limitation of Claims........................................    A-28

11.  GENERAL PROVISIONS.................................................    A-28
     11.1   Expenses....................................................    A-28
     11.2   Public Announcements........................................    A-28
     11.3   Confidentiality.............................................    A-29
     11.4   Notices.....................................................    A-29

                                                                          PAGE NO.
                                                                          --------
     11.5   Jurisdiction; Service of Process............................    A-30
     11.6   Further Assurances..........................................    A-30
     11.7   Waiver......................................................    A-30
     11.8   Entire Agreement and Modification...........................    A-30
     11.9   Schedules...................................................    A-30
     11.10  Assignments, Successors, and No Third-Party Rights..........    A-30
     11.11  Severability................................................    A-30
     11.12  Section Headings............................................    A-30
     11.13  Time of Essence.............................................    A-31
     11.14  Governing Law...............................................    A-31
     11.15  Counterparts................................................    A-31
     11.16  Use of Name.................................................    A-31
     11.17  Records Retention...........................................    A-31
     11.18  Joinder by DataTRAK.........................................    A-31

EXHIBITS
--------
    A      --   Acquired Assets
    B      --   Assumed Liabilities
    C      --   Escrow Agreement
    D      --   Intentionally Omitted
    E      --   Excluded Assets
    F      --   Non-Competition Agreement
    G      --   Seller Agreement
    H      --   Sellers' Certificate
    I      --   Assumption Agreement
    J      --   Buyer's Certificate
    K      --   Allocation of Purchase Price
    L      --   Management Letter
    M      --   Opinion of Calfee, Halter & Griswold LLP
    N      --   Opinion of Buyer's Counsel
SCHEDULES
---------
    A      --   Sellers' Management Personnel (for purposes of Knowledge
                definition)
2.6(a)(ix) --   Terms of Sublease Agreement
   3.1     --   Jurisdictions of Incorporation
 3.2(b)    --   Conflicts; Consents
   3.3     --   Financial Statements
 3.5(b)    --   Facilities
   3.6     --   Condition of Certain Assets
   3.7     --   Undisclosed Liabilities
   3.8     --   Contested Taxes; Assessments
  3.10     --   Employee Benefit Plans
 3.11(a)   --   Compliance with Legal Requirements, etc.
 3.11(b)   --   Governmental Authorizations
  3.12     --   Proceedings; Orders
  3.13     --   Absence of Certain Changes
  3.14     --   Contracts
  3.15     --   Insurance
  3.16     --   Environmental Matters

SCHEDULES
---------
  3.17     --   Employees
  3.18     --   Labor Disputes, etc.
  3.19     --   Intellectual Property Assets
  3.20     --   Relationships with Related Persons
  3.22     --   Material Adverse Changes
 5.9(d)    --   Employee Severance Obligations

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made this 21st day of December, 1998, by and among THE WEST COMPANY, INCORPORATED, a Pennsylvania corporation (the "Buyer"), and COLLABORATIVE CLINICAL RESEARCH, INC., an Ohio corporation, ("Collaborative"), GFI PHARMACEUTICAL SERVICES, INC., an Indiana corporation and a wholly-owned subsidiary of Collaborative ("GFI"), and COLLABORATIVE HOLDINGS, INC., an Ohio corporation and a wholly-owned subsidiary of Collaborative ("CHI") (Collaborative, GFI, and CHI being each sometimes individually referred to herein as a "Seller" and being collectively referred to as the "Sellers"; GFI and CHI are sometimes collectively referred to herein as the "Selling Subsidiaries").

                                    RECITALS

     A. The Sellers are engaged in various businesses, including the business of providing clinical research and "over-the-counter" drug testing and related services (such business, as heretofore conducted by Collaborative and the Selling Subsidiaries, being collectively referred to herein as the "Clinical Business"). The Sellers also engage in activities other than the Clinical Business.

     B. The Sellers desire to sell, and Buyer desires to purchase, substantially all of the assets of the Sellers relating to or used in the Clinical Business for the consideration and on the terms set forth in this Agreement.

     C. Buyer is not assuming any liabilities or obligations of or relating to any Seller or the Business except as expressly provided in this Agreement, and the parties do not intend in any way to effectuate a merger or consolidation.

                                   AGREEMENT

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

1.  DEFINITIONS; GENERAL PROVISIONS.

     1.1 For purposes of this Agreement and the Exhibits and Schedules attached hereto, the following terms shall have the meanings specified or referred to below in this Section 1:

     "Acquired Assets" -- As defined in Exhibit A.

     "Acquisition Proposal" -- As defined in Section 5.6(a).

     "Assigned Contract" -- Any Contract which is designated as an "Assigned Contract" in Exhibit A and assigned to Buyer by Seller.

     "Assignment and Assumption Agreement" -- As defined in Section 2.6(b)(ii).

     "Assumed Liabilities" -- As defined in Exhibit B.

     "Base Amount" -- As defined in Section 2.3(a).

     "Breach" -- A "Breach" of a representation, warranty, covenant, obligation or other provision of this Agreement or any Related Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation or other provision, or (b) any claim or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

     "Buyer" -- As defined in the heading of this Agreement.

     "CHI" -- As defined in the heading of this Agreement.

     "CHI Facility" -- The laboratory and related facilities leased by and operated by the WCE division of CHI and situate at 6963 Hillsdale Court, Building 46250, Indianapolis, Indiana 32796.

     "Clinical Business" -- As defined in Paragraph A of the Recitals.

     "Closing" -- As defined in Section 2.7.

     "Closing Cash Payment" -- As defined as Section 2.3(d)(i).

     "Closing Date" -- The date and time as of which the Closing actually takes place.

     "Closing Date Net Working Capital" -- The Net Working Capital as of the Closing Date, as determined by reference to the Final Closing Date Balance Sheet.

     "Code" -- The Internal Revenue Code of 1986, as amended, or any successor law, and any regulations issued by the IRS pursuant to the Internal Revenue Code of 1986, as amended, or any successor law.

     "Collaborative" -- As defined in the heading of this Agreement.

     "Collaborative Board" -- The Board of Directors of Collaborative.

     "Collaborative Premises" -- Collectively the office space leased by Collaborative and situate in the Tower Building, 20600 Chagrin Boulevard, Suite 1050, Cleveland, Ohio 44122.

     "Confidentiality Agreement" -- The confidentiality agreement dated as of July 31, 1998, among the Buyer and the Sellers.

     "Consent" -- Any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

     "Contemplated Transactions" -- All of the transactions described in this Agreement and each of the Related Agreements.

     "Contract" -- Any agreement, contract, obligation, promise, undertaking, letter of intent, or memorandum of understanding (whether written or oral and whether express or implied) that is legally binding.

     "Current Assets" -- At any applicable time, all assets included in the Acquired Assets which, in accordance with GAAP, should be classified as current assets of Sellers (after eliminating inter-company items).

     "Current Liabilities" -- At any applicable time, all liabilities included in the Assumed Liabilities which, in accordance with GAAP, should be classified as current liabilities of Sellers.

     "Damages" -- As defined in Section 10.2.

     "DataTRAK" -- DataTRAK, Inc., an Ohio corporation and wholly-owned subsidiary of Collaborative.

     "Employee Benefit Plans" -- All "Plans" (as defined in ERISA sec. 3(3)) of which Seller is or was a "Plan Sponsor" or to which Seller otherwise contributes or has contributed or in which Seller otherwise participates or has participated.

     "Encumbrance" -- Any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind.

     "Environmental, Health and Safety Liabilities" -- Any Damages, Liabilities, or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law.

     "Environmental Laws" -- All Legal Requirements (including rules, regulations, codes, plans, injunctions, judgments, Orders, policies, decrees, rulings and charges thereunder) concerning pollution or protection of the environment, including laws relating to emissions, discharges, Releases, or threatened Releases of pollutants, contaminants, or Hazardous Materials into ambient air, surface water, groundwater, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, including, but not limited to, the Comprehensive Environmental Response,

Compensation, and Liability Act of 1980, 42 U.S.C. sec.sec. 9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. sec.sec. 1001 et seq., the Resource Conservation and Recovery Act of 1976, 42 C.S.C. sec.sec. 6901 et seq., each as amended from time to time.

     "ERISA" -- The Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant thereto or to any successor law.

     "Escrow Agreement" -- The Escrow Agreement among Buyer, Sellers, and Escrow Holder, the form of which is attached hereto as Exhibit C.

     "Escrow Deposit" -- As defined in Section 2.3(d)(ii).

     "Escrow Holder" -- An independent third party jointly selected by the Buyer and the Sellers prior to the Closing Date to serve as the escrow holder pursuant to the Escrow Agreement.

     "Estimated Closing Date Net Working Capital" -- As defined in Section
2.3(b).

     "Estimated Purchase Price" -- As defined in Section 2.3(a).

     "Excluded Assets" -- As defined in Exhibit D.

     "Excluded Liabilities" -- As defined in Section 2.2.

     "Expense Fee" -- As defined in Section 9.3.

     "Facilities" -- Any real property, leaseholds, or other interests currently owned or operated by any Seller and used in connection with the Clinical Business, and any buildings, plants, structures or equipment currently owned, leased or operated by any Sellers and used in connection with the Clinical Business or which otherwise comprise a part of the Clinical Business (including, but not limited to, the Leased Properties).

     "FDA" -- The United States Food and Drug Administration, together with any department thereof.

     "Final Closing Date Statement" -- As defined in Section 2.4(a).

     "Financial Statements" -- Collectively, the Prior Financial Statements and the Interim Financial Statements.

     "GAAP" -- At any particular time, generally accepted accounting principles as in effect in the United States at such time.

     "GFI" -- As defined in the heading of this Agreement.

     "GFI Facility" -- Collectively, the clinical and laboratory testing facility leased by GFI and situate in the Saint Mary's Medical Center, 800 Saint Mary's Drive, Evansville, Indiana 47714.

     "Governmental Authorization" -- Any Consent, license or permit issued, granted or given by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "Governmental Body" -- Any federal, state, local, municipal, foreign or other governmental or quasi-governmental entity or authority of any nature (including, without limitation, the FDA).

     "Hazardous Materials" -- Any pollutants, contaminants, toxic or hazardous or extremely hazardous substances, materials, wastes, constituents, compounds, chemicals, natural or man-made elements or forces (including, but not limited to, petroleum or any byproducts or fractions thereof, any form of natural gas, Bevill Amendment materials, lead, asbestos, and asbestos-containing materials, building construction materials and debris, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon and other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation, sonic forces and other natural forces, infectious, carcinogenic, mutagenic, or etiologic agents, pesticides, defoliants, explosives, flammables, corrosives, and urea formaldehyde foam insulation) that is now or has heretofore been regulated by or may now form the basis for Liabilities under, any Environmental Laws, whether or not listed or classified in any Environmental Laws.

     "HSR Act" -- The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indemnified Persons" -- As defined in Section 10.2.

     "Intellectual Property Assets" -- As defined in Section 3.19.

     "Interim Balance Sheet" -- As defined in Section 3.5(a).

     "Interim Financial Statements" -- As defined in Section 3.3(a)(ii).

     "IRS" -- The Internal Revenue Service.

     "Knowledge" -- An individual will be deemed to have "Knowledge" of a particular fact or matter if:

          (a) such individual is aware of such fact or other matter; or

          (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

     A Seller will be deemed to have "Knowledge" of a particular fact or other matter if any of the following Persons has, or at any time had, Knowledge of such fact or other matter: (1) any individual who, as of the date hereof and during any period hereafter through and including the Closing Date, is serving as a director or officer of any Seller; or (2) any member of Sellers' management identified on Schedule A hereto.

     "Lab Service Contract" -- Any Contract to which any Seller is a party relating to laboratory and related services utilized in connection with clinical research studies conducted.

     "Leased Properties" and "Leased Property" -- Collectively or individually, as appropriate, the Collaborative Premises, the GFI Facility, and the CHI Facility.

     "Leases" and "Lease" -- Collectively or individually, as appropriate, the leases relating to the Leased Properties and more particularly described in Exhibit A.

     "Legal Requirement" -- Any federal, state, local, municipal, foreign, international, multi-national, or other law, ordinance, regulation, statute or treaty (including, without limitation, rules and regulations promulgated by the FDA).

     "Liabilities" -- Any debts, obligations, or liabilities of any nature (including, but not limited to, any unknown, undisclosed, unaccrued, unasserted, contingent, or conditional debt, obligation, or liability), regardless of whether such debts, obligations, or liabilities would be required to be disclosed on a balance sheet prepared in accordance with GAAP.

     "Marks" -- As defined in Section 3.19(a).

     "Material Adverse Effect" -- A material adverse effect upon the financial condition of any Seller or the Clinical Business.

     "Net Working Capital" -- As at any applicable time, (i) Current Assets minus (ii) Current Liabilities.

     "Non-Competition Agreement" -- As defined in Section 2.6(a)(i).

     "Occupational Safety and Health Law" -- Any Legal Requirement designed to provide safe and healthful working conditions, and to reduce occupational safety and health hazards, and any program, whether governmental or private, designed to provide safe and healthful working conditions.

     "Order" -- Any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "Ordinary Course of Clinical Business" -- An action taken by a Person will be deemed to have been taken in the "Ordinary Course of Clinical Business" only if:

          (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal operations of such Person;

          (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority), and does not require any other separate or special authorization; and

          (c) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the operations of other Persons that are engaged in the same type or line of business as such Person.

     "Patents" -- As defined in Section 3.19(a)(ii).

     "Person" -- Any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity or Governmental Body.

     "Prior Financial Statements" -- As defined in Section 3.3(a)(i).

     "Proceeding" -- Any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Purchase Price" -- As defined in Section 2.3(a).

     "Related Agreements" -- All agreements, documents, certificates and instruments to be delivered pursuant to this Agreement or the Contemplated Transactions, including, without limitation, the Assignment and Assumption Agreement, the Escrow Agreement, the Non-Competition Agreement, the Sublease Agreement, and the Seller Agreements.

     "Related Person" -- With respect to a particular individual shall mean:

          (a) each other member of such individual's family;

          (b) any Person that is directly or indirectly controlled by any one or more members of such individual's family;

          (c) any Person in which members of such individual's family hold (individually or in the aggregate) a material interest; and

          (d) any Person with respect to which one or more members of such individual's family serves as a director, officer, partner, or trustee (or in a similar capacity).

     With respect to a specified Person other than an individual shall mean:

          (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

          (b) each Person that serves as a director, officer, partner, or trustee of such specified Person (or in a similar capacity); and

          (c) any Person in which specified Person holds a material interest.

     "Release" -- Any spilling, leaking, pumping, pouring, emitting, emptying, discharging, ejecting, escaping, dumping or other dissemination.

     "Representative" -- With respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants and financial advisors.

     "SEC" -- The Securities Exchange Commission, or any successor agency.

     "Sellers" and "Seller" -- As defined in the heading of this Agreement.

     "Seller Agreements" -- As defined in Section 2.6(a)(ii).

     "Selling Subsidiaries" -- As defined in the heading of this Agreement.

     "Site Contracts" -- Collectively, any Contract to which any Seller is a party with hospitals, physicians, clinics, and other sites, pursuant to which such sites conduct clinical studies for and on behalf of such Seller.

     "Sponsor" -- Collectively, each pharmaceutical company, biotechnology company, and contract research organization which is a party to the Sponsor Contracts.

     "Sponsor Contracts" -- Collectively, any Contract to which any Seller is a party with a pharmaceutical company, biotechnology company, and contract research organization, pursuant to which such Seller has agreed to provide, or cause to be provided, clinical studies for and on behalf of such company or organization.

     "Sublease Agreement" -- As defined in Section 2.6(a)(ix).

     "Superior Proposal" -- As defined in Section 5.6(b).

     "Supplemental Closing" -- As defined in Section 2.4(c).

     "Tax" -- Any tax, levy, assessment, tariff, duty, deficiency or other fee, and any related charge or amount imposed, assessed or collected by or under the authority of any Governmental Body.

     "Tax Allocation" -- The manner in which the Purchase Price is allocated among the Acquired Assets pursuant to Section 2.7.

     "Tax Return" -- Any return, report, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax.

     "Termination Fee" -- As defined in Section 9.3.

     "Threatened" -- A Proceeding, claim, dispute or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, which could reasonably be expected to result in such a Proceeding, claim, dispute or other matter.

     "34 Act" -- The Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

     "Threshold Amount" -- As defined in Section 10.5(b).

     "Uncollected Receivables" -- As defined in Section 2.5.

     "WARN" -- The Worker Adjustment and Retraining Notification Act (29 U.S.C. sec.sec. 2101 et seq.) and the regulations adopted pursuant thereto.

     1.2  GENERAL PROVISIONS; INCORPORATION OF RECITALS.

     (a) Unless expressly provided otherwise in this Agreement or the Related Agreements, or unless the context requires otherwise:

          (i) all capitalized terms used in the Related Agreements that are defined in this Agreement shall have the respective meanings assigned to them herein;

          (ii) all accounting terms used in this Agreement and in the Related Agreements shall have the meanings given to them in accordance with GAAP;

          (iii) the singular shall mean the plural, the plural shall mean the singular, and the use of any gender shall include all genders; and all references to any particular party defined herein shall be deemed to refer to each and every Person defined herein as such party individually, and to all of them, collectively, jointly and severally, as though each were named wherever the applicable defined term is used;

          (iv) all references to "Sections" shall be deemed to refer to the provision of this Agreement and all references to "Schedules" and "Exhibits" shall be deemed to refer to the schedules and exhibits annexed to this Agreement, as appropriate;

          (v) all references to time herein shall mean Eastern Standard Time or Eastern Daylight Time, as then in effect; and

          (vi) all references to sections, subsections, paragraphs or other provisions of any Legal Requirement that consists of a law, ordinance, regulation, statute or treaty, shall be deemed to include successor, amended, renumbered and replacement provisions thereof.

          (vii) the word "including" shall not limit the preceding words or terms.

     (b) The recitals set forth above (including, without limitation, the defined terms set forth therein) are hereby incorporated by reference into this Agreement and made a part hereof as if set forth in their entirety in this
Section 1.2(b).

2.  PURCHASE AND SALE OF ASSETS; CLOSING.

     2.1 ACQUIRED ASSETS. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Sellers, and Sellers agree to sell, transfer, convey and deliver to Buyer, all of the Acquired Assets at the Closing for the consideration specified in Section 2.3 and also in consideration of the covenants of Buyer set forth herein. Sellers shall specifically retain, and the Acquired Assets shall not include, any of the Excluded Assets.

     2.2 ASSUMPTION OF LIABILITIES; EXCLUDED LIABILITIES. On and subject to the terms and conditions of this Agreement, Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. Notwithstanding anything in this Agreement or any of the Exhibits or Schedules attached hereto to the contrary, Buyer will not assume or have any responsibility for or with respect to, or purchase the Acquired Assets subject to, any Liabilities of any nature whatsoever (collectively, the "Excluded Liabilities") which are not expressly included within the definition of "Assumed Liabilities."

     2.3 PURCHASE PRICE AMOUNT; ESTIMATED PURCHASE PRICE. (a) Subject to adjustment as provided in Section 2.5 and the other provisions of this Section 2.3, the purchase price for the Acquired Assets shall be an amount equal to (i) Fifteen Million Dollars ($15,000,000) (the "Base Amount") plus (ii) the Closing Date Net Working Capital (if positive) minus (iii) the Closing Date Net Working Capital (if negative) (the amount calculated pursuant to the foregoing being referred to herein as the "Purchase Price").

     (b) The parties hereto recognize and acknowledge that they will be unable to calculate the Closing Date Net Working Capital until after the Closing in accordance with the provisions of Section 2.4. Accordingly, the parties hereto have agreed to calculate the Purchase Price on the Closing Date based upon an estimate of the Closing Date Net Working Capital (the "Estimated Closing Date Net Working Capital"). The parties hereto shall mutually agree upon the Estimated Closing Date Net Working Capital within fifteen (15) days prior to the Closing Date based upon and determined by reference to the financial statements of the Sellers as of the date on which the Estimated Closing Date Net Working Capital is determined, and such other information which Buyer may require in connection therewith. The parties hereto shall set forth their agreement with respect to the Estimated Closing Date Net Working Capital in a written instrument signed by them and which shall be attached to and become a part of this Agreement.

     (c) At the Closing and for purposes thereof, the Purchase Price shall be estimated in an amount equal to (i) the Base Amount plus (ii) the Estimated Closing Date Net Working Capital (if positive) minus (iii) the Estimated Closing Date Net Working Capital (if negative) (the amount calculated pursuant to the foregoing being referred to herein as the "Estimated Purchase Price").

     (d) The Estimated Purchase Price shall be payable as follows:

          (i) an amount equal to the Estimated Purchase Price less the Escrow Deposit (the "Closing Cash Payment") shall be paid by the Buyer to the Sellers at the Closing by means of wire transfer of immediately available funds to an account or accounts designated by the Sellers, in writing, at least three (3) business days prior to the Closing Date.

          (ii) the sum of One Million Dollars ($1,000,000) (the "Escrow Deposit") shall be paid by the Buyer to the Escrow Holder at the Closing by means of wire transfer of immediately available funds to an account designed by the Escrow Agent, in writing, at least three (3) business days prior to the Closing Date, to be held in escrow by the Escrow Holder pursuant to the Escrow Agreement for (A) the payment of any sums due to the Buyer under Sections 2.4(c)(ii) and 2.5 hereof, and (B) the payment and satisfaction of indemnity claims of the Buyer hereunder after the Closing, all in accordance with and subject to the provisions of the Escrow Agreement.

     2.4 FINAL CLOSING DATE BALANCE SHEET; CALCULATION OF CLOSING DATE NET WORKING CAPITAL.

     (a) As soon as practicable, but in no event later than sixty (60) days after the Closing Date, Buyer will prepare and deliver to Sellers a statement of Acquired Assets and Assumed Liabilities as of the Closing Date setting forth Buyer's calculation of the Closing Date Net Working Capital by reference thereto (such statement of Acquired Assets and Assumed Liabilities, including Buyer's calculation of Closing Date Net Working Capital, being referred to as the "Final Closing Date Statement"). The Final Closing Date Statement shall be prepared in a manner consistent with the preparation of the Financial Statement (provided that the Financial Statements have been prepared in accordance with GAAP consistently applied).

     (b) Upon the completion of the Final Closing Date Statement, a copy thereof shall be delivered to Sellers. Sellers shall have the right, for a period of fifteen (15) days following their receipt thereof, to review the Final Closing Date Statement to determine whether the Final Closing Date Statement was prepared in accordance with the provisions hereof. If, following such review, Sellers determine that the Final Closing Date Statement was not prepared in accordance with the provisions hereof and that Buyer's calculation of Closing Date Net Working Capital is in error as a result thereof, Sellers shall so notify Buyer. For a period of fifteen (15) days following the receipt of such notice, Buyer and Sellers shall attempt to resolve any such dispute with respect to the Final Closing Date Statement. If, at the expiration of such fifteen (15) day period, Buyer and Sellers are not able to resolve such dispute, within the three (3) day period immediately following the expiration of such fifteen (15) day period, the Buyer and Sellers shall promptly submit to the Pittsburgh, Pennsylvania office of any "big five" firm of independent, certified public accountants recommended by the Pennsylvania Institute of Certified Public Accountants (provided that such accountants do not then serve as accountants to Buyer or Seller), which firm shall resolve all matters in dispute with respect to the Final Closing Date Balance Sheet within the fifteen (15) day period immediately following such submission and whose determination shall be final, binding and conclusive upon Buyer and Sellers. The fees of any such independent, certified public accounting firm shall be borne equally by Buyer and Sellers.

     (c) At a supplemental closing to be held within the later of ninety (90) days after the Closing Date or ten (10) days after the final determination of the Final Closing Date Statement and calculation of the Closing Date Net Working Capital pursuant to Section 2.4(b) (the "Supplemental Closing"), payment shall be made from Buyer to Sellers or Sellers to Buyer, as appropriate, to take into account any difference between the Estimated Purchase Price (based upon the Estimated Closing Date Net Working Capital) and the Purchase Price (based upon the actual Closing Date Net Working Capital). Such difference, if any, will be paid as follows:

          (i) If the Purchase Price exceeds the Estimated Purchase Price, at the Supplemental Closing, Sellers will be entitled to receive from Buyer an amount equal to such excess, which shall be paid by Buyer by means of wire transfer of immediately available funds to an account or accounts designated by Seller in writing.

          (ii) If the Estimated Purchase Price exceeds the Purchase Price, Buyer will be entitled to receive from the Escrow Holder funds from the Escrow Deposit in an amount equal to such excess, which amount shall be paid by Escrow Holder pursuant to the terms of the Escrow Agreement at the Supplemental Closing by means of wire transfer of immediately available funds to an account or accounts designated by Buyer in writing. If the amount by which the Estimated Purchase Price exceeds the Purchase Price is greater than the Escrow Deposit, Sellers will pay to Buyer an amount equal to such excess which shall be paid by Sellers at the Supplemental Closing by means of wire transfer of immediately available funds to an account or accounts designated by Buyer in writing.

     2.5 PURCHASE PRICE ADJUSTMENT FOR UNCOLLECTED RECEIVABLES. Notwithstanding anything contained herein to the contrary, to the extent that all or any portion of the accounts receivable of Sellers included in the Acquired Assets (net of any reserve therefor reflected in the Final Closing Date Balance Sheet), including both billed and unbilled accounts receivable, are not collected in full and in cash by the Buyer in the ordinary course of its business and using the Buyer's customary collection practices (without resort to legal proceedings), within one hundred eighty (180) days after the Closing Date (collectively, the "Uncollected Receivables") there shall be a dollar-for-dollar reduction in the Purchase Price in an amount equal to the aggregate amount of the Uncollected Receivables. Any adjustment to the Purchase Price pursuant to this Section 2.5 shall be paid in the manner provided by Section 2.4(c)(ii). Following the satisfaction by the Sellers of all of their obligations under this
Section 2.5, the Buyer shall, if requested by the Sellers, assign and transfer (without recourse, representation, or warranty) to Sellers all of Buyer's right, title, and interest in, to, and under the Uncollected Receivables, pursuant to a written instrument of assignment reasonably satisfactory to Buyer and Sellers; provided, however, Sellers shall not disrupt the Clinical Business conducted by Buyer in connection with any effort by Sellers to collect the Uncollected Receivables following such assignment and transfer thereof. The parties further agree that if the Buyer collects in cash an aggregate amount in respect of billed and unbilled accounts receivable of the Sellers included in the Acquired Assets (net of any reserve therefor reflected in the Final Closing Date Balance Sheet) which is in excess of such billed and unbilled accounts receivable reflected in the Final Closing Date Balance Sheet (net of the aforesaid reserve) as of the date which is one hundred eighty (180) days after the Closing Date, the Purchase Price shall be increased, dollar-for-dollar, by an amount equal to such excess (such Purchase Price increase to be paid in the manner provided by the provisions of Section 2.4(c)(i)).

     2.6  CLOSING DELIVERIES.  At the Closing:

     (a) Sellers will deliver, or cause to be delivered, to Buyer:

          (i) a non-competition agreement(s) in the form of Exhibit F executed by each Seller, DataTRAK and Dr. Jeffrey A. Green (the "Non-Competition Agreement");

          (ii) the agreements in the form of Exhibits G1 and G2 executed by Collaborative and DataTRAK, respectively (the "Seller Agreements");

          (iii) any other Related Agreements to which any Seller is a party;

          (iv) a bill of sale and such assignments and other instruments of sale, transfer, conveyance and assignment (including certificates of title and an assignment to Buyer of all of Seller's rights in, to and under the Lease) regarding the Acquired Assets as Buyer and its counsel may request;

          (v) a certificate executed by Sellers to the effect that each of Sellers' representations and warranties in this Agreement and in each Related Agreement to which Sellers (or any of them) are parties was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date, which certificate shall be in the form of Exhibit H hereto;

          (vi) estoppel certificates from the landlord under each Lease, in form and substance satisfactory to Buyer;

          (vii) for each Leased Property subject to Encumbrance against any of the Landlord's interest therein, satisfactory evidence that the Lease pertaining thereto is subject to a non-disturbance and attornment agreement in favor of the applicable Seller thereunder (and any assignee of such Seller), which non-disturbance and attornment agreement shall be satisfactory, in form and substance, to Buyer;

          (viii) the Assignment and Assumption executed by Sellers;

          (ix) a sublease agreement (the "Sublease Agreement") executed by Collaborative, pursuant to which Collaborative shall sublease that portion of the Collaborative Premises which Collaborative and the Buyer deem reasonably necessary in order for the Buyer to conduct the Clinical Business thereat, which Sublease Agreement shall be satisfactory, in form and substance, to Collaborative and the Buyer and shall incorporate those terms set forth on Schedule 2.6(a)(ix); and

          (x) all other certificates, instruments and documents to be delivered by Sellers (or any of them) pursuant to this Agreement or any of the Related Agreements.

     (b) Buyer will deliver, or cause to be delivered, to Sellers:

          (i) the Closing Cash Payment;

          (ii) an assignment, delegation and assumption agreement (the "Assumption Agreement") in the form of Exhibit I hereto;

          (iii) the Non-Competition Agreement executed on behalf of Buyer;

          (iv) the Services Agreement executed on behalf of Buyer;

          (v) the Sublease Agreement; and

          (vi) a certificate executed by Buyer to the effect that each of Buyer's representations and warranties in this Agreement and in each Related Agreement to which Buyer is a party was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date, which certificate shall be in the form of Exhibit J hereto.

     2.7 CLOSING. The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Stevens & Lee, One Glenhardie Corporate Center, 1275 Drummers Lane, Wayne, Pennsylvania 19087, at 10:00 A.M., within five (5) business days after the conditions set forth in Sections 7.7 and
8.5 have been satisfied, on or at such other earlier time and place as the parties may mutually agree upon in writing.

     2.8 ALLOCATION OF THE PURCHASE PRICE. The Purchase Price shall be allocated among the Acquired Assets and the Assumed Liabilities in accordance with Exhibit K attached hereto. As soon as practicable after the Supplemental Closing, but in any event not later than thirty (30) days after the Supplemental Closing, the Sellers and Buyer shall make any and all appropriate adjustments to the Tax Allocation by reason of any adjustment to the Purchase Price under
Section 2.4(c). It is understood and agreed that the Tax Allocation shall be prepared pursuant to and an in accordance with the provisions of Section 1060 of the Code and Buyer shall prepare Form 8594 under Section 1060 of the Code relating to the Contemplated Transactions based upon the final Tax Allocation prepared pursuant hereto. The Tax Allocation shall, for tax purposes, be binding on Sellers and Buyer, and Sellers and Buyer shall file their respective Tax Returns in accordance with such Tax Allocation and shall not take any position inconsistent with the Tax Allocation.

3.  REPRESENTATIONS AND WARRANTIES OF SELLERS

     Sellers hereby jointly and severally represent and warrant to Buyer as follows:

     3.1 ORGANIZATION AND GOOD STANDING. Each Seller is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation (as set forth on Schedule 3.1), with full corporate power and authority to conduct the Clinical Business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under all Assigned Contracts. Each Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect.

     3.2  AUTHORITY; NO CONFLICT.

     (a) Subject to approval by the shareholders of Collaborative contemplated by Section 8.5, this Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms. Subject to approval by the shareholders of Collaborative contemplated by Section 8.5, upon the execution and delivery by Sellers of the Related Agreements to which Sellers (or any of them) are parties, the Related Agreements will constitute the legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms. Sellers have the requisite right, power, authority, and capacity to execute and deliver this Agreement and such Related Agreements and to perform their obligations under this Agreement and such Related Agreements.

     (b) Except for those Consents set forth in Schedule 3.2(b), neither the execution and delivery of this Agreement or the Related Agreements to which Sellers (or any of them) are parties nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

          (i) contravene, conflict with, or result in a violation of any provision of the articles of incorporation, code of regulations, or other organizational documents of Sellers;

          (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Sellers or any of the Acquired Assets may be subject;

          (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Seller or that otherwise relates to the Clinical Business or any of the Acquired Assets or the Leased Property;

          (iv) cause any of the Acquired Assets to be reassessed or revalued by any taxing authority or other Governmental Body;

          (v) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Assigned Contract; or

          (vi) except pursuant to any Contract to which the Buyer is a party, result in the imposition or creation of any Encumbrance upon or with respect to any of the Acquired Assets.

Except for those Consents set forth in Schedule 3.2(b), Seller is not, and will not be, required to give any notice to or obtain any Consent from any Person (including parties to the Assigned Contracts) in connection with the execution and delivery of this Agreement or any of the Related Agreements or the consummation or performance of any of the Contemplated Transactions.

     3.3  FINANCIAL STATEMENTS; ACCOUNTS RECEIVABLE.

     (a) Schedule 3.3 includes the following:

          (i) Audited consolidated and consolidating balance sheets of Collaborative and its subsidiaries (including the Selling Subsidiaries) as at the close of each of the years December 31, 1995, December 31, 1996, and December 31, 1997, inclusive, and the related consolidated and consolidating statements of income, changes in stockholders' equity, and cash flow of collaborative and its subsidiaries (including the selling Subsidiaries) for each of the fiscal years then ended, all on a comparative basis, together with the notes thereto and the report thereon of Seller's Accountant (the "Prior Financial Statements"); and

          (ii) a consolidated and consolidating balance sheet of Collaborative and its subsidiaries as at September 30, 1998, and the related internally prepared consolidated and consolidating statements of income, changes in stockholders' equity and cash flow for the nine (9) month period then ended (which, together with any financial statements delivered pursuant to Section 5.11, shall be collectively referred to as the "Interim Financial Statements").

     (b) The Financial Statements fairly present, in all material respects, the financial condition and the results of operations, changes in stockholders' equity, and cash flow of Collaborative and its subsidiaries as at the respective dates of and for the periods referred to in such Financial Statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse), and the Financial Statements reflect the consistent application of such accounting principles throughout the periods involved. Except to the extent provided otherwise in such Financial Statements,
(i) adequate provision was made in the Financial Statements for doubtful accounts or other receivables; (ii) sales were stated in the Financial Statements net of discounts, returns and allowances; and (iii) all Taxes due or paid were timely reflected in the Financial Statements and all Taxes not yet due and payable were accrued or otherwise provided for therein. At the respective dates of each of the Financial Statements, Sellers had no Liability required to be reflected or disclosed in the Financial Statements under GAAP which was not so reflected or disclosed. No provision in the Financial Statements as of and for the periods covered by such Financial Statements was necessary, under GAAP, for Liability on account of warranties or with respect to the Clinical Business. Any significant items of income or expense which were unusual or of a nonrecurring nature were separately disclosed in the Financial Statements.

     (c) All of the Accounts Receivable of Sellers included in the Acquired Assets represent amounts receivable for services actually provided, have arisen from bona-fide transactions in the Ordinary Course of Business, are not subject to any counterclaims or offsets, and have been billed or are billable, as appropriate, in accordance with the terms of the Assigned Contract applicable thereto.

     3.4 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of each Seller, all of which have been made available to Buyer, are complete and correct in all material respects.

     3.5  TITLE TO ASSETS; ENCUMBRANCES.

     (a) Sellers have or will have and convey to Buyer at the Closing, good and merchantable title to, or a valid leasehold interest in, all of the properties and assets (other than the Excluded Assets) used or usable by Sellers in the Clinical Business or shown on the balance sheet of Sellers dated as of September 30, 1998, which comprises a portion of the Interim Financial Statements (the "Interim Balance Sheet"), or acquired after the date thereof, free and clear of all Encumbrances, except for (i) the Assumed Liabilities, and (ii) properties and assets disposed of in the Ordinary Course of Clinical Business since the date of the Interim Balance Sheet. Without limiting the generality of the foregoing, Sellers have, and will convey to Buyer at the Closing, good and merchantable title to all of the Acquired Assets, free and clear of any Encumbrance or restriction on transfer of any nature, other than the Assumed Liabilities.

     (b) Schedule 3.5(b) contains a complete and accurate list of all Facilities at which any Seller currently conducts the Clinical Business. To the best of the Sellers' Knowledge, all Facilities currently used by Sellers lie wholly within the boundaries of the real property owned or leased by Seller and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person. The use and operation of such Facilities are in compliance with all applicable Legal Requirements, Orders, Consents and Governmental Authorizations. To the best of the Sellers' Knowledge, there are no existing, pending, or Threatened (i) requests, applications or proceedings to alter or restrict the zoning or other use restrictions applicable to any such Facilities,
(ii) condemnation proceedings that would affect any of such Facilities in any way, or (iii) public improvements that would result in any charge or Taxes being levied or assessed against, or would result in the creation of any Encumbrance upon, any of such Facilities.

     (c) DataTRAK has no right, title or interest in any of the Acquired Assets.

     3.6  CONDITION AND SUFFICIENCY OF ASSETS.

     (a) Except as set forth in Schedule 3.6, (i) the machinery, equipment, tools, supplies and other tangible personal property included in the Acquired Assets are in good operating condition and repair, ordinary wear and tear excepted and (ii) none of such machinery, equipment, tools, supplies and other tangible personal property included in the Acquired Assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

     (b) To the best of the Sellers' Knowledge, all buildings, structures and other improvements and fixtures which comprise the Facilities (i) are free of any structural or engineering defects, (ii) are in good repair and condition, ordinary wear and tear excepted, and (iii) are free from any latent defects and
(iv) suitable for their intended use.

     3.7 NO UNDISCLOSED LIABILITIES. Except as set forth in Schedule 3.7 or any other Schedule hereto, Sellers have no Liabilities of any nature with respect to the Clinical Business except for Liabilities reflected or reserved against in the Interim Balance Sheet and current Liabilities incurred in the Ordinary Course of

Business since the date thereof; provided, however, notwithstanding the foregoing or the meaning ascribed to the term Liability herein, Liabilities of the Sellers which are expressly described in or expressly covered by the provisions of any other representation and warranty contained in this Section 3 or as otherwise disclosed in the applicable Schedule thereto, or which are not required to be disclosed in such other representation or warranty (or the applicable Schedule thereto) by reason of materiality qualifiers therein, need not be disclosed in Schedule 3.7 solely by reason of the representation and warranty in this Section 3.7.

     3.8  TAXES.

     (a) Sellers have filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to Sellers, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements for all periods prior to the Closing Date. Sellers have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers, except such Taxes, if any, as are listed in
Schedule 3.8 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Interim Balance Sheet.

     (b) The charges, accruals, and reserves with respect to Taxes on the books of Sellers are adequate (determined in accordance with GAAP) and are at least equal to Sellers liability for Taxes. There exists no proposed tax assessment against Seller to Seller Knowledge except as disclosed in Schedule 3.8. All Taxes that Seller is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

     (c) All Tax Returns filed by Sellers (or that include Sellers on a consolidated basis) are true, correct, and complete in all material respects.

     (d) No audit or examination by any Tax authority is pending with respect to or relating to any Taxes and no Seller has received any notice from any Tax authority of (i) any pending or Threatened claim for any Tax deficiency, (ii) intention to examine or audit any Tax Return for any period, or (iii) intention to reassess any of the Acquired Assets for Tax purposes.

     3.9 NO MATERIAL ADVERSE CHANGE. Since the date of the Interim Balance Sheet, there has not been any material adverse change in the operations, properties, assets, Liabilities, or financial condition of Sellers relating to the Clinical Business or any material adverse change in the Clinical Business taken as a whole, and no event, condition or circumstance exists that could reasonably be expected to result in such a material adverse change.

     3.10  EMPLOYEE BENEFITS.

     (a) Schedule 3.10 lists each Employee Benefit Plan that any Seller maintains or to which any Seller contributes with respect to any employee of the Clinical Business. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Benefit Plan or accrued in accordance with the past custom and practice of Seller.

     (b) Sellers do not contribute to, never have contributed to, and never has been required to contribute to any Multiemployer Plan (as defined in ERISA sec. 3(37)(A)) or have any Liability (including withdrawal Liability) under any Multiemployer Plan.

     (c) Except as set forth on Schedule 3.10, no Seller maintains or contributes to any bonus, deferred compensation, incentive, severance, termination, or other compensation plan or arrangement, for the benefit of any employee of Seller.

     3.11  COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

     (a) Except as set forth in Schedule 3.11(a):

          (i) Each Seller is, and at all times since December 31, 1995 has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its Clinical Business or the ownership or use of any of the Acquired Assets or the Facilities;

          (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Seller of, or a failure on the part of any Seller to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature;

          (iii) Sellers have not received, at any time since December 31, 1995, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

          (iv) Sellers have timely filed any and all reports, forms, and documents required to be filed by them under and pursuant to the 34 Act.

     (b) Schedule 3.11(b) contains a complete and accurate list of each Governmental Authorization that is held by any Seller or that otherwise relates to the Clinical Business, or to any of the Acquired Assets or the Facilities. Each Governmental Authorization listed or required to be listed in Schedule 3.12 is valid and in full force and effect. Except as set forth in Schedule 3.11(b):

          (i) each Seller is, and at all times has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 3.11(b); and

          (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorizations listed or required to be listed in Schedule 3.11(b), or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 3.11(b).

The Governmental Authorizations listed in Schedule 3.11(b) collectively constitute all of the Governmental Authorizations necessary to permit Sellers to lawfully conduct and operate the Clinical Business in the manner it currently conducts and operates such Clinical Business and to permit Sellers to own and use the Acquired Assets and to use the Facilities in the manner in which they currently own and use such assets.

     3.12  LEGAL PROCEEDINGS; ORDERS.

     (a) Except as set forth in Schedule 3.12, there is no pending Proceeding:

          (i) that has been commenced by or against Seller or that otherwise relates to or may affect the Clinical Business or any of the Acquired Assets or the Facilities; or

          (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions or the Related Transactions.

To the Knowledge of Sellers, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding. The Proceedings listed in Schedule 3.12 will not have a material adverse effect on the Clinical Business of any Seller or the Acquired Assets or the Facilities.

     (b) Except as set forth in Schedule 3.12:

          (i) there is no Order to which any of the Sellers, or any of the Acquired Assets or the Facilities is subject; and

          (ii) each Seller is in full compliance with all of the terms and requirements of each Order set forth in Schedule 3.12.

     (c) Schedule 3.12 sets forth a complete and accurate summary and current status of all pending and Threatened workers' compensation claims by any current or former employees of Seller.

     3.13 ABSENCE OF CERTAIN CHANGES AND EVENTS. Since the date of the Interim Balance Sheet, each Seller has conducted the Clinical Business only in the Ordinary Course of Business. Without limiting the generality of the foregoing sentence, since the date of the Interim Balance Sheet, there has not been, with respect to the Clinical Business, any of the following except as set forth on
Schedule 3.13 (or any supplement thereto delivered pursuant to Section 7.10):

          (i) amendment to the certificate of incorporation, bylaws or other organizational documents of Seller;

          (ii) payment or increase by any Seller of any bonuses, salaries, or other compensation to any director, officer, or (except in the Ordinary Course of Clinical Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

          (iii) payment by Seller of the personal expenses of any shareholder, director, officer or employee;

          (iv) adoption of, or increase in the payments to or benefits under, any Employee Benefit Plan for or with any employees of any Seller;

          (v) damage to or destruction or loss of any asset or property of any Seller, whether or not covered by insurance, materially and adversely affecting the properties, assets, Clinical Business or financial condition of Seller, taken as a whole;

          (vi) termination of, or receipt of notice of termination of (i) any license, distributorship, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction which are individually or in the aggregate material to the Clinical Business;

          (vii) sale, lease, or other disposition of any asset or property of Seller or mortgage, pledge, or imposition of any Encumbrance on any of the Acquired Assets, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

          (viii) cancellation or waiver of any claims or rights material to the conduct of the Clinical Business or any cancellation or waiver of any debts or claims affecting the Clinical Business;

          (ix) material change in the accounting methods used by any Seller; or

          (x) agreement, whether oral or written, by Seller to do any of the foregoing.

     3.14  CONTRACTS; NO DEFAULTS.

     (a) Schedule 3.14 contains (except as provided in clause (iii) below) a complete and accurate list, and Sellers have made available to Buyer true and complete copies, of all Contracts in effect as of the date hereof with respect to the Clinical Business or the Acquired Assets including the following:

          (i) each Lab Service Contract;

          (ii) each Sponsor Contract;

          (iii) a list of all Site Contracts (to be delivered no later than five
     (5) business days before Closing);

          (iv) to the extent not included under clauses (i) through (iii) above, each Contract that involves performance of services or delivery of goods or materials by Seller relating to the Clinical Business;

          (v) to the extent not included under clauses (i) through (iii) above, each Contract that involves performance of services or delivery of goods or materials to Seller relating to the Clinical Business;

          (vi) each Contract relating to the Clinical Business that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of Seller;

          (vii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (including the Leases);

          (viii) each joint venture, partnership, and other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by Seller with any other Person;

          (ix) each Contract containing covenants that in any way purport to restrict Seller's business activity or limit the freedom of Seller to engage in any line of business or to compete with any Person;

          (x) each Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by Seller to be responsible for consequential damages;

          (xi) each Contract for capital expenditures in excess of Five Thousand Dollars ($5,000);

          (xii) each written warranty, guaranty, and or other similar undertaking extended by Seller other than in the Ordinary Course of Business; and

          (xiii) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

     Schedule 3.14 also sets forth the details concerning such Contracts which are specified in such Schedule 3.14, including the parties to the Contracts and the amount of the remaining commitment of Seller under the Contracts.

     (b) Except as set forth in Schedule 3.14:

          (i) Sellers do not have and cannot acquire any rights under, and Sellers do not have and cannot become subject to any Liability under, any Contract that relates to the Clinical Business or any of the Acquired Assets;

          (ii) each Contract identified or required to be identified in Schedule
     3.14 is in full force and effect and is valid and enforceable against such Seller in accordance with its terms;

          (iii) to the best of the Sellers' Knowledge, each Contract identified or required to be identified in Schedule 3.14 is enforceable against the other party thereto in accordance with its terms;

          (iv) each Seller is and at all times has been in full compliance with all applicable terms and requirements of each Contract under which Seller has or had any Liability or by which Seller or any of the Acquired Assets is or was bound;

          (v) each other Person that has or had any Liability under any Contract under which any Seller has or had any rights is, and at all times has been, in full compliance with all applicable terms and requirements of such Contract; and

          (vi) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give any Seller or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract involving any Seller or the Clinical Business or any of the Acquired Assets.

     3.15  INSURANCE.

     (a) Sellers have made available to Buyer:

          (i) true and complete copies of all current policies of insurance to which Seller is a party or under which any Seller is or has been covered at any time within the three (3) years preceding the date of this Agreement relating to the Clinical Business or the Acquired Assets; and

          (ii) true and complete copies of all pending applications for policies of insurance relating to the Clinical Business or the Acquired Assets.

     (b) Schedule 3.15 describes:

          (i) any self-insurance arrangement by or affecting any Seller, including any reserves established thereunder;

          (ii) any Contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by any Seller; and

          (iii) all obligations of any Seller to provide coverage to third parties (for example, under leases or service agreements).

     (c) Except as set forth in Schedule 3.15:

          (i) All policies to which any Seller is a party or that provide coverage to any Seller:

             (A) are valid, outstanding, enforceable, and are in full force and effort;

             (B) taken together, to the best of the Sellers' Knowledge, provide adequate insurance coverage for the assets and the operations of any Seller for all risks normally insured against by a Person carrying on the same business or businesses as the Sellers; and

             (C) are sufficient for compliance with all Legal Requirements and Contracts to which any Sellers are a party or by which any Seller is bound.

     3.16  ENVIRONMENTAL MATTERS.  Except as set forth in Schedule 3.16:

     (a) Each Seller is, and at all times prior to the date hereof has been, in compliance in all material aspects with, and has not been and is not in violation of or liable under, any applicable Environmental Law. No Seller has any reasonable basis to expect, nor has any Seller received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or other Person, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with in any material respect any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any Acquired Assets, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by any Seller, or any other Person for whose conduct any Seller is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (b) There are no pending or, to the Knowledge of Sellers, Threatened claims or Encumbrances resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any Acquired Asset.

     (c) No Seller has Knowledge of any basis to expect, nor has any of them received, any Order, notice, communication, inquiry, warning, citation, summons, directive, or any other indication that relates to any alleged, actual, or potential violation or failure by any Seller to comply in any material respect with any Environmental Law, or of any alleged, actual, or potential obligation of any Seller to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any of the Acquired Assets, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by any Seller, or any other Person for whose conduct any Seller is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (d) To the best of the Sellers' Knowledge, no Seller nor any other Person for whose conduct any Seller is or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or any of the Acquired Assets, at any property geologically or hydrologically adjoining the Facilities.

     (e) There are no Hazardous Materials present on or in the Facilities in violation of any applicable Environmental Law, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, swamps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. No Seller, nor any other Person for whose conduct any Seller is or may be held responsible, or to the Knowledge of any Seller, any other Person, has permitted or conducted, or is aware of, any hazardous activity conducted with respect to Hazardous Materials at the Facilities or any of the Acquired Assets, except in full compliance with all applicable Environmental Laws.

     (f) There has been no Release or, to the Knowledge of any Seller, threat of Release, of any Hazardous Materials at or from the Facilities or, to the best of Sellers' Knowledge at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any of the Acquired Assets, or to the Knowledge of Sellers any geologically or hydrologically adjoining property, whether by any Seller or any other Person.

     (g) Each Seller has made available to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by such Seller pertaining to Hazardous Materials or hazardous activities in, on, or under the Facilities, or concerning compliance by such Seller or any other Person for whose conduct such Seller is or may be held responsible with Environmental Laws.

     3.17  EMPLOYEES.

     (a) Schedule 3.17 contains a complete and accurate list of the following information for each employee of Sellers engaged in the Clinical Business, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since the date of the Interim Balance Sheet; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Employee Benefit Plan.

     (b) To the best of the Sellers' Knowledge, no Seller has received any verbal or written indication that any director, officer, or other employee of any Seller engaged in the Clinical Business will terminate his or her employment with such Seller prior to the Closing (whether as a result of the Contemplated Transactions or otherwise).

     3.18 LABOR DISPUTES; COMPLIANCE. Except as disclosed in Schedule 3.18, none of the Sellers is a party to any collective bargaining or other labor Contract, and there has not been, there is not presently pending or existing, and to Sellers' Knowledge there is not Threatened any strike, slowdown, picketing, work stoppage, labor arbitration or proceeding in respect of the grievance of any employee, application or complaint filed by an employee or union with the National Labor Relations Board or any comparable Governmental Body, organizational activity, or other labor dispute against or affecting any Seller with respect to the Clinical Business, and no application for certification of a collective bargaining agent is pending or to any Sellers' Knowledge is Threatened; to any Sellers' Knowledge, no event has occurred or circumstance exist that could provide the basis for any work stoppage or other labor dispute. Except as disclosed in Schedule 3.18, each Seller has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing (including WARN). No Seller is liable for the payment of any Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

     3.19  INTELLECTUAL PROPERTY.

     (a) Intellectual Property Assets -- The term "Intellectual Property Assets" includes:

          (i) corporate names (and any derivation thereof), fictitious business names, trade names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

          (ii) all patents and patent applications (collectively, "Patents");
     and

          (iii) all know-how, trade secrets, confidential information, software, technical information, processes, technology, plans, drawings, and blue prints (collectively, "Trade Secrets");

owned or used by any Seller, or licensed by any Seller as licensee or licensor, and, in any case, used in the Clinical Business.

     (b) Agreements -- Schedule 3.19 contains a complete and accurate list and summary description of all Intellectual Property Assets pertaining to the Clinical Business and any Contracts relating to such Intellectual Property Assets to which any Seller is a party or by which any Seller is bound. There are no outstanding and, to Sellers' Knowledge, no Threatened disputes or disagreements with respect to any such Contract.

     (c) Know-How Necessary for the Clinical Business -- The Intellectual Property Assets described in Schedule 3.19 are all Intellectual Property Assets necessary for the operation of the Clinical Business as currently conducted. Sellers are the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances, and has the right to use without payment to a third party all of the Intellectual Property Assets.

     3.20 RELATIONSHIPS WITH RELATED PERSONS. No Related Person of Seller has any interest in the Clinical Business or any of the Assigned Contracts or any of the other Acquired Assets. Except as described in Schedule 3.20, to the best of the Sellers' Knowledge, no Related Person of Seller owns of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has (a) business dealings or a material financial interest in any transaction with any Seller, or (b) engages in competition with Sellers with respect to the Clinical Business in any market presently served by Seller. Except as set forth in Schedule 3.20, no Related Person of any Seller is a party to any Contract with, or has any claim or right against, Seller.

     3.21 BROKERS OR FINDERS. Sellers and their agents have incurred no obligation or Liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the Contemplated Transactions for which Buyer will have any Liability.

     3.22  DISCLOSURE.

     (a) No representation or warranty of Sellers in this Agreement or any Related Agreement and no statement in any of the Schedules omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     (b) Except as described on Schedule 3.22, there is no fact known to Sellers that has specific application to Sellers (other than general economic or industry conditions) and that materially adversely affects or, as far as Sellers can reasonably foresee, materially threatens, the Clinical Business or the Acquired Assets, or the financial condition, or results of operations or prospects relating to the Clinical Business or the Acquired Assets that has not been set forth in this Agreement or the Schedules to this Agreement.

4.  REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Sellers as follows:

     4.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania.

     4.2  AUTHORITY; NO CONFLICT.

     (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Related Agreements to which Buyer is a party, the Related Agreements to which Buyer is a party will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Related Agreements to which Buyer is a party and to perform its obligations under this Agreement and the Related Agreements to which Buyer is a party.

     (b) Neither the execution and delivery by Buyer of this Agreement or the Related Agreements to which Buyer is a party nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

          (i) any provision of Buyer's certificate of incorporation, bylaws or other organizational documents;

          (ii) any Legal Requirement or order to which Buyer may be subject; or

          (iii) any Contract to which Buyer is a party or by which Buyer may be bound.

Except for the Consents identified in Section 7, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the Related Agreements to which Buyer is a party or the consummation or performance of any of the Contemplated Transactions.

     4.3 CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

     4.4 BROKERS OR FINDERS. Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or any of the Contemplated Transactions for which Sellers will have any Liability.

5.  COVENANTS OF SELLERS PRIOR TO AND FOLLOWING CLOSING DATE

     5.1 ACCESS AND INVESTIGATION. Between the date of this Agreement and the Closing Date, Sellers will, and will cause their Representatives to, (a) afford to Buyer and its Representatives full and free access (subject to reasonable advance notice from Buyer to authorized personnel designated by the Sellers from time to time, which may be verbal) to Collaborative's senior executive management, Seller's Accountant and counsel, as well as access to Sellers' properties, Contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Representatives with copies of all such Contracts (other than Site Contracts), books and records, and other existing documents and data as Buyer may reasonably request, (c) provide the Buyer and Buyer's Representatives with access to all Site Contracts, and (d) furnish Buyer and Buyer's Representatives with such additional financial, operating, and other data and information as Buyer may reasonably request; provided, however, that Buyer and its Representative will, in connection with the performance of such investigation, use commercially reasonable efforts to avoid materially interfering with the day-to-day operations of the Clinical Business. Any and all information furnished by the Sellers to or otherwise obtained by the Buyer pursuant to this Section 5.1 shall, pending the closing, remain subject to the provisions of the Confidentiality Agreement and the provisions of Section 11.3.

     5.2 OPERATION OF THE CLINICAL BUSINESS OF SELLERS. Between the date of this Agreement and the Closing Date, unless otherwise agreed in writing by Buyer, Sellers will:

          (i) conduct the Clinical Business only in the Ordinary Course of Business;

          (ii) use commercially reasonable efforts to preserve intact the current business organization of Sellers with respect to the Clinical Business, keep available the services of the current officers, employees, and agents of Sellers, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with Sellers;

          (iii) cooperate with Buyer on all transitional matters, and in communications and dealings with third parties be supportive of Buyer and the Contemplated Transactions;

          (iv) confer with Buyer from time to time as reasonably requested by the Buyer concerning operational matters of a material nature; and

          (v) as and when reasonably requested by the Buyer from time to time, otherwise report periodically to Buyer concerning the status and operation of the Clinical Business.

     5.3 NEGATIVE COVENANT. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers will not, without the prior written consent of Buyer, take any affirmative action, or fail to take any reasonable action within their control, as a result of which any of the changes or events listed in Section 3.13 is likely to occur.

     5.4 REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, Sellers will make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Sellers will reasonably (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions (including any filing under the HSR Act), and (b) cooperate with Buyer in obtaining all Consents that may be required to complete the Contemplated Transactions.

     5.5 NOTIFICATION. Between the date of this Agreement and the Closing Date, Sellers will promptly notify Buyer in writing if Sellers become aware of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties in any material respect as of the date of this Agreement, or if Sellers become aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty in any material respect had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any fact or condition require any change in the Schedules to this Agreement if the Schedules were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyer a supplement to the appropriate Schedule specifying such change. During the same period, Sellers will promptly notify Buyer of the occurrence of any Breach of any covenants of Sellers in this Agreement or of the occurrence of any event that may reasonably make the satisfaction of the conditions in Section 7 impossible or unlikely. Delivery of such notification or supplement will be for information purposes only and will not modify in any respect any representation, warranty, covenant, obligation or condition or other provision contained in this Agreement or in any Related Agreement.

     5.6  NO NEGOTIATION.

     (a) From the date hereof until the Closing Date or the earlier termination of this Agreement pursuant to Section 9, Sellers will not, nor will they cause or permit any of their respective Representatives to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to, or consider the merits of any inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the Clinical Business or the Acquired Assets (an "Acquisition Proposal"); provided, however, that nothing contained in this
Section 5.6 or any other provision hereof shall prohibit Collaborative or the Collaborative Board from engaging in negotiations or soliciting proposals concerning a possible transaction involving DataTRAK or the Excluded Assets, including a possible sale, merger or other transaction not involving the Clinical Business or the Acquired Assets; provided further that nothing contained in this Section 5.6 or any other provision hereof shall prohibit Collaborative or the Collaborative Board from (i) taking and disclosing to Collaborative's shareholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the 34 Act, or (ii) making such disclosure to Collaborative's shareholders as, in the good faith judgment of the Collaborative Board, after receiving advice from outside counsel, is required under applicable law, provided that Collaborative may not, except as permitted by Section 5.6(b), withdraw or modify, or propose to withdraw or modify, its

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

position with respect to the Contemplated Transactions or approve or recommend, or propose to approve or recommend any Acquisition Proposal, or enter into any agreement with respect to any Acquisition Proposal. Collaborative will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal.

     (b) Notwithstanding the foregoing, prior to the Closing Date, Collaborative may respond to an unsolicited request for information concerning Collaborative from any corporation, partnership, person or other entity or group pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such entity or group concerning an Acquisition Proposal if such entity or group has submitted a bona fide written proposal to Collaborative relating to any such transaction which the Collaborative Board determines in good faith, after receiving advice from its legal counsel and consulting with its financial advisors, represents a superior transaction to the Contemplated Transaction (a "Superior Proposal"). Collaborative will promptly notify Buyer of the existence of any proposal or inquiry received by Collaborative, the identity of the party making such proposal or inquiry, and the terms (both initial and modified) of any such proposal or inquiry (an will disclose any written materials delivered in connection therewith) and Collaborative will keep Buyer reasonably informed of the status (including amendments or proposed amendments) of any such proposal or inquiry. Collaborative will promptly provide to Buyer any material non-public information regarding Collaborative provided to any other party which was not previously provided to Buyer. At any time following notification to Buyer of Collaborative's intent to do so (which notification shall include the identity of the bidder and the material terms and conditions of the proposal) and if Collaborative has otherwise complied with the terms of this Section 5.6(b), the Collaborative Board may withdraw or modify its approval or recommendation of the Contemplated Transactions and may enter into an agreement with respect to a Superior Proposal, provided it shall concurrently with entering into such agreement pay or cause to be paid to Buyer the Termination Fee and the Expense Fee. If Collaborative shall have notified Buyer of its intent to enter into an agreement with respect to a Superior Proposal in compliance with the preceding sentence and has otherwise complied with such sentence, Collaborative may enter into an agreement with respect to such Superior Proposal.

     5.7 BEST EFFORTS. Between the date of this Agreement and the Closing Date, Sellers will use their reasonable best efforts to cause the conditions in Sections 7 and 8 to be satisfied.

     5.8 HSR ACT FILING. Seller agrees to pay one-half ( 1/2) of the filing fees associated with any filings made by Buyer under the HSR Act in connection with the Contemplated Transactions.

     5.9  LABOR MATTERS.

     (a) Sellers shall terminate all of their employees (other than employees who are parties to employment agreements included in the Assigned Contracts) as of the Closing Date and shall take all actions which are necessary or appropriate in connection therewith. Without limiting the generality of the foregoing, Sellers shall provide appropriate and compliant advance notices of termination pursuant to and in accordance with all provisions of (i) WARN and all other state and local plant closing laws (if and to the extent applicable), and (ii) all other Legal Requirements. In this regard, Sellers will identify all such notification requirements to Buyer and coordinate the content and timing of such notices with Buyer.

     (b) Except as otherwise provided in Section 5.9(d), Sellers shall liquidate and pay or make adequate provision for all Liabilities accrued through the Closing Date for compensation, including salary, wages, bonuses, overtime premiums, and vacation benefits, with respect to employees of Sellers, provided that payments to such employees for accrued vacation benefits shall be paid directly to such employees at or prior to Closing.

     (c) Sellers shall make available to the Buyer all personnel information to allow Buyer to evaluate Sellers' employees engaged in the Clinical Business in connection with Buyer's decision of which employees of Sellers are to be hired as Buyer's employees following the Closing.

     (d) Subject to Buyer's satisfactory review of the employees identified on
Schedule 5.9(d), pursuant to and in accordance with the Buyer's standard and customary pre-employment review and screening practices, the Buyer covenants and agrees to (i) offer employment to those employees of Sellers identified on

Schedule 5.9(d) immediately after the Closing and (ii) assume (as part of the Assumed Liabilities) those severance obligations of such employees described on
Schedule 5.9(d) in connection therewith. The Sellers shall provide the Buyer with reasonable assurances prior to the Closing that such employees will accept Buyer's offer of employment herein described.

     5.10 SUBSEQUENT FINANCIAL STATEMENTS. As soon as practicable after the end of each month during the period from the date of this Agreement until the Closing Date, and in no event later than twenty-five (25) days after the end of each such month, Sellers will prepare and promptly deliver to Buyer copies of an unaudited balance sheet and related unaudited income and cash flow statements for Sellers relating to the Clinical Business, the Acquired Assets, and the Assumed Liabilities for the month then ended. All financial statements delivered pursuant to this Section 5.10 will, when delivered, comply in all respects with, and otherwise be subject to, the representations and warranties set forth herein including those set forth in Section 3.3.

     5.11 EXCLUDED LIABILITIES. Sellers shall pay, perform or discharge, or cause to be paid, performed or discharged, when due all Excluded Liabilities in the Ordinary Course of Business.

     5.12 VOTING OF SHARES. Concurrently with the execution and delivery of this Agreement, the Sellers shall cause all members of the Collaborative Board and Collaborative's executive management who own shares of Collaborative common stock to deliver a letter to the Buyer in the form of Exhibit L attached hereto.

     5.13 COLLABORATIVE SHAREHOLDER APPROVALS. Collaborative agrees to take, in accordance with applicable law, applicable stock exchange rules, its Articles of Incorporation and its Code of Regulations, all action necessary to convene, and shall hold, an appropriate meeting of shareholders of Collaborative to consider and vote upon the approval of the Contemplated Transactions and any other matters required to be approved by Collaborative's shareholders for consummation of the Contemplated Transactions as promptly as practicable after this Agreement is executed. Unless the Collaborative Board, after having consulted with and considered the written advice of outside counsel, has determined in good faith that it is otherwise required in order to discharge properly the directors' fiduciary duties in accordance with the Ohio General Corporation law, the Collaborative Board shall recommend such approval, and Collaborative shall take all reasonable lawful action to solicit such approval by its shareholders.

6.  COVENANTS OF BUYER PRIOR TO CLOSING DATE

     6.1 APPROVALS OF GOVERNMENTAL BODIES. As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person of Buyer to, (a) cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Sellers in obtaining all Consents identified in Schedule 3.2(b); provided that Buyer shall in no event be required to dispose of or make any change in any portion of its business or to incur any other significant burden to obtain a Governmental Authorization.

     6.2 BEST EFFORTS. Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Buyer shall use its best efforts to cause the conditions in Sections 8.1, 8.2, 8.4 and 8.5 to be satisfied.

7.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

     Buyer's obligation to purchase the Acquired Assets and assume the Assumed Liabilities and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

     7.1 ACCURACY OF REPRESENTATIONS. All of Sellers' representations and warranties in this Agreement and any Related Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to any Schedule made after the date of this Agreement.

     7.2 SELLERS' PERFORMANCE. (a) All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

     (b) Sellers must have delivered, or caused to be delivered, each of the documents required to be delivered pursuant to Section 2.6 and each of the other covenants and obligations in Sections 5.4, 5.6 and 5.7 must have been performed and complied with in all respects.

     7.3 CONSENTS. Each of the Consents identified in Schedule 3.2(b) must have been obtained and must be in full force and effect (including the consents of the lessors to Sellers' assignment of the Leases to Buyer hereunder).

     7.4 ADDITIONAL DOCUMENTS. Sellers shall have caused the following documents to be delivered to Buyer:

     (a) an opinion of Calfee, Halter & Griswold LLP, addressed to Buyer and dated the Closing Date, in the form of Exhibit M hereto; and

     (b) such other documents as Buyer may reasonably request for the purpose of
(i) enabling its counsel to provide the opinion referred to in Section 8.4(a),
(ii) evidencing the accuracy of any of Sellers' representations and warranties,
(iii) evidencing the performance by Sellers of, or the compliance by Sellers with, any covenant or obligation required to be performed or complied with by Sellers, (iv) evidencing the satisfaction of any condition referred to in this
Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

     7.5 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

     7.6 NO PROHIBITION. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene, or conflict with, or result in a violation of, or cause Buyer or any Person affiliated with Buyer to suffer any adverse consequence under, any applicable Legal Requirement or Order.

     7.7 HSR ACT. Any waiting period applicable to the Contemplated Transactions under the HSR Act shall have been terminated or shall have expired.

     7.8 BULK SALES. Sellers shall have furnished to Buyer satisfactory evidence that Sellers have complied with all bulk sales, bulk clearance, and related Legal Requirements in connection with the sale of the Acquired Assets.

     7.9 NO MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no material adverse change in the operations, properties, assets, Liabilities, or financial condition of the Sellers relating to the Clinical Business or any material adverse change in the Clinical Business taken as a whole, and no event, condition or circumstance shall exist that could reasonably be expected to result in such a material adverse change.

     7.10 SUPPLEMENT TO SCHEDULE 3.13. Because the parties anticipate changes will be necessary to Schedule 3.13 by reason of clause (vi) of Section 3.13 and the operation of the Clinical Business pending the Closing, the Sellers shall have delivered to the Buyer prior to the Closing a supplement to Schedule 3.13 to reflect matters required to be disclosed to the Buyer under clause (vi) of
Section 3.13 by reason of the Sellers' operation of the Clinical Business pending the Closing, as aforesaid.

     7.11 DELIVERY OF SITE CONTRACTS. Not less than five (5) business days prior to the Closing Date, the Sellers shall have delivered to the Buyer true, correct and complete copies of all Site Contract then in effect, which shall be subject to the review and approval of the Buyer.

8.  CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

     Sellers' obligation to sell the Acquired Assets and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

     8.1 ACCURACY OF REPRESENTATIONS. All of Buyer's representations and warranties in this Agreement (considered collectively), and each of those representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     8.2  BUYER'S PERFORMANCE.

     (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

     (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.6 and must have made, or caused to have been made, the Closing Cash Payments.

     8.3 CONSENTS. Each of the Consents identified in Schedule 3.2(b) must have been obtained and must be in full force and effect.

     8.4 ADDITIONAL DOCUMENTS. Buyer must have caused the following documents to be delivered to Sellers:

     (a) an opinion of in-house counsel to Buyer, dated the Closing Date, in the form of Exhibit M; and

     (b) such other documents as Sellers may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of Buyer,
(iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer,
(iv) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

     8.5 SHAREHOLDER APPROVAL. This Agreement and the Contemplated Transactions shall have been approved by the affirmative vote of the shareholders of Collaborative in accordance with applicable law. The Sellers may terminate and cancel this Agreement without liability to the Buyer if such shareholder approval is not obtained and the Sellers have not otherwise breached any provision of this Agreement by providing written notice thereof to the Buyer by no later than April 30, 1999. Failure by the Sellers to furnish any such written notice to the Buyer pursuant to this Section 8.5 shall constitute a waiver by the Sellers of the condition contained herein.

     8.6 NO INJUNCTION. There must not be in effect any Legal Requirement or any injunction or other Order that prohibits the sale of the Acquired Assets by Sellers to Buyer.

9.  TERMINATION

     9.1 TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

     (a) by either Buyer or Sellers if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived or cured to the reasonable satisfaction of the non-breaching party within fifteen (15) days following the breaching party's receipt of written notice of such Breach from the non-breaching party;

     (b) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date;

     (c) by Sellers, if any of the conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

     (d) by mutual consent of Buyer and Sellers;

     (e) by the Sellers if a Superior Proposal is accepted in accordance with
Section 5.6(b); provided that, the Sellers shall not be permitted to terminate this Agreement pursuant to this Section 9.1(e) unless the Sellers have provided the Buyer with written notification thereof that includes the identity of the Person making such Acquisition Proposal and a description of the material terms of such Acquisition Proposal in accordance with Section 5.6 and the Sellers' intent to so terminate this Agreement; provided, further, such right of termination shall be expressly conditioned upon payment by the Sellers to the Buyer of the Termination Fee and Expense Fee in the manner provided by Section 9.3; or

     (f) by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before April 30, 1999, or such later date as the parties may agree upon.

     9.2  EFFECT OF TERMINATION.  Each party's right of termination under
Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies or relieve any party hereto of liability for any Breach of this Agreement. Subject to the provisions of the immediately preceding sentence, if this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 9.3, 11.1 and 11.3 will survive.

     9.3 TERMINATION FEE; EXPENSE FEE. Notwithstanding anything contained herein to the contrary, if this Agreement is terminated by the Sellers pursuant to the provisions of Section 9.1(e), the Sellers shall promptly, but in no event later than one (1) business day after the date on which such right to terminate is exercised, pay to Buyer a fee of One Million Dollars ($1,000,000) (the "Termination Fee") and shall also reimburse Buyer for all reasonable out-of-pocket expenses and fees payable by it or its affiliates up to the maximum aggregate amount of Two Hundred Thousand Dollars ($200,000) (collectively, the "Expenses") (including, without limitation, fees and expenses of all counsel, printers, banks, accountants, and investment banking firms, and their respective agents) (the "Expense Fee") related to the Contemplated Transactions, such amount to be paid in cash in the immediately available funds by wire transfer to an account designated by Buyer.

10.  INDEMNIFICATION; REMEDIES

     10.1 SURVIVAL. Subject to the limitations set forth in Section 10.5, all representations, warranties, covenants, and obligations in this Agreement, the Schedules to this Agreement, and the Related Agreement will survive the Closing. The right to indemnification, reimbursement, or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) about the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement, or other remedy based on such representations, warranties, covenants, and obligations.

     10.2 INDEMNIFICATION AND REIMBURSEMENT BY SELLERS. Sellers, jointly and severally, shall indemnify and hold harmless Buyer and its Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons"), and will reimburse the Indemnified Persons, for any loss, Liability, claim, damage and expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), arising from or in connection with any of the following:

     (a) any Breach of any representation or warranty made by Sellers in this Agreement, the Schedules to this Agreement, the certificate delivered pursuant to Section 2.6(a)(v), or any other Related Agreements delivered by Sellers pursuant to or in connection with this Agreement;

     (b) any Breach by any Seller of any covenant or obligation of any Seller in this Agreement or any Related Agreement;

     (c) the Excluded Liabilities;

     (d) any Environmental, Health and Safety Liabilities arising out of or relating to (i) the ownership, operation or condition at any time on or prior to the Closing Date of any of the Facilities or any other properties or assets in which any Seller has or had an interest; (ii) any Hazardous Materials or other contaminants that were present at such Facilities or such other properties or assets at any time on or prior to the Closing Date; (iii) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released or otherwise handled or any hazardous activities that were, or were allegedly, conducted by any Seller or by any other Person for whose conduct they are or may be held responsible; and (iv) any bodily injury (including illness, disability and death), personal injury, and property damage or other damage of or to any Person, in any way arising from or allegedly arising from any hazardous activity conducted or allegedly conducted with respect to such Facilities or the operations of any Seller prior to the Closing Date or from Hazardous Material that was present on or before the Closing Date on or at such Facilities or that was Released or allegedly Released at any time on or prior to the Closing Date by any Seller or its predecessors;

     (e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Seller (or any Person acting on such Seller's behalf) in connection with any of the Contemplated Transactions; or

     (f) without limiting the generality of Section 10.2(c), any failure by the Sellers to comply with all bulk sales, bulk clearance, and related legal requirements in connection with the sale of the Acquired Assets or the Contemplated Transactions.

     10.3 INDEMNIFICATION AND REIMBURSEMENT BY BUYER. Buyer shall indemnify and hold harmless Sellers, and will reimburse Sellers, for any Damages arising from or in connection with any of the following:

     (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any Related Agreement delivered by Buyer pursuant to or in connection with this Agreement;

     (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement or any Related Agreement; or

     (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

     10.4  PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS.

     (a) Promptly after receipt by an indemnified party under Section 10.2 or
10.3 of notice of the commencement of any Proceeding against it, such indemnified party shall, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is materially prejudiced by the indemnifying party's failure to give such notice.

     (b) If any Proceeding referred to in Section 10.4(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party shall be entitled to participate in such Proceeding and, if (i) the indemnifying party acknowledges in writing to the indemnified party, without qualification or limitation, its obligation to indemnify the indemnified party for all Damages arising from such Proceeding and (ii) provides the indemnified party with satisfactory assurances that it has the financial ability to fully indemnify the indemnified party for such Damages, the indemnifying party shall assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

     (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, or if an indemnified party reasonably believes that it may not receive the indemnification to which it may be entitled from the indemnifying party, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

     10.5  LIMITATION OF CLAIMS.

     (a) Except as set forth below, there shall be no liability under or with respect to any of the warranties or representations of Sellers or Buyer in or under this Agreement or in any Schedule hereto, unless a claim for indemnity is given by the party seeking indemnification within the six (6) month period immediately following the Closing Date, except for Damages arising as a result of, or in connection with, or with respect to the following, with respect to which there shall be no limitation as to the time period within which an indemnity claim must be made by Buyer hereunder: (i) the Excluded Liabilities; or (ii) the Breach of any agreements or covenants of any Seller hereunder.

     (b) The maximum aggregate amount recoverable by Buyer from Sellers pursuant to this Section 10 arising by reason or Breach of a representation or warranty of Sellers hereunder shall be limited to the sum of One Million Dollars ($1,000,000); provided, however, (i) the Buyer shall be entitled to indemnification hereunder only when the aggregate of all such claims exceeds One Hundred Thousand Dollars ($100,000) (the "Threshold Amount"), and (ii) all such claims shall be recoverable by the Buyer after the Threshold Amount of claims has been reached.

     (c) The maximum amount recoverable by Sellers from Buyer pursuant to this
Section 10 arising by reason or Breach of a representation or warranty of Buyer hereunder shall be limited to the sum of One Million Dollars ($1,000,000); provided, however, (i) the Sellers shall be entitled to indemnification hereunder only when the aggregate of all such claims exceed the Threshold Amount, and (ii) all such claims shall be recoverable by the Sellers after the Threshold Amount has been reached.

     (d) Anything to the contrary set forth in this Section 10 notwithstanding, the provisions of this Section 10 shall not apply to any Damages relating to, or arising out of, or in connection with, the fraud of any party hereto.

11.  GENERAL PROVISIONS

     11.1 EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants.

     11.2 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer and Sellers mutually determine. Unless consented to by Buyer in advance or required by Legal

Requirements, prior to the Closing the Sellers shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyer will consult with each other concerning the means by which Seller's employees, customers, and suppliers and others having dealings with Seller will be informed of the Contemplated Transactions, and both the Sellers and the Buyer will have the right to be present for any such communication. The Buyer acknowledges that the Sellers intend to issue a press release with respect to the Contemplated Transactions following the execution of this Agreement and that the form of such press release will be subject to the prior approval of the Buyer.

     11.3 CONFIDENTIALITY. Between the date of this Agreement and the Closing Date, Buyer and Sellers will maintain in confidence, and will cause the Related Persons and Representatives of Buyer and Sellers to maintain in confidence any confidential or proprietary written, oral, or other information obtained from the other party or such parties' Related Persons or Representatives in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with a Legal Requirement or Proceeding. Without limiting the generality of the foregoing, if the Contemplated Transactions are not completed, the Buyer agrees to make no use whatsoever of any of the confidential information made available to it by the Sellers including, without limitation, customer lists, Sponsor Contracts, or Site Contracts and each party will return or destroy as much of such written information as the other party may reasonably request.

     11.4 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is also mailed to such party, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested) or by mailing, certified mail (return receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

    Sellers:                           Collaborative Clinical Research, Inc.
                                       20600 Chagrin Boulevard, Suite 1050
                                       Cleveland, Ohio 44122
                                       Attn:  Mr. Jeffrey A. Green, Chief
                                              Executive Officer
                                       Telecopy No.:  (216) 491-3888

    with a copy to:                    Calfee, Halter & Griswold LLP
                                       1400 McDonald Investment Center
                                       800 Superior Avenue
                                       Cleveland, Ohio 44114-2688
                                       Attn:  Thomas F. McKee, Esquire
                                       Telecopy No.:  (216) 241-0816

    Buyer:                             The West Company, Incorporated
                                       101 Gordon Drive
                                       Lionville, Pennsylvania 19341-0645
                                       Attn:  Mr. Michael A. Anderson, Vice
                                              President, Strategic Planning &
                                              New Clinical Business Development
                                       Telecopy No.:  (610) 594-3010

    with a copy to:                    The West Company, Incorporated
                                       101 Gordon Drive
                                       Lionville, Pennsylvania 19341-0645
                                       Attn:  John R. Gailey, III, Esquire
                                       Telecopy No.:  (610) 594-3013

     11.5 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the Commonwealth of Pennsylvania, County of Philadelphia, or, if it has or can acquire jurisdiction, in the United States District Court for the Eastern District of Pennsylvania, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

     11.6 FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Related Agreements and the documents referred to in this Agreement and the Related Agreements. Without limiting the foregoing, Sellers shall assist Buyer in obtaining all permits, licenses, approvals and other Governmental Authorizations which may be necessary or appropriate in connection with the Contemplated Transactions.

     11.7 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

     11.8 ENTIRE AGREEMENT AND MODIFICATION. Except as otherwise provided by the last sentence of Section 5.1, this Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the Related Agreements) a complete and exclusive statement of the terms of the agreement between the parties with respect to its and their subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     11.9  SCHEDULES.

     (a) The disclosures in the Schedules to this Agreement, and those in any supplements thereto, relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

     (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth in a Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

     11.10 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer (a) may assign any of its rights under this Agreement to any affiliate of Buyer (but such assignment will not relieve Buyer of any of its obligations under this Agreement), (b) shall have the right to require Sellers to transfer and convey at the Closing any of the Acquired Assets specified by Buyer to one or more affiliates of Buyer, and (c) assign or pledge all of its rights hereunder to the financial institutions providing financing to Buyer, as security for Buyer's obligations to such institutions. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     11.11 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     11.12 SECTION HEADINGS. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

     11.13 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     11.14 GOVERNING LAW. This Agreement will be governed by and construed under the laws of the Commonwealth of Pennsylvania without regard to conflicts of laws principles.

     11.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     11.16 USE OF NAME. Buyer will acquire all rights to each corporate name and tradename of each Seller, and any variations and derivations thereof. Accordingly, each Seller will change its name and cause all of their Related Persons, if any, which are not individuals to change their names immediately after the Closing to names that are not similar to such Seller's corporate name, tradename, or any derivation thereof.

     11.17 RECORDS RETENTION. For a period of two (2) years after the Closing Date or until the sale, merger, or liquidation (at least forty-five (45) days' advance written notice of which shall have been furnished by the Sellers to the Buyer), whichever first occurs, Sellers shall afford Buyer access to, and Sellers shall retain and shall not destroy, all of its books, records, Government Authorizations, reports, data, materials, and documents which are not included in the Acquired Assets but which relate to the Clinical Business as conducted prior to the Closing Date.

     11.18 JOINDER BY DATATRAK. Except as otherwise expressly permitted under and pursuant to the Non-Competition Agreement to which DataTRAK is a party, DataTRAK has also executed and delivered this Agreement at the request of Collaborative for the purpose of joining in the provisions of this Agreement to evidence its agreement to transfer and convey to the Buyer, at the Closing, any right, title or interest that DataTRAK may have in or to any of the Acquired Assets and to execute and deliver any and all agreements, documents and instruments reasonably requested by the Buyer in connection therewith.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          COLLABORATIVE CLINICAL RESEARCH,
                                          INC., an Ohio corporation

                                          By:     /s/ JEFFREY A. GREEN

                                            ------------------------------------
                                            Name:
                                            Title:

                                          Attest:   /s/ TERRY C. BLACK

                                              ----------------------------------
                                              Name:
                                              Title:

                                          GFI PHARMACEUTICAL SERVICES, INC.,
                                          an Indiana corporation

                                          By:     /s/ JEFFREY A. GREEN

                                            ------------------------------------
                                            Name:
                                            Title:

                                          Attest:   /s/ TERRY C. BLACK

                                              ----------------------------------
                                              Name:
                                              Title:

                                          CHI COLLABORATIVE HOLDINGS,
                                          an Ohio corporation

                                          By:     /s/ JEFFREY A. GREEN

                                            ------------------------------------
                                            Name:
                                            Title:

                                          Attest:   /s/ TERRY C. BLACK

                                              ----------------------------------
                                              Name:
                                              Title:

                                          DATATRAK, INC., an Ohio
                                          corporation

                                          By:     /s/ JEFFREY A. GREEN

                                            ------------------------------------
                                            Name:
                                            Title:

                                          Attest:   /s/ TERRY C. BLACK

                                              ----------------------------------
                                              Name:
                                              Title:

                                                       ("Sellers")

                                          THE WEST COMPANY, INCORPORATED, a
                                          Pennsylvania corporation

                                          By:     /s/ STEVEN A. ELLERS

                                            ------------------------------------
                                            Name: Steven A. Ellers
                                            Title: Senior Vice President

                                          Attest: /s/ JOHN R. GAILEY III

                                              ----------------------------------
                                              Name: John R. Gailey III
                                              Title: Secretary

                                                        ("Buyer")

                                                                       EXHIBIT A

                              THE ACQUIRED ASSETS

     The "Acquired Assets" to be purchased by Buyer and sold, conveyed, assigned, transferred and delivered on the Closing Date to Buyer by Sellers shall include all right, title and interest in and to all of the assets, rights, privileges, and interests of Sellers used by the Sellers in connection with the Clinical Business, of whatever nature and wherever located, other than the "Excluded Assets", including without limitation all of the following:

     1. Account Receivable. All accounts receivable and other amounts owed or otherwise payable to any Seller that exist as of the Closing Date.

     2. Tangible Personal Property. All items of machinery, equipment, trade fixtures, furnishings, motor vehicles, furniture, and other tangible personal property, including such items as are referred to on Exhibit A-2 (but with such additions thereto and deletions therefrom in the Ordinary Course of Clinical Business as may be contemplated or permitted by this Agreement).

     3. Assigned Contracts. All of Sellers' rights and interests as of the Closing Date under or relating to the "Assigned Contracts" (as defined below).

     4. Claims, Prepayments, Deposits, Etc. All claims, deposits, prepayments, prepaid expenses, refunds, causes of action, chooses in action, rights of recovery, rights of setoff and rights of recoupment.

     5. Books and Records. All books, records, ledgers, files, documents, correspondence, lists (including, without limitation, sponsor lists, provider lists, site lists, and prospect lists), plats, architectural plans, drawings, specifications, studies, reports, computer software, systems, procedures manuals, and related materials used in the Acquired Assets.

     6. Advertising. All advertising and promotional materials, market research, business plans and projections, artwork, masters, tapes, mats and other similar items pertaining to the Acquired Assets.

     7. Permits and Licenses. All transferable approvals, permits, licenses, orders, registrations, certificates, variances and other Governmental Authorizations.

     8. Intellectual Property Assets. Intellectual Property Assets pertaining to the Clinical Business (including, without limitation, the names "Collaborative Clinical Research," GFI Pharmaceutical Services," and "[CHI/WCE] Clinical Evaluations" and any derivations thereof).

     The "Assigned Contracts" shall be comprised of the agreements and other instruments identified on Schedule A attached to this Exhibit A; provided, however, that if the Consent of any Person is required in order to permit the assignment to Buyer of any such agreement or other instrument, and if such Consent is not obtained on or before the Closing Date, then Buyer may elect, on the Closing Date, either (i) to include such agreement or other instrument among the "Assigned Contracts," or (ii) to exclude such agreement or other instrument from the "Assigned Contracts."

                                   SCHEDULE A

     [This Schedule A shall be prepared by Sellers and include, among other things, Employment Agreements being assigned to Buyer (Richard J. Kasmer, William Stigelman, Wade Lange, Gregory A. Folz, Herbert L. Hugill, and David Hirsch), the Leases, the Lab Testing Contracts, the Site Contracts, and the Sponsor Contracts.]

                                                                       EXHIBIT C

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (the "Agreement") is made as of the      day of
            , 1999 by and among THE WEST COMPANY, INCORPORATED, a Pennsylvania corporation, under the Purchase Agreement described below (the "Buyer"), and COLLABORATIVE CLINICAL RESEARCH, an Ohio corporation, ("Collaborative"), GFI PHARMACEUTICAL SERVICES, INC., an Indiana corporation, and a wholly owned subsidiary of Collaborative ("GFI") and COLLABORATIVE HOLDINGS, INC., an Ohio corporation and wholly owned subsidiary of Collaborative ("CHI") (Collaborative, GFI and CHI being each individually referred to herein as a "Seller" and being
collectively referred to herein as the "Sellers"), and           , a
               , in its capacity as escrow agent hereunder (the "Escrow Agent").

                                   BACKGROUND

     A.  Pursuant to and in accordance with the terms and conditions of that
certain Asset Purchase Agreement dated December   , 1998 (the "Purchase
Agreement"), by and among the Sellers and Buyer, the Sellers agreed to sell and Buyer agreed to purchase substantially all of the assets of the Sellers (collectively, the "Assets") relating to the Clinical Business therein described.

     B. The Purchase Agreement requires that certain amounts due and owing by the Buyer to the Sellers in respect of the Purchase Price for the Assets be deposited in escrow with the Escrow Agent at Closing in order to provide a fund for the payment of (i) any reduction in the Estimated Purchase Price required under the Purchase Agreement and (ii) indemnity claims made by the Buyer under the Purchase Agreement.

     C. Closing is occurring under the Purchase Agreement on the date hereof and the parties hereto desire to set forth in this Agreement their understanding with respect to the terms and conditions of the escrow described above.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound hereby, Buyer, Sellers, and the Escrow Agent covenant and agree as follows:

     1. Defined Terms. Any capitalized terms used in this Agreement or the Background provisions hereof which are not so defined, but which are defined in the Purchase Agreement, shall have the meanings given to those terms in the Purchase Agreement.

     2. Appointment of the Escrow Agent. Subject in all respects to the terms and conditions of this Agreement (including limitations on the Escrow Agent's liability hereinafter described), Sellers and Buyer hereby constitute and appoint the Escrow Agent as, and the Escrow Agent hereby agrees to assume and perform the duties of, the Escrow Agent under and pursuant to, and for the term hereinafter specified in, this Agreement.

     3.  Deposit of Escrow Fund.

     (a) Amount. Buyer herewith causes to be deposited with and the Escrow Agent acknowledges receipt of the aggregate sum of One Million Dollars ($1,000,000) (the "Escrow Fund").

     (b) Permitted Depositories. The Escrow Fund shall be held by the Escrow Agent in a separate account maintained with it or any bank or trust company having a stockholders' equity of at least $100 million (a "Permitted Depository"), on the terms and subject to the conditions of this Agreement. Earnings on the Escrow Fund, as set forth in Section 6(b) hereof, shall become part of the Escrow Fund and, as such, shall be disbursed by the Escrow Agent in accordance with the terms and conditions hereof. Neither the Escrow Fund nor any earnings thereon shall be subject to lien or attachment by any creditor of any party hereto. The Escrow Fund and the earnings thereon shall be used solely for the purposes set forth in this Agreement and shall be disbursed only in accordance with the terms of this Agreement.

     4.  Investment of the Escrow Fund; Taxes.

     (a) Permitted Investments. The Escrow Agent shall invest and reinvest all cash funds held from time to time as part of the Escrow Fund in Permitted Investments as defined in Exhibit "A" attached hereto and made a part hereof. It is understood and agreed that, pursuant to the joint written instructions of Sellers and Buyer to Escrow Agent, (i) Sellers shall designate whether the Permitted Investments in which the Escrow Fund is invested will be taxable or tax-exempt, and (ii) Buyer shall designate the maturity of each Permitted Investment in which the Escrow Fund is invested. If no such joint written instructions are furnished, Escrow Agent shall invest the Escrow Fund in [FORM OF INVESTMENT TO BE MUTUALLY AGREED UPON BY THE PARTIES].

     (b) Taxes. All taxes in respect of earnings on the Escrow Fund shall be the obligation of Collaborative. The Federal tax identification number of
Collaborative (     -               ) shall be used with respect to the escrow
account.

     5.  Disbursements of Escrow Fund.

     (a) Claims Against Escrow Fund. Sellers and Buyer, as the case may be, shall have the right, in accordance with the procedures more fully set forth below, to make a claim against the Escrow Fund (an "Escrow Fund Claim") for and with respect to the following matters for which amounts are or may be due and owing to the Sellers or the Buyer, as the case may be:

          (i) the payment of sums due to the Buyer under the provisions of
     Section 2.4(c)(ii)(the "Estimated Purchase Price Adjustment") and Section
     2.5 (the "Accounts Receivable Adjustment") of the Purchase Agreement.

          (ii) any claim for indemnification made by or on behalf of Buyer against the Sellers under Section 10.2 of the Purchase Agreement ("Indemnity Claim").

          The occurrence or existence of any event or circumstance which gives rise to a right in favor of the Buyer to make an Escrow Fund Claim shall be referred to herein as a "Claim Event."

     (b) Notification of Claim Events. Buyer shall promptly notify the Sellers and the Escrow Agent in writing of any Claim Event of which the Buyer has knowledge and its desire to make an Escrow Fund Claim as a result thereof (a "Claim Notice"), which Claim Notice shall be in the form of Exhibit "B" attached hereto. In addition, the Escrow Agent shall promptly send a copy of the Claim Notice to the Sellers. Each Claim Notice shall be signed by an authorized officer of the Buyer, describe whether the Claim Event relates to the Estimated Purchase Price Adjustment or an Accounts Receivable Adjustment (as provided by
Section 5(a)(i) hereof) and/or an Indemnity Claim (as provided by Section 5(a)(ii) hereof), set forth the amount of each Escrow Fund Claim and, with respect to third-party Indemnity Claims, contain copies of any and all correspondence, information, complaints, and other information relating to such third-party indemnity claims and provide that the Claim will be paid unless an objection is made by the Sellers within twenty (20) days.

     (c) Disbursements. Buyer and Sellers shall jointly notify and direct the Escrow Agent to make the following disbursements from the Escrow Fund to the extent available for satisfaction of Escrow Fund Claims:

          (i) subject to the provisions of Section 5(d) hereof, within twenty
     (20) days following the Escrow Agent's receipt of a Claim Notice in respect of an Estimated Purchase Price Adjustment or Accounts Receivable Adjustment, the Escrow Agent shall disburse an amount from the Escrow to the Buyer, equal to the amount set forth in the Claim Notice. Buyer and Sellers covenant and agree to execute and deliver a joint Claim Notice pursuant to this Section 5(c)(i) as soon as possible after any Estimated Purchase Price Adjustment or Accounts Receivable Adjustment has been determined under the Purchase Agreement.

          (ii) subject to the provisions of Section 5(d) hereof, within twenty
     (20) days following the Escrow Agent's receipt from the Buyer of a Claim Notice in respect of an Indemnity Claim, the Escrow Agent shall disburse an amount from the Claims Escrow equal to the amount of the Escrow Fund Claim (together with any actual and reasonable attorneys' fees, costs, and other expenses incurred by the Buyer in connection therewith, all of which shall be itemized in the Claim Notice) to the Buyer or, at the Buyer's direction, directly to the claimant. In the event that a Claim Notice is issued by the Buyer with respect to an Indemnity Claim which has not been settled and the amount of which has not been determined, the Escrow Agent shall reserve and not disburse from the Escrow Fund an amount equal to the Buyer's reasonable estimate of the potential amount of the Escrow Fund Claim relating thereto; provided, however, notwithstanding the foregoing, the Buyer shall have the right, at any time upon written notice to the Escrow Agent, to request and receive disbursements from the Escrow Fund with respect to such unsettled Indemnity Claim to the extent necessary to pay or reimburse the Buyer for actual and reasonable attorneys' fees, costs, and other expenses incurred, or to be incurred, by the Buyer in connection therewith, provided that such fees and expenses are itemized in the Claim Notice or any supplement thereto.

          (iii) subject to the provisions of Section 5(d) hereof, one hundred and eighty (180) days after the Closing Date (as defined in the Purchase Agreement), the Escrow Agent shall release from the Escrow Fund and disburse to the Sellers the balance of the Escrow Fund (the "Final Payment"). Notwithstanding anything contained in this clause (iii) to the contrary, in no event shall amounts be disbursed from the Escrow Fund pursuant hereto which are in excess of the aggregate amount of outstanding Indemnity Claims of Buyer.

     (d) Objection Notices. Notwithstanding anything contained herein to the contrary, in the event that the Escrow Agent receives a written objection to any contemplated disbursement of the Escrow Fund under Sections 5(c)(i), 5(c)(ii), or 5(c)(iii) hereof prior to the expiration of the twenty (20) day period referred to therein or the Release Date, as appropriate, describing in detail the reasons for which such an objection is being made and certified by an authorized officer of the Sellers or the Buyer (an "Objection Notice"), the Escrow Agent shall promptly notify the parties hereto and provide such parties with a copy thereof. The Escrow Agent shall thereafter await settlement and resolution of the dispute relating to the Escrow Fund Claim described in the Objection Notice pursuant to the provisions of this Section 5(d). Buyer and the Sellers shall thereafter use their reasonable efforts to settle and resolve any dispute which is set forth in an Objection Notice in a mutually acceptable fashion within thirty (30) days following the their receipt of the Objection Notice from the Escrow Agent. If the Buyer and the Sellers are able to so settle and resolve such dispute within the above-described thirty (30) day period (or any written extension thereof) pursuant to a written settlement agreement duly executed by the Buyer and the Sellers, they shall provide joint written instructions to the Escrow Agent directing the Escrow Agent to make a disbursement of the Escrow Fund in a manner consistent with the settlement agreement. If the Buyer and the Sellers are unable to reach such a settlement, either the Buyer or the Sellers may pursue any and all rights and remedies available to them under the Purchase Agreement and the Related Agreements. In connection with any Objection Notice issued pursuant hereto, the Escrow Agent retains all of its rights under Section 9(e) notwithstanding anything contained herein to the contrary. In the event that the Buyer and the Sellers have provided joint written instructions to the Escrow Agent with respect to an Escrow Fund Claim and a disbursement from the Escrow Fund to be made by the Escrow Agent in connection therewith, the Escrow Agent may assume that an Objection Notice will not be issued subsequent thereto regarding such disbursement and the Sellers shall be deemed to have waived their right to issue an Objection Notice with respect to such disbursement.

     6.  Adjustments to Escrow Fund.

     (a) Reduction to Escrow Fund. Any disbursements from the Escrow Fund pursuant to Section 5 hereof shall reduce the Escrow Fund, dollar-for-dollar, by an amount equal to such disbursement.

     (b) Earnings on Escrow Fund. Earnings on the Purchase Price Adjustment Reserve Escrow and the Claims Escrow shall be distributed to Collaborative in conjunction with the Final Payment, pursuant to Section 5(c)(iii) hereof in accordance with the terms of the investments into which the Escrow Fund is invested.

     7. Term of Escrow. This Agreement shall remain in effect until the date on which the Escrow Fund has been fully disbursed pursuant hereto. Upon the termination of this Agreement, as provided in this Section 7, the undisbursed portion of the Escrow Fund shall be disbursed by the Escrow Agent to the Sellers.

     8. No Limitation of Remedies. Notwithstanding the method and procedure for the making and satisfaction of Indemnity Claims hereunder, nothing contained in this Agreement shall limit the Buyer's ability to pursue and enforce any and all other legal and equitable rights and remedies which it may have against any of the Sellers in connection with any Indemnity Claims or any other matter related or pertaining to the Purchase Agreement or the Contemplated Transactions.

     9.  Obligations of Escrow Agent.

     (a) Nature of Duties. The duties of the Escrow Agent hereunder shall be entirely administrative and not discretionary. The Escrow Agent shall be obligated to act only in accordance with the provisions of this Agreement and/or written instructions received by it from the Buyer and the Sellers as provided in this Agreement, except that the Escrow Agent shall comply with any final and unappealable order, judgment or decree of any court of competent jurisdiction and shall not be liable as a result of its compliance with such order, judgment or decree.

     (b) No Tax Liability. The Escrow Agent shall not be liable for any tax on any earnings on the Escrow Fund.

     (c) Reliance on Documents. The Escrow Agent may rely absolutely upon the genuineness and authorization of the signature and purported signature of any party upon any instruction, notice, release, receipt or other document delivered to it pursuant to this Agreement.

     (d) Indemnification. Sellers and Buyer agree that the Escrow Agent shall not be liable for any damages or other payments pursuant to any suit, claim or cause of action which either Sellers or Buyer may commence. Each of the Sellers and the Buyer further agree to indemnify the Escrow Agent against and from one-half ( 1/2) of any and all claims, demands, costs, liabilities and expenses, including counsel fees, which may be asserted against the Escrow Agent or to which it may be exposed or which it may incur by reason of either such party's breach of any term or provisions hereof.

     (e) Disputes. Notwithstanding any other provision of this Agreement, if any dispute or difference arises between Buyer and Sellers or if any conflicting demand shall be made upon the Escrow Agent, the Escrow Agent shall not be required to determine the same or take any action thereon. Rather, the Escrow Agent may:

          (i) await settlement of the controversy by appropriate legal proceedings; or

          (ii) may file suit in interpleader with any court for which jurisdiction is proper under Section 11.5 of the Purchase Agreement for the purpose of having the respective rights of the parties adjudicated.

The Escrow Agent, upon initiation of such suit, may deposit the Escrow Fund with the court and, upon giving notice thereof to the parties hereto, the Escrow Agent shall be fully released and discharged from all further obligations hereunder with respect to all funds held under this Agreement.

     (f) Liability. The Escrow Agent shall not be liable for any error of judgment, or for any act done or omitted by it, or for any mistake in fact or law, or for anything that it may do or refrain from doing in connection herewith; provided, however, that notwithstanding any other provision in this Agreement, the Escrow Agent shall be liable for its willful misconduct and gross negligence.

     (g) Advice; Consultation. The Escrow Agent may seek the advice of legal counsel selected with reasonable care in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith.

     (h) Delegation. The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through agents or attorneys selected by it with reasonable care.

     (i) Compensation; Reimbursement. For and in consideration of the services rendered by the Escrow Agent pursuant hereto, the Escrow Agent shall receive those fees and charges referenced on Exhibit "C" attached hereto. The Escrow Agent shall also be entitled to receive reimbursement for any reasonable costs and expenses which it incurs in connection with the performance of its duties hereunder. The Buyer and the Sellers shall each be responsible for one-half (1/2) of all fees, costs, and expenses due and payable to the Escrow Agent under this Section 9(i), all of which shall be promptly paid within thirty (30) days following any written request by the Escrow Agent.

     (j) Survival. All provisions of this Section 9 shall survive the termination of this Agreement and the resignation by or removal of the Escrow Agent.

     10. Cooperation. Buyer and Sellers shall provide to the Escrow Agent all instruments and documents within their respective powers to provide that are necessary for the Escrow Agent to perform its duties and responsibilities hereunder.

     11.  Resignation and Removal of the Escrow Agent.

     (a) Resignation; Removal. The Escrow Agent may resign as Escrow Agent hereunder upon giving at least sixty (60) days' prior written notice thereof to Sellers and Buyer and returning to the Buyer and the Sellers, as appropriate, the unearned portion of any fees paid to the Escrow Agent under Section 9(i) hereof. In addition, the Escrow Agent may be removed and replaced on a date designated in a written instrument signed by the Buyer and the Sellers and delivered to the Escrow Agent and, upon such removal and replacement, the Escrow Agent shall return to the Buyer and the Sellers, as appropriate, the unearned portion of any fee payable to the Escrow Agent under Section 9(i) hereof. Notwithstanding the foregoing, no such resignation or removal shall be effective until a successor escrow agent has acknowledged its appointment as such as provided in Section 11(c) hereof. In either event, upon the effective date of such resignation or removal, the Escrow Agent shall deliver the property comprising the Escrow Fund to such successor escrow agent, together with such records maintained by the Escrow Agent in connection with its duties hereunder and other information with respect to the Escrow Fund as such successor escrow agent may reasonably request.

     (b) Successor Escrow Agent. If a successor escrow agent shall not have acknowledged its appointment as such as provided in Section 11(c) below, in the case of a resignation, prior to the expiration of sixty (60) calendar days following the date of a notice of resignation or, in the case of a removal, on the date designated for the Escrow Agent's removal, as the case may be, because the Sellers and Buyer are unable to agree on a successor escrow agent or for any other reason, the Escrow Agent may select a successor escrow agent and any such resulting appointment shall be binding upon all of the parties to this Agreement.

     (c) Release of Escrow Agent. Upon written acknowledgment by a successor escrow agent appointed in accordance with the provisions of this Section 11 of its agreement to serve as escrow agent hereunder and the receipt of the property then comprising the Escrow Fund and the materials described in Section 11(a) hereof, the Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement, and such successor escrow agent shall for all purposes hereof be the Escrow Agent.

     (d) Sale, Merger, Consolidation, Conversion of Escrow Agent. Any corporation, association or other entity into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or otherwise transfer all or substantially all of its corporate trust assets and business or any corporation, association or other entity resulting from any such conversion, sale, merger, consolidation or other transfer to which it is a party, ipso facto, shall be and become successor escrow agent hereunder, vested with all of the rights, powers, discretions, duties, obligations, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act on the part of the parties hereto, notwithstanding anything herein to the contrary.

     12. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivery by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is also mailed to such party, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested) or by mailing, certified mail (return receipt requested) in each case to the appropriate addresses and telecopier number set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

              IF TO BUYER, to:

              The West Company, Incorporated
              101 Gordon Drive
              Lionville, Pennsylvania 19341-0645

              Attention:  Mr. Michael A. Anderson, Vice
                        President, Strategic Planning &
                        New Clinical Business Development
              Telecopy No.: (610) 594-3010

              with copies to:

              The West Company, Incorporated
              101 Gordon Drive
              Lionville, Pennsylvania 19341-0645

              Attention: John R. Gailey, III, Esquire
              Telecopy No.: (610) 594-3013

              and

              Stevens & Lee
              One Glenhardie Corporate Center
              Suite 202
              1275 Drummers Lane
              P.O. Box 236
              Wayne, Pennsylvania 19087-0236

              Attention: Steven M. Tyminski, Esquire
              Telecopy No.: (610) 687-1384

              IF TO SELLERS, to:

              Collaborative Clinical Research, Inc.
              20600 Chagrin Boulevard, Suite 1050
              Cleveland, Ohio 44122

              Attention:  Mr. Jeffrey A. Green, Chief
                        Executive Officer

              with copies to:

              Calfee, Halter & Griswold LLP
              1400 McDonald Investment Center
              800 Superior Avenue
              Cleveland, Ohio 44114-2688

              Attention: Thomas McKee, Esquire
              Telecopy No.: (216) 241-0816

              IF TO THE ESCROW AGENT, to:

              ------------------------------------------------------------------

              ------------------------------------------------------------------

              ------------------------------------------------------------------

              Attention:
              ------------------------------------------------------------------

              ------------------------------------------------------------------

              Telecopy No.: (______) ______-____________

     13. Amendments, etc. This Agreement may be amended or modified, and any of the terms hereof may be waived, only by a written instrument duly executed by or on behalf of Buyer and Sellers and, with respect to any amendment that would adversely affect the Escrow Agent, the Escrow Agent. No waiver by any party of any term or condition contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

     14. Merger Clause. This Agreement contains the final, complete and exclusive statement of the Agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions among all of the parties hereto, whether oral or written, with respect to the subject matter hereof.

     15. Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of The Commonwealth of Pennsylvania, or, if it has or can acquire jurisdiction, in the United States District Court for the Eastern District of Pennsylvania, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

     16. Miscellaneous. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Signature by facsimile shall be deemed an original signature for purposes hereof.

     17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to a contract executed and performed in such Commonwealth, without giving effect to the conflicts of laws principles thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                          COLLABORATIVE CLINICAL RESEARCH, INC.
                                          an Ohio corporation

                                          By:
                                            ------------------------------------
                                            Name: Jeffrey A. Green
                                            Title: President

                                          GFI PHARMACEUTICAL SERVICES, INC.
                                          an Indiana corporation

                                          By:
                                            ------------------------------------
                                            Name: Jeffrey A. Green
                                            Title: President

                                          COLLABORATIVE HOLDINGS, INC.
                                          an Ohio corporation

                                          By:
                                            ------------------------------------
                                            Name: Jeffrey A. Green
                                            Title: President

                                          (NAME OF ESCROW AGENT)

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title: Vice President

                                          THE WEST COMPANY, INCORPORATED

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                     EXHIBIT "A"

                                (TO BE PROVIDED)

                                                                     EXHIBIT "B"

------------------------------------------

------------------------------------------

------------------------------------------

Attention:
------------------------------------------

Dear
------------------------------------------ :

     Reference is made to that certain Escrow Agreement dated as of
            , 1999, by and among you (as Escrow Agent), The West Company, Incorporated, Collaborative Clinical Research, Inc. GFI Pharmaceutical Services, Inc. and Collaborative Holdings, Inc. Any capitalized terms used herein which are not so defined shall have the meanings ascribed to them in the Escrow Agreement.

     This notice is being delivered by Buyer pursuant to Section 5(b) of the Escrow Agreement and shall constitute a Claim Notice.

     The following information is herewith filed by Buyer in respect of the Claim Event which gave rise to this Claim Notice:

          1. Description of Claim Event: [Estimated Purchase Price Adjustment/Accounts Receivable Adjustment/Indemnity Claim]

          2.  Amount of Claim Against Escrow Fund: $

          [3. if applicable Attached are copies of all correspondence, information, and complaints received by Buyer or sent by Buyer with respect to the third-party claim]

     You are instructed to make the above payment of $          to Buyer from
the Escrow Fund as a result of the above claim unless you receive an Objection Notice under Section 5(d) of the Escrow Agreement within the time period required by the Escrow Agreement.

                                          THE WEST COMPANY, INCORPORATED

                                          By
                                            ------------------------------------
                                                     Authorized Officer

------------------------------------------ , 1999

                                                                       EXHIBIT D

TO BE PROVIDED

                                                                       EXHIBIT E

                                EXCLUDED ASSETS

     The Acquired Assets shall not include, and Sellers shall specifically retain, all of the following (the "Excluded Assets"):

     1. Cash; Cash Equivalents. All cash and cash equivalents (including marketable equity services and short-term investments) of Sellers as of the Closing Date.

     2. Corporate Charters, Etc. The corporate charter, qualifications to conduct business as foreign corporations, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books and other documents relating to the organization, maintenance and existence of Seller as a corporation.

     3. Rights Under This Agreement. All of the rights of the Sellers under this Agreement or under any Related Agreement between Sellers on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement.

     4. Non-Clinical Business Assets. All of the assets, rights, privileges, and interests of Sellers not used in connection with the Clinical Business.

     5.  DataTRAK.  The capital stock of DataTRAK owned by Collaborative.

     6.  Tax Records.  The Sellers' tax returns and related corporate records.

     7. Privileged Information. All information protected by the Sellers' attorney-client or attorney work product privilege.

     8. Third-Party Claims. Claims and similar rights of any Seller against third parties which are not related to the Clinical Business.

     9.  Shared Assets.  [TO BE COVERED IN SELLER AGREEMENTS].

                                                                     EXHIBIT F-1

                           NON-COMPETITION AGREEMENT

     THIS NON-COMPETITION AGREEMENT (the "Agreement") made this      day of
            , 1999, by and among COLLABORATIVE CLINICAL RESEARCH, INC., an Ohio corporation, with offices at 20600 Chagrin Boulevard, Suite 1050, Cleveland, Ohio 44122, GFI PHARMACEUTICAL SERVICES, INC., an Indiana corporation, with offices at 800 St. Mary's Drive, Evansville, Indiana 47714, and COLLABORATIVE HOLDINGS, INS., an Ohio corporation, with offices at 6963 Hillsdale Court, Bldg. 1, Indianapolis, Indiana 46250 and DATATRAK, INC., an Ohio corporation, with
offices at                (collectively referred to herein as "Sellers"), and
THE WEST COMPANY, INCORPORATED, a Pennsylvania corporation, with offices at 101 Gordon Drive, Lionville, Pennsylvania 19341 (the "Buyer").

                                   BACKGROUND

     A. The Sellers have heretofore been engaged in the business of providing clinical research and "over-the-counter" drug testing and related services including (i) the contract clinical research business and (ii) the site management services business (such businesses, together with any and all business activities incidental thereto, being collectively referred to herein as the "Business Activities").

     B. Under an Asset Purchase Agreement dated December 21, 1998 (the "Asset Purchase Agreement") among the Sellers and the Buyer, the Buyer has agreed to purchase substantially all of the properties and assets of the Sellers relating to the Business Activities and thereafter to engage in the Business Activities.

     C. One of the conditions precedent to the consummation by the Buyer of the purchase, sale, and other transactions contemplated by the Assets Purchase Agreement (collectively, the "Transactions"), which are being completed on the date hereof, is that the Sellers enter into this Agreement for the purpose of preserving, for the Buyer's benefit, the good will, proprietary rights and going business value of the business and assets purchased from the Buyer.

     NOW, THEREFORE, for the purposes set forth above and in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties agree as follows:

     1.  Agreement Not to Compete.

     (a) The Sellers hereby acknowledge and recognize the highly competitive nature of the Business Activities and accordingly agree that the Sellers will not, during and for a three (3) year period commencing with the date hereof, (the "Non-Competition Period"), directly or indirectly, (i) engage in any of the Business Activities, whether such engagement is as an officer, director, proprietor, employee, partner, investor (other than as a passive investor in less than five percent (5%) of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent, or other participant in another business, within the geographic territory in which the Buyer is conducting Business Activities or actively pursuing business in order to conduct Business Activities thereat (the "Restricted Territory"); (ii) assist others in engaging in any of the Business Activities in the manner described in the foregoing clause (i); or (iii) solicit or induce any person who then is or was an employee of the Sellers to terminate his or her employment or offer employment to or hire or engage any such person. Notwithstanding the restrictions contained in this
Section 1(a) or Section 2 hereof, Sellers shall be permitted to (i) engage in the DataTRAK business described on Exhibit "A" hereto, and (ii) retain a copy of the IMIC data base (which includes a list of customers and prospective customers of Sellers), provided that (A) such data base and related information is used solely and exclusively by Sellers in connection with the DataTRAK business described on Exhibit "A" hereto and (B) such data base and related information is not copied, reproduced or shared or divulged to any other person or entity.

     (b) Notwithstanding the provisions of Section 1(a) of this Agreement to the contrary, the parties expressly agree that (i) the Sellers, including DataTRAK, shall be permitted to engage in a sale (whether assets or stock), merger or other similar transaction, in whole or part, to any other party (herein collectively referred to as "Purchaser"), and (ii) the Sellers, including DataTRAK, may become a member or otherwise participate in a consortium involving other companies ("Consortium"), either as the leader or a member of such Consortium, for the purpose of creating, developing or implementing electronic data capture technology and related electronic data handling services, so long as the Purchaser, the Consortium, and members of the Consortium, as appropriate, shall execute a written instrument under which it or they shall covenant and agree to be bound by (1) the restrictions contained in clause (iii) of Section 1(a) hereof, and (2) the provisions of Section 2 hereof (subject to the provisions of clause (kk) of the last sentence of Section 1(a) hereof), which written instrument shall be satisfactory, in form and substance, to Buyer.

     2. Confidentiality. The Sellers agree to hold in a fiduciary capacity for the benefit of the Buyer, all secret and confidential information, knowledge, techniques of doing business, or data (including customer and prospect lists) involving or related to the Clinical Business (as defined in the Asset Purchaser Agreement) ("Confidential Information") and will not, without Buyer's prior written consent, at any time during or after the Non-Competition Period, communicate or divulge any such Confidential Information to any individual, firm, partnership, corporation, or other entity, nor shall the Sellers, at any time during or after the Non-Competition Period, make use of any Confidential Information for the Sellers' own purposes or for the benefit of any person or other entity under any circumstances, except and to the extent (i) any of the foregoing is in the public domain (other than as a result of the Sellers' breach of this Section 2), or (ii) such disclosure is required by law or appropriate court order and written notice thereof is provided to the Buyer not less than ten (10) days prior to such disclosure.

     3. Reformation. It is expressly understood and agreed that, although the Sellers and the Buyer consider the restrictions contained in Sections 1 and 2 hereof to be reasonable for the purpose of preserving for the Buyer the good will, proprietary rights and going business value of the business and assets acquired by the Buyer, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Sections 1 or 2 hereof is an unreasonable or otherwise unenforceable restriction against the Sellers, the provisions of Sections 1 or 2 hereof, as appropriate, shall not be rendered void, but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

     4. Injunctive Relief. Sellers acknowledge and agree that the Buyer's remedy at law for a breach or threatened breach of any of the provisions of Sections 1 or 2 hereof would be inadequate and, in recognition of that fact, in the event of a breach or threatened breach by the Sellers of the provisions of Sections 1 or 2 hereof, it is agreed that, in addition to its remedy at law, the Buyer shall be entitled to, without posting any bond or other security, equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available and the Sellers agree not to oppose the Buyer's request for any of the above relief. Nothing herein contained shall be construed as prohibiting the Buyer from pursuing any other rights and remedies available to it for such breach or threatened breach.

     5. Extension of Non-Competition Period. The Non-Competition Period shall be automatically extended for any period of time during which the Sellers have breached any of the provisions hereof.

     6. Waivers. The waiver by the Buyer of a breach or threatened breach of any provision of this Agreement by the Sellers shall not operate or be construed as a waiver of any subsequent breach or threatened breach by the Sellers.

     7. Assignment. This Agreement shall not be assignable by the Sellers without the prior written consent of the Buyer except as permitted and required by Section 1(b) hereof. The Buyer may, upon written notice to but without the consent of the Sellers, assign its rights hereunder to any party including, without limitation, any successor of its business.

     8. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic, internal laws (but not the law or conflict of laws) of the Commonwealth of Pennsylvania.

     9. Binding Effect. Subject to Section 7 hereof, the provisions of this Agreement are for the benefit of the Buyer and may be enforced by the Buyer and the Buyer's successors and assigns.

     10. Joinder by Future Subsidiaries. Subject to the provisions of Section 1(b) hereof, the Sellers shall cause any and all future subsidiaries of any Seller to join in and become a party as a Seller under this Agreement pursuant to and in accordance with a joinder hereto which is satisfactory, in form and substance, to the Buyer.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed the day and year first written above.

                                          COLLABORATIVE CLINICAL RESEARCH, INC.

                                          By                              (SEAL)
                                            ------------------------------------
                                            Jeffrey A. Green,
                                            President

                                          Attest:
                                              ----------------------------------
                                              Richard J. Kasmer,
                                              Vice-President

                                          GFI PHARMACEUTICAL SERVICES, INC.

                                          By:
                                            ------------------------------------
                                            Jeffrey A. Green,
                                            President

                                          Attest:
                                              ----------------------------------
                                              Richard J. Kasmer,
                                              Vice-President

                                          COLLABORATIVE HOLDINGS, INC.

                                          By:
                                            ------------------------------------
                                            Jeffrey A. Green,
                                            President

                                          Attest:
                                              ----------------------------------
                                              Richard J. Kasmer,
                                              Vice-President
                                                         ("Sellers")

                                          DATATRAK, INC.

                                          By:
                                            ------------------------------------
                                            President

                                          Attest:
                                              ----------------------------------
                                              Secretary
                                                         ("DataTRAK")

                                          THE WEST COMPANY, INCORPORATED

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          Attest:
                                              ----------------------------------
                                              Name:
                                              Title:
                                                          ("Buyer")

                                                                       EXHIBIT A

     The business of DataTRAK is developing and providing software, technology, and related electronic handling services, to assist various customers in the electronic capture of clinical trial patient data from clinical trial sites, including providing remote electronic clinical trial monitoring of electronically captured patient data and providing related electronic data handling services.

                                                                     EXHIBIT F-2

                           NON-COMPETITION AGREEMENT

     THIS NON-COMPETITION AGREEMENT (the "Agreement") made this        day of
       , 1999, by and between DR. JEFFREY A. GREEN ("Dr. Green"), an adult
individual residing at        and THE WEST COMPANY, INCORPORATED, a Pennsylvania
corporation, with offices at 101 Gordon Drive, Lionville, Pennsylvania 19341 (the "Buyer").

                                   BACKGROUND

     A. Dr. Green has heretofore been an officer of Collaborative Clinical Research, Inc. ("Collaborative") and GFI Pharmaceutical Services, Inc. and Collaborative Holdings, Inc., which are wholly-owned subsidiaries of Collaborative (Collaborative and such subsidiaries being collectively referred to herein as the "Sellers"), and as such, possesses substantial expertise with respect to the Business Activities (as defined below) conducted by the Sellers prior to the date hereof.

     B. The Sellers have heretofore been engaged in the business of providing clinical research and "over-the-counter" drug testing and related services including (i) the contract clinical research business and (ii) the site management services business (such businesses, together with any and all business activities incidental thereto, being collectively referred to herein as the "Business Activities").

     C. Under an Asset Purchase Agreement dated December 21, 1998 (the "Asset Purchase Agreement") among the Sellers and the Buyer, the Buyer proposes to purchase substantially all of the properties and assets of the Sellers and thereafter to engage in the Business Activities.

     D. In light of the Dr. Green's position as an officer of the Sellers, and Dr. Green's major contributions in the past to the growth and development of the Sellers, one of the conditions precedent to the consummation by the Buyer of the purchase, sale, and other transactions contemplated by the Assets Purchase Agreement (collectively, the "Transactions"), is that Dr. Green enter into this Agreement for the purpose of preserving, for the Buyer's benefit, the good will, proprietary rights and going business value of the business and assets purchased from the Sellers.

     NOW, THEREFORE, for the purposes set forth above and in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties agree as follows:

     1. AGREEMENT NOT TO COMPETE.

          (a) Dr. Green hereby acknowledges and recognizes the highly competitive nature of the Business Activities and accordingly agrees that Dr. Green will not, during and for a period of two (2) years commencing with the date hereof (the "Non-Competition Period"), directly or indirectly, (i) engage in any of the Business Activities, whether such engagement is as an officer, director, proprietor, employee, partner, investor (other than as a passive investor in less than five percent (5%) of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent, or other participant in another business, within the geographic territory in which the Buyer is conducting Business Activities or actively pursuing business in order to conduct Business Activities thereat (the "Restricted Territory"); (ii) assist other in engaging in any of the Business Activities in the manner described in the foregoing clause (i); (iii) solicit or induce any person who then is or was an employee of the Buyer to terminate his or her employment or offer employment to or hire or engage any such person; or (iv) solicit customers or prospective customers of the Buyer.

          (b) Notwithstanding the provisions of Section 1(a), Dr. Green shall be permitted to (i) accept employment with a pharmaceutical company including, in connection therewith, participate in or be responsible for the development and establishment of a clinical research network and/or a site management organization so long as Dr. Green does not, directly or indirectly, solicit members of the Sellers' clinical research network, the rights with respect to which have been assigned to Buyer under the

     Asset Purchase Agreement, and (ii) accept employment with any clinical research organization which succeeds to the business of DataTRAK, Inc. ("DataTRAK") so long as Dr. Green is only engaged in the DataTRAK business in connection therewith. A description of the DataTRAK business is attached hereto as Exhibit "A."

          (c) Notwithstanding the provisions of Section 1(a) hereof, nothing contained herein shall restrict Dr. Green from engaging, for and on behalf of the Sellers as an officer or employee thereof (as appropriate), in those activities which the Sellers are expressly permitted to engage in under the provisions of the last sentence of Section 1(a) of the Non-Competition Agreement executed on the date hereof by the Sellers and DataTRAK in favor of the Buyer (the provisions of which are incorporated herein by reference thereto).

     2. CONFIDENTIALITY. Dr. Green agrees to hold in a fiduciary capacity for the benefit of the Buyer, all secret and confidential information, knowledge, techniques of doing business, or data (including customer and prospect lists) involving or related to the Clinical Business (as defined in the Asset Purchase Agreement) ("Confidential Information") and will not, without Buyer's prior written consent, at any time during or after the Non-Competition Period, communicate or divulge any such Confidential Information, to any individual, firm, partnership, corporation, or other entity nor shall Dr. Green, at any time during or after the Non-Competition Period, make use of any Confidential Information for Dr. Green's own purposes or for the benefit of any person or other entity under any circumstances, except and to the extent (i) any of the foregoing is in the public domain (other than as a result of Dr. Green's breach of this Section 2), or (ii) such disclosure is required by law or appropriate court order and written notice thereof is provided to the Buyer not less than ten (10) days prior to such disclosure.

     3. REFORMATION. It is expressly understood and agreed that, although Dr. Green and the Buyer consider the restrictions contained in Sections 1 and 2 hereof to be reasonable for the purpose of preserving for the Buyer the good will, proprietary rights and going business value of the business and assets acquired by the Buyer, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Sections 1 or 2 hereof is an unreasonable or otherwise unenforceable restriction against Dr. Green, the provisions of Sections 1 or 2 hereof, as appropriate, shall not be rendered void, but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

     4. INJUNCTIVE RELIEF. Dr. Green acknowledges and agrees that the Buyer's remedy at law for a breach or threatened breach of any of the provisions of Sections 1 or 2 hereof would be inadequate and, in recognition of that fact, in the event of a breach or threatened breach by Dr. Green of the provisions of Sections 1 or 2 hereof, it is agreed that, in addition to its remedy at law, the Buyer shall be entitled to, without posting any bond or other security, equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available and Dr. Green agrees not to oppose the Buyer's request for any of the above relief. Nothing herein contained shall be construed as prohibiting the Buyer from pursuing any other rights and remedies available to it for such breach or threatened breach.

     5. EXTENSION OF NON-COMPETITION PERIOD. The Non-Competition Period shall be automatically extended for any period of time during which Dr. Green has breached, or threatened to breach, any of the provisions hereof.

     6. WAIVERS. The waiver by the Buyer of a breach or threatened breach of any provision of this Agreement by Dr. Green shall not operate or be construed as a waiver of any subsequent breach or threatened breach by Dr. Green.

     7. ASSIGNMENT. This Agreement shall not be assignable by Dr. Green without the prior written consent of the Buyer. The Buyer may, upon written notice to but without the consent of Dr. Green, assign its rights hereunder to any party including, without limitation, any successor of its business.

     8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic, internal laws (but not the law or conflict of laws) of the Commonwealth of Pennsylvania.

     9. BINDING EFFECT. Subject to Section 7 hereof, the provisions of this Agreement are for the benefit of the Buyer and may be enforced by the Buyer and the Buyer's successors and assigns.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed the day and year first written above.

                                          --------------------------------------
                                          Jeffrey A. Green, M.D.

                                                      ("Dr. Green")

                                          THE WEST COMPANY, INCORPORATED

                                          By

                                            ------------------------------------
                                            Name:
                                            Title:

                                          Attest:

                                              ----------------------------------
                                              Name:
                                              Title:

                                                        ("Buyer")

                                                                     EXHIBIT G-1

     The Sellers and the Buyer shall in good faith use their joint best efforts to negotiate a mutually satisfactory Services Agreement prior to the Closing, pursuant to which the parties shall share with one another certain assets and/or services which relate to both the Clinical Business and other businesses of the Sellers and DataTRAK (including, by way of example but not limitation, accounting, payroll and telephone systems). The execution and delivery of the Services Agreement shall be a condition precedent to the parties' obligation to complete the Contemplated Transactions.

                                                                     EXHIBIT G-2

Seller Agreement required by Exhibit G-2 shall be in substantially the following form.

                                                               December 21, 1998

The West Company, Incorporated
101 Gordon Drive
Lionville, Pennsylvania 19341

Attention: Mr. Michael Anderson

Dear Mr. Anderson:

     On December 21, 1998, The West Company, Incorporated ("Buyer"), Collaborative Clinical Research, Inc. ("Collaborative"), GFI Pharmaceutical Services, Inc. ("GFI"), and Collaborative Holdings, Inc. ("CHI") (Collaborative, GFI and CHI being collectively referred to herein as the "Sellers") entered into an Asset Purchase Agreement (the "Purchase Agreement"). Pursuant to the terms of the Purchase Agreement, the Sellers agreed to sell and the Buyer agreed to purchase substantially all of the assets of the Sellers relating to the Clinical Business (as defined in the Purchase Agreement). DataTRAK, Inc. ("DataTRAK") is engaged in, among other things, the business of developing and providing software, technology and related electronic data handling services (as more fully described on Exhibit "A" on the Non-Competition Agreement to be executed by the Sellers and DataTRAK pursuant to the Purchase Agreement).

     In connection with the transactions described in the Purchase Agreement and as a material inducement for the Buyer to complete such transactions, DataTRAK covenants and agrees to make the services and the products of DataTRAK's electronic data capture business available to the Buyer on royalty, fee and other material terms which are no less favorable than those terms offered to other non-affiliated customers (excluding, however, arrangements made by DataTRAK with any members of any Consortium described in Section 1(c) of the above mentioned Non-Competition Agreement.

     DataTRAK has executed this letter intending to be legally bound.

                                          DATATRAK, INC.

                                          By
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT H

                          SELLERS CLOSING CERTIFICATE

     The undersigned, COLLABORATIVE CLINICAL RESEARCH, INC., GFI PHARMACEUTICAL SERVICES, INC. and COLLABORATIVE HOLDINGS, INC., (collectively referred to herein as the "Sellers"), do hereby, pursuant to Section 2.6(a)(v) of the Asset Purchase Agreement dated December 21, 1998 (the "Purchase Agreement") by and among the Sellers and THE WEST COMPANY, INCORPORATED, (the "Buyer"), jointly and severally certify to the Buyer as follows:

     B. All of the representations and warranties with respect to the Sellers contained in Section 3 of the Purchase Agreement were true, accurate, and complete when made and are true, accurate and complete in all respects on and as of the date hereof as if made on and as of this date, except as affected by the Contemplated Transactions.

     C. All covenants, conditions and obligations under the Purchase Agreement which are to be performed or complied with by the Sellers prior to or as of the date hereof have been fully complied with and performed in all respects, as the case may be, as of the date hereof and all conditions precedent to the obligations of the Sellers under the Purchase Agreement have been satisfied or waived.

     D. The delivery of this Closing Certificate in no way diminishes the representations and warranties contained in the Purchase Agreement. Notwithstanding anything contained herein of the contrary, the Sellers' liability in connection with this Closing Certificate shall be governed and limited by the provisions of Section 10 of the Purchase Agreement.

     Any capitalized term used in this Closing Certificate which is not so defined, but which is defined in the Purchase Agreement, shall have the meaning ascribed to such term in the Purchase Agreement.

     IN WITNESS WHEREOF, the Sellers have executed this Closing Certificate this
     day of             , 1999.

                                        COLLABORATIVE CLINICAL RESEARCH, INC.

                                        By
                                        ----------------------------------------
                                          Jeffrey A. Green, President

                                        Attest:
                                        ----------------------------------------
                                            Richard J. Kasner
                                            Vice-President

                                        GFI PHARMACEUTICAL SERVICES, INC.

                                        By:
                                        ----------------------------------------
                                           Jeffrey A. Green, President

                                        Attest:
                                        ----------------------------------------
                                            Richard J. Kasmer
                                            Vice-President

                                        COLLABORATIVE HOLDINGS, INC.

                                        By:
                                        ----------------------------------------
                                           Jeffrey A. Green, President

                                        Attest:
                                        ----------------------------------------
                                            Richard J. Kasmer
                                            Vice-President

                                                      ("Sellers")

                                                                       EXHIBIT I

                ASSIGNMENT, DELEGATION AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT, DELEGATION AND ASSUMPTION AGREEMENT (the "Assignment and
Assumption") dated             , 1999 by and among COLLABORATIVE CLINICAL
RESEARCH, INC., an Ohio corporation, having its principal offices at 20600 Chagrin Boulevard, Suite 1050, Cleveland, Ohio 44122, GFI PHARMACEUTICAL SERVICES, INC., an Indiana corporation, with offices at 800 St. Mary's Drive, Evansville, Indiana 47714, and COLLABORATIVE HOLDINGS, INC., an Ohio corporation, with offices at 6963 Hillsdale Court, Bldg. 1, Indianapolis, Indiana 46250 (collectively referred to herein as the "Assignors"), and THE WEST COMPANY, INCORPORATED, a Pennsylvania corporation having its principal offices at 101 Gordon Drive, Lionville, Pennsylvania 19341 (the "Assignee").

                                   BACKGROUND

     A.  Assignors and Assignee have entered into an Asset Purchase Agreement
(the "Purchase Agreement") dated December   , 1998, providing for, among other
things, the sale, transfer, conveyance, assignment and delivery by Assignors to Assignee of certain of the assets of the Assignors (collectively, the "Acquired Assets") on the date hereof.

     B. In connection with the sale and purchase of the Acquired Assets pursuant to the Purchase Agreement, Assignors are to assign and delegate, and Assignee is to assume, certain specified contracts, of Assignors relating to the Assignors' business and operations to which the Acquired Assets pertain. Closing is being held on the date hereof under the Purchase Agreement.

     NOW, THEREFORE, pursuant to and in consideration of the Purchase Agreement and the mutual covenants and agreements set forth therein and herein, Assignors and Assignee, each intending to be legally bound, agree as follows:

     1. Assignment of Rights. Assignors hereby sell, transfer, convey, and assign to Assignee all of Assignors' right, title and interest in, to and under:

          a. all of the contracts of the Assignors referred to in Section 3.14 of the Purchase Agreement, which are more particularly described on
     Schedule 3.14 attached to the Purchase Agreement and made a part hereof (collectively, the "Contracts"); and

          b. all amounts owing and hereafter collected from or paid by customers or other persons with respect to the Contracts.

     2. Delegation of Duties. Assignors hereby delegate to Assignee all of Assignors' duties and liabilities under the Contracts to the extent assumed by Assignee hereunder.

     3. Assumption of Liabilities. In partial consideration for the sale of the Acquired Assets by Assignor pursuant to the Purchase Agreement, Assignee hereby undertakes and agrees to assume, discharge or perform as the case may be, all duties and liabilities of Assignor under the Contracts, but only to the extent such duties and liabilities arise or accrue after the date hereof, and do not arise or accrue as the result of any default, failure, or other act or omission of Assignor.

     4. Delivery of Contracts. All Contracts are situate at the Collaborative Premises (as defined in the Purchase Agreement) as of the date hereof.

     5. Assignment of Licenses; Etc. Assignor hereby assigns, sells, transfers and sets over to Assignee, to the extent permitted by their respective terms, all of Assignor's right, title and interest in, to and under all licenses, franchises, approvals, certificates, permits and authorizations of any federal, state or local government or regulatory body held by Assignor with respect to the operations and business of Assignor being transferred to Assignee, as listed on Schedule 3.11 attached to the Purchase Agreement and made a part hereof.

     6. Binding Effect. This Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     7. Governing Law. This Assignment and Assumption shall be governed by, and construed in accordance with, the domestic, internal laws of the Commonwealth of Pennsylvania without regard to its rules of conflict of laws.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers the day and year first above written.

                                          COLLABORATIVE CLINICAL RESEARCH, INC.

                                          By
                                          --------------------------------------
                                            Jeffrey A. Green,
                                            President

                                          Attest:
                                          --------------------------------------
                                              Richard J. Kasmer,
                                              Vice-President

                                          GFI PHARMACEUTICAL SERVICES, INC.

                                          By:
                                          --------------------------------------
                                            Jeffrey A. Green,
                                            President

                                          Attest:
                                          --------------------------------------
                                              Richard J. Kasmer,
                                              Vice-President

                                          COLLABORATIVE HOLDINGS, INC.

                                          By:
                                          --------------------------------------
                                            Jeffrey A. Green,
                                            President

                                          Attest:
                                          --------------------------------------
                                              Richard J. Kasmer,
                                              Vice-President

                                                      ("Assignors")

                                          THE WEST COMPANY, INCORPORATED

                                          By
                                          --------------------------------------
                                            Name:
                                            Title:

                                          Attest:
                                          --------------------------------------
                                              Name:
                                              Title:

                                                       ("Assignee")

                                                                       EXHIBIT J

                          BUYER'S CLOSING CERTIFICATE

     The undersigned, THE WEST COMPANY, INCORPORATED (the "Buyer"), does hereby, pursuant to Section 2.6(b)(v) of the Asset Purchase Agreement dated December 21, 1998 (the "Purchase Agreement") by and among COLLABORATIVE CLINICAL RESEARCH, INC., GFI PHARMACEUTICAL SERVICES INC., and COLLABORATIVE HOLDINGS, INC. (collectively referred to herein as the "Sellers"), and the Buyer, certifies to the Sellers as follows:

     1. All of the representations and warranties with respect to the Buyer contained in Section 4 of the Purchase Agreement were true, accurate, and complete when made and are true, accurate and complete in all respects on and as of the date hereof as if made on and as of this date, except as affected by Contemplated Transactions.

     2. All covenants, conditions and obligations under the Purchase Agreement which are to be performed or complied with by the Buyer prior to or as of the date hereof have been fully complied with and performed in all respects, as the case may be, as of the date hereof, and all conditions precedent to the obligations of the Buyer under the Purchase Agreement have been satisfied or waived.

     3. The delivery of this Closing Certificate in no way diminishes the representations and warranties contained in the Purchase Agreement. Notwithstanding anything contained herein of the contrary, the Buyer's liability in connection with this Closing Certificate shall be governed and limited by the provisions of Section 10 of the Purchase Agreement.

     Any capitalized term used in this Closing Certificate which is not so defined, but which is defined in the Purchase Agreement, shall have the meaning ascribed to such term in the Purchase Agreement.

     IN WITNESS WHEREOF, the Buyer has executed this Closing Certificate this
     day of           , 1999.

                                          THE WEST COMPANY, INCORPORATED

                                          By
                                          --------------------------------------
                                            Name:
                                            Title:

                                          Attest:
                                          --------------------------------------
                                              Name:
                                              Title:

                                                                     EXHIBIT "K"

                  To be agreed upon prior to the Closing Date.

                                                                       EXHIBIT L

                                           , 1999

Collaborative Clinical Research, Inc.
20600 Chagrin Boulevard, Suite 1050
Cleveland, Ohio 44122

Ladies and Gentlemen:

     The West Company, Incorporated ("West") and Collaborative Clinical Research, Inc. ("Collaborative") desire to enter into an Asset Purchase Agreement dated December 21, 1998 ("Agreement"), pursuant to which, subject to the terms and conditions set forth therein, West will purchase substantially all of the assets of Collaborative.

     West has required, as a condition to its execution and delivery to Collaborative of the Agreement, that the undersigned execute and deliver to West this Letter Agreement.

     In consideration of the foregoing, each of the undersigned hereby irrevocably:

          a. Agrees to be present (in person or by proxy) at all meetings of shareholders of Collaborative called to vote for approval of the Agreement so that all shares of common stock of Collaborative then owned by the undersigned will be counted for the purpose of determining the presence of a quorum at such meetings and to vote or cause to be voted all such shares in favor of approval and adoption of the Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of Collaborative);

          b. Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of Collaborative, to approve or adopt the Agreement;

          c. Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

                            ------------------------

     It is understood and agreed that the provisions of subparagraphs (a), (b) and (c), of this Letter Agreement relate solely to the capacity of the undersigned as a shareholder or other beneficial owner of shares of Collaborative common stock and is not in any way intended to affect the exercise by the undersigned of the undersigned's responsibilities as a director or officer of Collaborative. It is further understood and agreed that such subparagraphs of this Letter Agreement are not in any way intended to affect the exercise by the undersigned of any fiduciary responsibility which the undersigned may have in respect of any shares of Collaborative common stock held by the undersigned as of the date hereof.

                            ------------------------

     This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

                            ------------------------

     This Letter Agreement shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                            ------------------------

     This Agreement will be governed by and construed under the laws of the State of Ohio without regard to conflicts of laws principles.

                            ------------------------

     The undersigned intend to be legally bound hereby.

                                          Sincerely,

                                          --------------------------------------
                                                                   , Shareholder

                                                                     EXHIBIT "M"

     To be agreed upon prior to the Closing Date.

                                                                     EXHIBIT "N"

     To be agreed upon prior to the Closing Date.

                                                                      APPENDIX B

                                                     [MCDONALD INVESTMENTS LOGO]

                                                      MCDONALD INVESTMENTS INC.,
                                                         A KEYCORP COMPANY
                                                         800 SUPERIOR AVENUE
                                                         CLEVELAND, OHIO
44114-2603

                                                         TEL: 216 443-2300

December 21, 1998

PERSONAL & CONFIDENTIAL

The Board of Directors
Collaborative Clinical Research, Inc.
20600 Chagrin Boulevard, Suite 1050
Cleveland, Ohio 44122

Dear Members of the Board of Directors:

     You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be received by Collaborative Clinical Research, Inc. pursuant to the terms and subject to the conditions set forth in the Asset Purchase Agreement dated December 21, 1998 (the "Agreement") entered into by and among Collaborative Clinical Research, Inc., an Ohio corporation, and its subsidiaries GFI Pharmaceutical Services, Inc. and Collaborative Holdings, Inc. (collectively "Collaborative") or the "Company") and The West Company, Incorporated, a Pennsylvania corporation ("West"). As more fully described in the Agreement, Collaborative will sell substantially all of its assets relating to or used in its Clinical Business, as defined therein, and will receive from West cash consideration of $15 million, subject to adjustment as provided therein (the "Transaction").

     McDonald Investments Inc., A KeyCorp Company, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     In arriving at our opinion, we reviewed the Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Collaborative, In addition, we reviewed historical financial statements of Collaborative and certain financial forecasts and other data provided to us by the management of Collaborative. We examined certain publicly available business and financial information relating to the contract research organization industry, including various investment reports by securities analysts who follow the industry. We reviewed the financial terms of the Transaction in relation to, among other things: current and historical market prices and trading volumes of Collaborative Common Shares; historical and projected revenue and earnings of Collaborative, backlog information; and the capitalization and financial condition of Collaborative. We evaluated, to the extent publicly available, the financial terms of certain other similar transactions recently effected which we considered comparable to that set forth in the Agreement. We also analyzed certain publicly available information with respect to certain other contract research organizations that we believe to be comparable to Collaborative or the Clinical Business and the trading markets for certain of such other companies' securities. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

     In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided us or publicly available and have assumed and relied upon the representations and warranties made by Collaborative in the Agreement. We have not been engaged to, and have not independently attempted to, verify such information. We have not conducted an appraisal of the assets, properties, or facilities of Collaborative or the Clinical Business, nor have we been furnished with any such appraisal. We have not been asked to consider, and our opinion does not address, the relative merits of the Transaction as compared to any alternative business strategy that might exist for Collaborative or the Clinical Business.

     This opinion has been prepared for the use of the Board of Directors of Collaborative in its evaluation of the Transaction. The opinion may be included in a Proxy Statement (or other document given to the holders of Collaborative's Common Shares) upon McDonald's review and written consent. The opinion does not constitute a recommendation to any shareholder of Collaborative as to whether such shareholder should vote in favor of ratifying the Agreement. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by Collaborative pursuant to the Agreement is fair, from a financial point of view, to the Company.

                                          Very truly yours,

                                          McDONALD INVESTMENTS INC.

                                          By: /s/ JONATHAN O. CRANE
                                            ------------------------------------
                                          Its: Managing Director
                                            ------------------------------------

                                                                      APPENDIX C

                          OHIO REVISED CODE ANNOTATED
                    TITLE XVII. CORPORATIONS -- PARTNERSHIPS
                     CHAPTER 1701. GENERAL CORPORATION LAW
                            MERGER AND CONSOLIDATION

      1701.85 QUALIFICATIONS OF AND PROCEDURES FOR DISSENTING SHAREHOLDERS

     (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

     (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

     (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

     (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

     (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

     (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505 of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division
(D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

     (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

     (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

          (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

          (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

          (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

          (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

     (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

     (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                                                      APPENDIX D

                        FORM OF CERTIFICATE OF AMENDMENT
                                     TO THE
              FIFTH AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                     COLLABORATIVE CLINICAL RESEARCH, INC.

   PURSUANT TO SECTION 1701.69 AND SECTION 1701.73 OF THE GENERAL CORPORATION
                            LAW OF THE STATE OF OHIO

     The undersigned, Dr. Jeffrey A. Green and Thomas F. McKee certify that they are the President and Secretary, respectively, of Collaborative Clinical Research, Inc., a corporation organized and existing under the laws of the State of Ohio (the "Company"), and do hereby certify as follows:

          1. The name of the Company is Collaborative Clinical Research, Inc.

          2. This Certificate of Amendment was unanimously approved by the Board of Directors of the Company and thereafter duly adopted by the stockholders thereof, in accordance with the provisions of Section 1701.69 of the General Corporation Law of the State of Ohio.

          3. Article I of the Fifth Amended and Restated Article of Incorporation of the Company is hereby amended to read in its entirety as follows:

             ARTICLE I: The name of the Corporation is DataTRAK International, Inc.

     IN WITNESS WHEREOF, Collaborative Clinical Research, Inc. has caused this Certificate of Amendment to be signed by Dr. Jeffrey A. Green, its President, and attested by Thomas F. McKee, its Secretary, this 14th day of April, 1999.

                                          COLLABORATIVE CLINICAL RESEARCH, INC.

                                          Dr. Jeffrey A. Green

ATTEST:
Thomas F. McKee

                                                                      APPENDIX E

                                AMENDMENT NO. 2

                                     TO THE

                     COLLABORATIVE CLINICAL RESEARCH, INC.
         AMENDED AND RESTATED 1996 OUTSIDE DIRECTORS STOCK OPTION PLAN

     This Amendment No. 2 (the "Amendment") to the Collaborative Clinical Research, Inc. Amended and Restated 1996 Outside Directors Stock Option Plan is made this 17th day of September, 1998 by Collaborative Clinical Research, Inc. (the "Company").

                              W I T N E S S E T H

     WHEREAS, on September 20, 1996, the Company's shareholders approved and adopted the Collaborative Clinical Research, Inc. Amended and Restated 1996 Outside Directors Stock Option Plan, as amended on May 20, 1997 (the "Plan"); and

     WHEREAS, at a meeting held on September 17, 1998, the Company's Board of Directors deemed it necessary to amend certain provisions of the Plan in order to (i) increase the number of Common Shares subject to the Plan, (ii) modify the formula for automatic option grants, (iii) modify the vesting period of options granted and (iv) require the execution of written agreements for each option grant.

     NOW, THEREFORE, in consideration of the foregoing, the Plan is amended as follows:

     1. COMMON SHARES SUBJECT TO THE PLAN. Subject to shareholder approval, the second paragraph of Section 3 of the Plan is deleted in its entirety and the following paragraph is substituted in lieu thereof:

          "Subject to the provisions of the next succeeding paragraph of this
     Section 3, the aggregate number of Common Shares for which options may be granted under the Plan shall be One Hundred Seventy-five Thousand (175,000) Common Shares."

     2.  GRANT OF OPTIONS.

     (A) AUTOMATIC GRANTS. Section 4(a) of the Plan is deleted in its entirety and the following paragraph is substituted in lieu thereof:

          "Subject to the terms of the Plan (including without limitation the receipt of shareholder approval contemplated by Section 2 hereof), each eligible Director shall be granted a non-qualified stock option to purchase such number of Common Shares as follows:

             (i) Each Director who was an eligible Director on July 23, 1998 shall receive a non-qualified stock option to purchase Ten Thousand (10,000) Common Shares, and the price at which such Common Shares may be purchased shall be equal to the "fair market value" of such shares as of July 23, 1998; and

             (ii) Each eligible Director newly appointed or elected, or re-elected, to the Board of Directors after July 23, 1998 shall thereupon be granted a non-qualified stock option to purchase Ten Thousand (10,000) Common Shares; and

             (iii) On the first business day immediately following the date of each of the Company's regular meetings of shareholders at which Directors are elected, commencing with the meeting to be held in 1999, each eligible Director shall be granted a non-qualified stock option to purchase Two Thousand Five Hundred (2,500) Common Shares.

          Subject to the terms of the Plan, all such grants shall occur automatically without any further action by the Board of Directors. Each grant of options awarded hereunder shall also be subject to the terms and provisions of a written agreement as provided by Section 4(e) hereof."

     (B) VESTING OF OPTIONS. Section 4(d) of the Plan is deleted in its entirety and the following paragraph is substituted in lieu thereof:

          "Each eligible Director shall be entitled to exercise options granted under the Plan as follows:

             (i) With respect to options granted pursuant to paragraphs (i) or
        (ii) of Section 4(a) above, each such option shall become fully vested and exercisable as to 3,333 of the underlying Common Shares on the day following the first anniversary of the Date of Grant, 6,666 of the underlying Common Shares on the day following the second anniversary of the Date of Grant and 10,000 of the underlying Common Shares on the third anniversary of the Date of Grant; and

             (ii) With respect to options granted pursuant to paragraph (iii) of
        Section 4(a) above, each such option shall become fully vested and exercisable as to all of the underlying Common Shares on the day following the first anniversary of the Date of Grant."

     (C) WRITTEN AGREEMENT.  The following Section 4(e) is inserted beneath
Section 4(d) of the Plan as follows:

          "E. WRITTEN AGREEMENT. Upon each grant of an option under the Plan, each eligible Director shall enter into a written agreement with the Company, a form of which is attached hereto as Exhibit A. The execution of such written agreement shall be a condition to the receipt of such option."

     IN WITNESS WHEREOF, Collaborative Clinical Research, Inc., by its appropriate officers duly authorized, has executed this Amendment No. 2 as of the 17th day of September, 1998.

                                          COLLABORATIVE CLINICAL RESEARCH, INC.

                                          By:
                                            ------------------------------------
                                            Jeffrey A. Green, Pharm.D., FCP,
                                            President and Chief Executive
                                              Officer

                                          By:
                                            ------------------------------------
                                            Terry C. Black
                                            Vice President of Finance and Chief
                                              Financial Officer

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

                        COLLABORATIVE CLINICAL RESEARCH, INC.
                               PROXY FOR COMMON SHARES
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
          THE COMPANY FOR THE SPECIAL MEETING OF SHAREHOLDERS ON
                                APRIL 14, 1999.
    P    The undersigned hereby (i) appoints Dr. Jeffrey A. Green and Terry
    R    C. Black, and each of them, his true and lawful agents and Proxy
    O    holders with full power of substitution in each to appear and vote
    X    all of the Common Shares of Collaborative Clinical Research, Inc.
    Y that the undersigned will be entitled to vote at the Special Meeting of Shareholders of Collaborative Clinical Research, Inc. to be held at The National City Bank Auditorium, Fourth Floor, Atrium Building, 1900 East Ninth Street, Cleveland, Ohio on Wednesday, April 14, 1999, and at any adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all of the Common Shares of the Company represented by this Proxy as follows.

         (1) Approval and adoption of the Asset Purchase Agreement, dated December 21, 1998, among the Company, DataTRAK, Inc., GFI Pharmaceutical Services, Inc., Collaborative Holdings, Inc. and The West Company, Incorporated, and the related transactions contemplated therein.

                  [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

         (2) Approval and adoption of the Certificate of Amendment to the Company's Fifth Amended and Restated Articles of Incorporation to change the name of the Company from Collaborative Clinical Research, Inc. to DataTRAK International, Inc.

                  [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

                                                (To be signed on other side)



      PROXY NO.                                                       SHARES
                           (Continued from other side.)

         (3) Approval and adoption of Amendment No. 2 to the Company's Amended and Restated 1996 Outside Directors Stock Option Plan, as amended.

                  [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

         (4) In their discretion to act on any other matters that may properly come before the meeting.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED IN THE SPACES ABOVE. TO THE EXTENT THAT NO DIRECTIONS ARE GIVEN FOR PROPOSALS 1, 2 OR 3, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 OR 3. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS THEREOF.

         You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. The Proxy holders cannot vote your shares unless you sign and return this card.

                                             Please date, sign and return
                                             promptly in the accompanying
                                             envelope.

                                             DATE________________________

                                             SIGNATURE(S)________________

                                             SIGNATURE(S)________________

                                             NOTE: Please sign exactly as
                                                   name appears hereon.
                                                   Joint owners should each
                                                   sign. When signing as
                                                   attorney, executor,
                                                   administrator, trustee or
                                                   guardian, please give
                                                   full title as such.